ASSET PURCHASE AND SALE AGREEMENT

INDO-PACIFIC RESOURCES (JAVA) LTD.

- and -

CAMAR RESOURCES CANADA INC.

November 26, 2004

558511.v8

ASSET PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made as of November 26, 2004.

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD., a body corporate incorporated under the laws of Barbados (the "Vendor")

- and -

CAMAR RESOURCES CANADA INC., a body corporate incorporated under the laws of the Province of Alberta, Canada (the "Purchaser")

WITNESSES that for good consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.01 **Definitions.** In this Agreement, this section and the Schedules, unless otherwise defined or the context so requires:

"Advance Payment" means $1,500,000;

"Advance Payment Agreement" means that certain Advance Payment Security Agreement dated 19th November 2003, as subsequently amended by the Amendment to Advance Payment Security Agreement dated 26th January 2004, between the Vendor and Medco International Ventures Limited, upon the terms and conditions of which the Advance Payment was made to the Vendor and which agreement, together with the guarantees thereunder, have been assigned to the Purchaser by Medco International Ventures Limited as of the date hereof;

"Affiliate" means any Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, a Party. For greater certainty, but without limiting the generality of the foregoing, Fortune is an Affiliate of the Vendor for the purposes of this Agreement;

"Agreement" means the main body of this Agreement together with all Schedules and attachments hereto;

"Assets" means an undivided 70% interest in, collectively, the PSC Rights, and the Miscellaneous Interests;

"Bawean PSC" means that certain Bawean Block Production Sharing Contract dated February 12, 1981, as amended and/or novated from time to time;

"Business Day" means a day other than a Saturday, Sunday or statutory holiday in the Republic of Indonesia or the Province of Alberta, Canada;

"Close" means to close the Transaction on the basis contemplated herein;

"Closing" means the closing of the Transaction on the basis provided for herein;

"Closing Date" means the date first above written;

"Consent" means the written consent of each of BPMigas and the Government of the Republic of Indonesia to this Agreement in a form, and subject to such conditions as are acceptable to each of the Parties, acting reasonably, and in particular, but without limiting the generality of the foregoing, consenting to the inclusion of the Purchaser as a party to the Bawean PSC upon the terms and conditions contained herein;

"Control" means, in the context of a relationship between two (2) or more Persons, control in any manner that results in control in fact, whether through the ownership or control of voting shares, interests or trusts, representation on the board of directors or other governing body or otherwise;

"Dilution and Carried Interest Agreement" means the Dilution and Carried Interest Agreement regarding the Bawean PSC required to be entered into between the Parties concurrently with this Agreement and substantially in the form attached in Schedule "E";

"Dollar" or **"$"** means dollars of the lawful currency of the United States of America;

"Effective Date" means the date on which the payment of the Purchase Price is made pursuant to Section 2.02(c);

"Enterprise" means Enterprise Trading Limited, a body corporate incorporated under the laws of Gibraltar;

"Enterprise Judgment" means a final non-appealable judgment of any Court of competent jurisdiction entered in favour of Enterprise, or any Affiliate, successor or assignee of Enterprise against the Purchaser or any Affiliate of the Purchaser, as a result of, or consequent upon the Enterprise Litigation;

"Enterprise Litigation" means the court case involving Enterprise, Fortune and the Purchaser pending on the Execution Date before the United States District Court for the Southern District of New York - 02 Civ. 7666 (LBS) before Judge Leonard B Sand, and any appeal or interlocutory proceedings derived therefrom;

"Environment" means the components of the earth and includes:

(i) air, land and water;

(ii) all layers of the atmosphere;

(iii) all organic and inorganic matter and living organisms; and

(iv) the interacting natural systems that include components referred to in sections (i) to (iii) of this definition;

"Environmental Damages" means any and all loss, injury, death, damage or other event of any kind whatsoever, and howsoever or whenever occurring, to or in relation to the Environment (including but not limited to any loss or damage to real or personal property) in respect of which any liability or obligation has accrued or may in the future accrue to the Vendor, its Affiliates, Subsidiaries, any predecessor to the Vendor or its Affiliates or Subsidiaries, the Purchaser, any successor to the Purchaser, or any of them, to incur any remediation, reclamation, clean-up or other expenses, or to compensate any Person or the estate of any individual, whether by reason of any equitable, common law, statutory or civil liability or obligation or remedy available, whether applicable by reason of the ownership of Assets or responsibility for any operations conducted on or in respect thereof at any time in the past, present or future, and whether or not resulting from negligence, nuisance or otherwise, which loss, injury or damages shall include but not be limited to all damages, awards, expenses and costs (including legal costs on a solicitor and his or her own client basis) incurred in any way relating to such matters, and which loss shall be net of any insurance proceeds paid in reduction thereof;

"Fortune" means Fortune Oil and Gas Inc., a body corporate incorporated under the laws of Nevada;

"General Conveyance" means a general conveyance of the Assets by the Vendor to the Purchaser to be substantially in the form attached as Schedule "C";

"Government Authority" means any federal, provincial, regional, municipal or local government or any department, agency, board, tribunal, court or other authority thereof, or other political subdivision thereof, and includes any individual or other Person having, or purporting to have, the right to exercise executive, legislative, judicial, regulatory or administrative functions thereunder or pursuant thereto over the Parties or the Assets;

"Indemnity Period" means a period of three years from the Closing Date;

"Joint Operating Agreement" means the Joint Operating Agreement regarding the Bawean PSC required to be entered into between the Parties concurrently with this Agreement and substantially in the form attached in Schedule "D";

"Losses and Liabilities" means, in relation to a Party, all losses, costs, damages and expenses which that Party suffers, sustains or incurs, including but not limited to legal fees and disbursements, less any insurance proceeds paid in reduction thereof;

"Miscellaneous Interests" means, collectively, all of the right, title, estate and interest of the Vendor in and to all property, assets and rights (other than the PSC Rights) pertaining to the PSC Rights and to which the Vendor is entitled as at the Closing Date, including, but without limiting the generality of the foregoing, the entire interest of the Vendor in and to all contracts, agreements, documents and records and all seismic, geological, geophysical and engineering data, information and reports relating specifically to the PSC Rights and any and all rights in relation thereto, and including the South Camar Unitization and Unit Operating Agreement, and the First Amendment thereto, copies which are attached as Schedules A-3 and A-4;

"Notice" has the meaning ascribed thereto in Section 12.02;

"Party" or **"Parties"** means a party or parties signatory to and bound by this Agreement;

"Permitted Encumbrances" means, in respect of the Assets:

(a) all obligations, carried interests, royalties, burdens, charges or other encumbrances arising out of the documents set forth in Schedule "A" and royalties and related obligations to the Government of the Republic of Indonesia;

(b) the terms and conditions of the Bawean PSC, including, without limitation, the requirement to pay any rentals or royalties pursuant thereto;

(c) any rights reserved to or vested in any Government Authority by the terms of the Bawean PSC applicable thereto to terminate or otherwise deal therewith in the manner prescribed therein;

(d) the Regulations and any rights reserved to or vested in any Government Authority to control or regulate any of the Assets in any manner or that otherwise pertain thereto;

(e) undetermined or inchoate liens incurred or created as security in favour of any Person with respect to the exploration, development, operation, production, processing, treating, transmission or storage of Petroleum Substances or other Assets, to the extent of the Vendor's share of the costs and expenses associated therewith, and to the extent not due and payable or delinquent as at the applicable time;

(f) the reservations, limitations, provisos and conditions in the Bawean PSC or any statutory exceptions to title thereto;

"Person" means an individual, corporation or other legal entity, a partnership or trust, and includes any Government Authority;

"Petroleum Substances" means petroleum, natural gas and all other substances produced in association therewith, whether hydrocarbon or not;

"Prime Rate" means an annual rate of interest equal to the floating annual rate of interest from time to time set by the National Bank of Canada as the prime base rate used by it to determine rates of interest charged on Canadian dollar commercial loans to customers in Canada, being the rate from time to time designated as such by the said Bank in Calgary, Alberta;

"PSC Rights" means all rights conferred upon, or vested in, the Vendor by and under the Bawean PSC, whether direct, indirect or howsoever arising, established or vested and including all rights in and to the Tangible Assets contained therein;

"Purchase Price" means $10,500,000;

"Purchaser's Counsel" means Macleod Dixon LLP;

"Regulations" means all statutes, regulations, guidelines, ordinances, orders (including court orders), orders of administrative or subsidiary governmental authorities having statutory powers, directives, approvals, licences, permits, agreements, authorities or other such instruments issued by any Government Authority, or stock exchange, in each case having or purporting to have jurisdiction in respect of any of the Parties, the Assets or any of them, or the operations conducted or to be conducted on or in respect thereof or in relation thereto;

"Subsidiary" means any corporation, partnership or other entity in which the Vendor has a share or other ownership interest but is not an Affiliate;

"Tangible Assets" means those corporeal assets in respect of which the Vendor has unencumbered use in relation to the Bawean PSC, including without limitation those assets set out in Schedule "B" to this Agreement;

"Tax Principal" means the amount assessed by the tax authorities of the Government of the Republic of Indonesia as being due and owing by the Vendor for the period up to and including the Closing Date, excluding interest and penalties thereon, which amount is which amount is 24,143,195,652 Indonesian Rupiah;

"Third Person" means a Person other than a Party or an Affiliate thereof;

"Title and Operating Documents" means all documents set forth in Schedule "A";

"Title Opinion" means an opinion in a form acceptable to the Purchaser, acting reasonably, as to the Vendor's title in respect of the Bawean PSC, prepared by Vendor's Counsel, addressed to Purchaser, and dated as of the Closing Date, which opinion shall be limited the absence, to Vendor's Counsel's knowledge, of any liens or encumbrances on the Bawean PSC, including without limitation, arising from the Enterprise Litigation;

"Trade Debts" means the trade debts of the Purchaser incurred prior to April 5, 2004 in respect of the Bawean PSC, excluding the Tax Principal, but including interest and penalties accrued for non-payment of the Tax Principal;

"Trade Debt Settlement Account" means the joint account established by the Parties pursuant to Section 4.01;

"Transaction" means the transaction or transactions provided for in, and contemplated by, this Agreement, and includes the delivery of beneficial, and to the extent held by the Vendor legal, ownership of the Assets from the Vendor to the Purchaser and completion of all matters which are required to be completed concurrently therewith;

"Transaction Taxes" means, without limitation, any sales or value added taxes, stamp duties, registration fees and levies, and any like taxes or payments in the nature of taxes, for which the Purchaser may be liable whether before, on, or after the Closing Date, where such liability arises from or out of transfer of the Assets, payment of the Purchase Price (inclusive of the Advance Payment) or any act or omission of either or both Parties or of any Third Person, in relation to the completion of the Transaction;

"Vendor's Counsel" means Reed Smith LLP.

1.02 Definitions in Articles. Capitalized words and phrases defined in a particular section shall have that meaning in that section and the remainder of the Article in which that section appears.

1.03 Schedules. The following Schedules are attached to and form part of this Agreement in the context to which they are referred:

(a) Schedule "A" - the Title and Operating Documents;

(b) Schedule "B" – Tangible Assets;

(c) Schedule "C" - General Conveyance;

(d) Schedule "D" – Joint Operating Agreement;

(e) Schedule "E" - Dilution and Carried Interest Agreement; and

(f) Schedule "F" - Financial Commitments.

1.04 Additional Interpretation Rules. Unless a contrary intention appears in context, or express provisions of this Agreement provide otherwise:

(a) the inclusion of headings and a table of contents herein are for convenience of reference only and are not to be considered or taken into

account in construing the provisions of this Agreement, or to in any way qualify, modify or explain the effect of any such provisions;

(b) references to an Article, section, or Schedule are references to an Article, section, or Schedule, as the case may be, of this Agreement;

(c) references herein to an enactment, statute or similar legislative instrument shall include all amendments thereto and replacements therefor in whole or in part, and all regulations or other subordinate legislation issued, promulgated or otherwise in effect pursuant thereto, from time to time, whether or not so stated herein;

(d) words importing the singular shall include the plural and vice versa, and words importing a particular gender shall include all genders;

(e) all monetary amounts expressed herein are in Dollars, unless otherwise specified;

(f) capitalized words and phrases used herein which are derivatives of words or phrases otherwise defined herein shall have a corresponding meaning;

(g) where a period of time is specified, dated or calculated from a date or event, such period shall, unless otherwise stated herein, be calculated excluding such date or the date on which such event occurs, as the case may be;

(h) time shall in all respects be of the essence hereof;

(i) the rule of contractual interpretation known as "contra proferentem" shall not apply in the interpretation or construction of this Agreement, and in this regard, the authorship of this Agreement or any portion hereof shall be irrelevant for any and all purposes; and

(j) words such as "hereof", "herein" or "hereunder" shall mean of, in or under this Agreement and not the specific section in which the reference occurs, unless expressly otherwise noted.

1.05 <u>**Conflicts.**</u> Whenever any term or condition, whether express or implied, of any Schedule attached hereto conflicts with or is at variance with any term or condition of the main body of this Agreement, then, as between the Parties, the latter shall prevail to the extent of the conflict or variance.

1.06 <u>**Severability**</u>. The provisions of this Agreement are not severable.

1.07 <u>**Knowledge**</u>. Wherever in this Agreement a representation or warranty is stated to be limited to the knowledge or awareness of the Vendor, such knowledge or awareness shall in all respects be limited to the actual knowledge of David Nunn and James Wensveen in respect of which the representation and warranty is made acting within the

scope of their responsibilities and without special enquiry, and of no other Persons whomsoever.

ARTICLE 2
CONDITIONS SUBSEQUENT

2.01 Conditions Subsequent.

(a) The following are conditions subsequent to the continued validity of this Agreement:

(i) that the Consent shall have been obtained; and

(ii) that the written approval of both the Board of Directors and Board of Commissioners of PT. Medco Energi Internasional Tbk for the Transaction shall have been obtained.

(b) Once all the conditions subsequent set forth in Section 2.01(a) have been fulfilled, each of the Parties shall, by Notice to the other with a copy to the Purchaser's Counsel, acknowledge and confirm such fulfillment. The Notice given by the Vendor shall additionally contain wiring instructions sufficient to enable payment of the Purchase Price to be effected pursuant to Section 3.02.

(c) If each Party has not on or before 4.00 p.m., Calgary time on December 17, 2004, (or such later time and date as the Parties may in writing agree, provided such agreement is reached on or before 4.00 p.m., Calgary time on December 15, 2004), received a Notice from the other pursuant to Section 2.01(b), then this Agreement and the General Conveyance shall terminate forthwith.

(d) Prior to the Effective Date this Agreement may be terminated by either party if a Governmental Authority has issued a non-appealable order, decree, ruling, judgment, injunction, award, rule regulation or other requirement or enacted any law, statute, code or ordinance or taken any other action which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

(e) Prior to the Effective Date, this Agreement may be terminated by a party if any representation or warranty provided by the other party was not true in any material respect on the Closing Date.

(f) The provisions of ARTICLE 9 and ARTICLE 12 shall survive any termination of this Agreement.

2.02 Escrow.

(a) All documents tabled by the respective Parties in satisfaction of their obligations to Close shall be deemed to be held in escrow at Closing until the Effective Date, at which time such documents shall be released from escrow, shall be delivered to the Party or Third Person entitled thereto or the addressees thereof and shall apply in accordance with their respective terms.

(b) Within seven (7) Business Days after the Closing date, the Purchase Price (net of the Advance Payment) shall be paid by the Purchaser to the Purchaser's Counsel to hold in escrow.

(c) Upon receipt by the Purchaser's Counsel of Notices from both Parties pursuant to Section 2.01(b), Purchaser's Counsel shall pay the Purchase Price to the Vendor on behalf of the Purchaser in accordance with the provisions of Section 3.02.

(d) If Notices from both Parties pursuant to Section 2.01(b) have not been received by the Purchaser's Counsel by the time and on the date set forth in Section 2.01(c), Purchaser's Counsel shall pay the Purchase Price back to the Purchaser.

(e) Purchaser's Counsel shall pay to the Purchaser any remaining balance of funds after the payments contemplated by Section 2.02(c) or 2.02(d), as applicable, have been disbursed and all costs and expenses associated therewith have been deducted.

(f) The Parties hereby irrevocably and jointly instruct the Purchaser's Counsel to effect payment of the Purchase Price pursuant to Section 2.02.

ARTICLE 3
PURCHASE AND SALE

3.01 Purchase and Sale. Subject to and in accordance with the terms and conditions of this Agreement, the Vendor hereby agrees to sell, assign, transfer and convey to the Purchaser, and the Purchaser hereby agrees to purchase, receive and accept from the Vendor, the Assets, the Purchaser to have and to hold the same together with all obligations, benefits and advantages applicable thereto or to be derived therefrom, absolutely, subject only to the Permitted Encumbrances.

3.02 Purchase Price. The Parties record and acknowledge that pursuant to the terms of the Advance Payment Agreement, the Vendor has received the Advance Payment in full. The Purchase Price, after deduction of the Advance Payment, shall be paid pursuant to Section 2.022.02(c), via wire transfer or such other method as the Vendor and the Purchaser may agree, as follows:

(a) by payment of an amount of $1,000,000 to Vendor's Counsel on behalf of Vendor, which amount shall be transferred to the joint operating account for the credit of the Vendor when such account is established pursuant to the Joint Operating Agreement;

(b) by payment of an amount of $4,500,000 into the Trade Debt Settlement Account pursuant to ARTICLE 4; and

(c) by payment of an amount of $3,500,000 to the Vendor's Counsel on behalf of the Vendor.

3.03 Allocation. The Purchase Price shall be allocated among the Assets as follows:

(i)	the Miscellaneous Interests:	$	1.00
(ii)	the PSC Rights	$	$10,499,999.00

3.04 Transaction Taxes. The Vendor shall be liable for, and shall pay, all Transaction taxes in relation to the Transaction. In the event that the Purchaser is assessed or otherwise instructed to pay any Transaction Tax by a Government Authority, the Purchaser shall:

(a) in its sole discretion be entitled to effect such payment;

(b) not be obliged to contest or otherwise dispute or delay such payment; and

(c) in the event any such payment is made, be entitled to reimbursement in full from the Vendor forthwith upon first written demand.

ARTICLE 4
SETTLEMENT OF CERTAIN LIABILITIES

4.01 Trade Debt Settlement Account. On or before the Effective Date, the Parties shall establish a separate joint bank account (the "Trade Debt Settlement Account") into which the Purchaser shall pay that portion of the Purchase Price set forth in section 3.02(b). All instructions on the Trade Debt Settlement Account and payments therefrom shall require the signature of a duly authorized signatory of each party. The costs and expenses of establishing and maintaining the Trade Debt Settlement Account shall be paid from the Trade Debt Settlement Account.

4.02 Settlement of Trade Debts. The Trade Debts shall be settled and discharged as follows:

(a) With regard to all Trade Debts under $750,000:

(i) the Purchaser or its approved nominees shall negotiate with the creditors to whom such Trade Debts are owed in order to compromise and settle such Trade Debts;

(ii) the Purchaser shall involve the Vendor or its nominee in all such negotiations;

(iii) if the Vendor does not, within fourteen days after being requested by the Purchaser to do so, approve any payment proposed to be made by the Purchaser, then the Vendor shall have a further period of fourteen days within which to negotiate settlement of the Trade Debt in question for a lesser amount than that proposed by the Purchaser. If the Vendor does not obtain a settlement of the Trade Debt in question for a lesser amount within such time, the Purchaser shall be entitled to discharge such Trade Debt by effecting payment from the Trade Debt Settlement Account in the amount originally negotiated without approval by the Vendor. If the Vendor does obtain a settlement of the Trade Debt in question for a lesser amount within such time, the Vendor shall be entitled to discharge such Trade Debt by effecting payment from the Trade Debt Settlement Account in such lesser amount without approval by the Purchaser.

(b) With regard to all Trade Debts of $750,000 or more:

(i) the Vendor shall negotiate with the creditors to whom such Trade Debts are owed in order to compromise and settle such Trade Debts;

(ii) if the Vendor is unable to compromise and settle such Trade Debts within ninety (90) days of the Effective Date, the Purchaser or its approved nominees shall negotiate with the creditors to whom such Trade Debts are owed in order to compromise and settle such Trade Debts;

(iii) if, under Section 4.02(b)(i) or (ii), a Party (the "Non-Requesting Party") does not, within fourteen days after being requested by the other Party (the "Requesting Party") to do so, approve any payment proposed to be made by Requesting Party, then the Non-Requesting Party shall have a further period of fourteen days within which to negotiate settlement of the Trade Debt in question for a lesser amount than that proposed by the Requesting Party. If the Non-Requesting Party does not obtain a settlement of the Trade Debt in question for a lesser amount within such time, the Requesting Party shall be entitled to discharge such Trade Debt by effecting payment from the Trade Debt Settlement Account in the amount originally negotiated without approval by the Non-Requesting Party. If the Non-Requesting Party does obtain a settlement of the Trade Debt in question for a lesser amount within such time, the Non-Requesting Party shall be entitled to discharge

such Trade Debt by effecting payment from the Trade Debt Settlement Account without approval by the Requesting Party.

(c) In the event that after all amounts have been expended from the Trade Debt Settlement Account, any Trade Debts remain unpaid, the Purchaser shall fund the payment of any additional settlements of such outstanding Trade Debts and the Vendor shall reimburse to the Purchaser all amounts so paid in accordance with the provisions of Section 4.05.

(d) Any balance remaining in the Trade Debt Settlement Account after all Trade Debts have been finally settled and discharged and any amount payable therefrom pursuant to Section 4.03(b) has been paid, shall be remitted to the Vendor.

(e) Neither Party may use a nominee to perform obligations under this Section 4.02 unless such nominee is approved by the other Party, such approval not to be unreasonably withheld. Any Party using a nominee to perform its obligations shall be solely responsible for paying all costs of such usage, including without limitation all fees, commissions and other like expenses of the nominee ("Nominee Costs"). For greater certainty, the Parties agree that no Nominee Costs shall be payable from or out of the Trade Debt Settlement Account. Nominee Costs shall be subject to the approval of both Parties, acting reasonably.

(f) The Parties acknowledge and agree that the Trade Debts should be settled at a substantial discount and that such settlements may include extended payment terms.

(g) For the purposes of this Section 4.02, unless otherwise determined by the parties, an amount shall be a "lesser amount" if the net present value thereof, determined in accordance with Canadian GAAP is less than the net present value of the amount originally negotiated, determined on the same basis.

(h) Whenever, pursuant to this Section 4.02, any payment can be made without approval of a party ("Non-approving Party"), the Non-approving Party shall procure that one of it's authorized signatories will, forthwith when requested by the other party, approve the disbursement of such payment from the Trade Debt Settlement Account and shall sign all such documents and do all such things as may be required to effect payment therefrom.

4.03 Payment of VAT Principal. As soon as is reasonably possible after the Effective Date, the Purchaser or its nominee shall, on behalf of the Vendor, pay the VAT Principal to the tax authorities of the Government of the Republic of Indonesia. The Vendor shall, within six months after disbursement of the Tax Principal by the Purchaser, reimburse the

Purchaser the amount thereof in full together with interest thereon at a rate of 1.5% per month from date of disbursement to date of repayment, less:

(a) any refunds from the Government of the Republic of Indonesia on account of the payment of the VAT Principal which the Parties agree to pay and to cause their Affiliates to pay to the Purchaser; and

(b) any proceeds from the Trade Debt Settlement Account, which shall be remitted to the Purchaser six months after disbursement of the Tax Principal by the Purchaser to the extent there exists a shortfall in the reimbursement of the Purchaser for its VAT Principal payment, provided that all Trade Debts have been finally settled and discharged at that time.

4.04 Enterprise Judgment. In the event that an Enterprise Judgment is entered against the Vendor and not paid in full within fourteen days thereof, the Purchaser may in its sole discretion elect to pay same, up to an amount not exceeding $2,550,000 in principal, plus any interest awarded thereon. The Vendor shall reimburse to the Purchaser the amount so paid in accordance with the provisions of Section 4.05.

4.05 Recovery of Payments. All amounts payable by the Vendor to the Purchaser pursuant to Sections 4.02(c) and 4.04 and any shortfall in the obligation of the Vendor pursuant to Section 4.03 shall be deemed to be amounts owed to the Purchaser by the Vendor pursuant to Article 3 of the Dilution and Carried Interest Agreement and save only to the extent provided herein, payment thereof by the Vendor shall be governed in all respects by the provisions of the Dilution and Carried Interest Agreement.

ARTICLE 5
CLOSING

5.01 Closing. The Transaction shall Close upon last signature of this Agreement.

5.02 Repayment of Advance Amount.

(a) In the event that, after Closing, this Agreement is terminated prior to the Effective Date, then for the purposes of the Advance Payment Agreement, such termination shall constitute a failure by the Parties to enter into this Agreement and shall therefore entitle the Purchaser to recover the Advance Amount, plus interest on the Advance Payment at the Prime Rate from and including the date of each advance until but excluding the payment date, in accordance with the terms and conditions of the Advance Payment Agreement.

(b) On the Effective Date, the Parties agree that their respective obligations under the Advance Payment Agreement shall be deemed to have been satisfied in full, that no further obligations or liabilities shall arise thereunder, and that Purchaser shall be deemed to have released all of the security interests granted to it thereunder, and the Guarantee from Fortune in favour of the Purchaser dated November 19, 2003 and the Guarantee

from Indo-Pacific Oil and Gas Inc. in favour of the Purchaser dated November 19, 2003 shall both be deemed to be terminated.

5.03 **Vendor's Covenants**. Subject to the terms and conditions hereof, the Vendor shall:

(a) on or before Closing, deliver to the Purchaser such agreements and documents in its possession that are material to the Assets, or copies thereof; and

(b) co-operate with the Purchaser in obtaining an original signed Consent.

5.04 **Purchaser's Covenants.** Subject to the terms and conditions hereof the Purchaser shall obtain an original signed Consent.

5.05 **Vendor's Closing Conditions.** The obligation of the Vendor to Close is subject to and conditional upon the satisfaction, on or before the Closing Date, of the following conditions precedent:

(a) the Purchaser having caused to be delivered to the Vendor an opinion of Purchaser's Counsel, in form and content acceptable to the Vendor, acting reasonably, addressing those matters referred to in sections 7.01(a), 7.01(b), 7.01(c) and 7.01(d); and

(b) the Purchaser having executed the Joint Operating Agreement and Dilution and Carried Interest Agreement.

5.06 **Vendor's Benefit and Waiver.** The conditions set forth in Section 5.05 are for the sole benefit of the Vendor and may, without prejudice to any of the rights of the Vendor hereunder, be waived by it in writing, in whole or in part, at any time. If any of the conditions precedent set forth in Section 5.05 are not satisfied or complied with by the Purchaser, and have not been waived by the Vendor, on or prior to the Closing Date, or any other date specified for the satisfaction thereof, the Vendor shall be entitled to terminate this Agreement, by Notice to the Purchaser.

5.07 **Purchaser's Closing Conditions.** The obligation of the Purchaser to Close is subject to the satisfaction, on or before the Closing Date, of the following conditions precedent:

(a) the Vendor having provided to the Purchaser the General Conveyance and such transfers, assignments, consents (other than the Consent), notices and other documents as are necessary to transfer the Assets to the Purchaser, duly executed by the Vendor;

(b) the Vendor having caused to be delivered to the Purchaser an opinion of either the Vendor's Counsel or the Vendor's Barbados counsel, as the case may be, in form and content acceptable to the Purchaser, acting

reasonably, addressing those matters referred to in Sections 6.01(a), 6.01(b), 6.01(c), 6.01(d), 6.01(e);

(c) the Vendor having caused to be delivered to the Purchaser, the Title Opinion; and

(d) the Vendor having validly executed the Joint Operating Agreement and the Dilution and Carried Interest Agreement.

5.08 Purchaser's Benefit and Waiver. The conditions set forth in Section 5.07 are for the sole benefit of the Purchaser and may, without prejudice to any of the rights of the Purchaser hereunder, be waived by it in writing, in whole or in part, at any time. If any of the conditions precedent set forth in Section 5.07 are not satisfied or complied with by the Vendor, and have not been waived by the Purchaser, on or prior to the Closing Date, the Purchaser shall be entitled to rescind and terminate this Agreement, by Notice to the Vendor.

5.09 Satisfaction of Conditions. Each Party covenants and agrees with the other Party that it shall use all commercially reasonable efforts to ensure that all of the covenants made by it, and all conditions to its obligations to Close contained herein, are satisfied on or before the time required therefor to enable Closing to occur on the Closing Date on the basis set forth herein or contemplated hereby.

5.10 Bids. In no circumstances shall the Purchaser be entitled to, nor shall the records and files of the Vendor or any of them provided to the Purchaser on or after Closing, contain any information, data or material regarding any bids received or receivable by the Vendor from any Third Persons pertaining to the assets of the Vendor, or prepared by the Vendor, its Affiliates and their advisors with respect thereto, and if any such information is inadvertently disclosed to or made available to the Purchaser or any of its representatives, such information shall be forthwith returned to the Vendor or as the applicable Party directs without any copies, notes or notations being made by any Person in respect thereof.

ARTICLE 6
VENDOR'S REPRESENTATIONS

6.01 Representations and Warranties. The Vendor hereby represents and warrants to the Purchaser, as of the Closing Date, or such other date as is specifically referred to in this Section 6.01, acknowledging that the Purchaser is relying upon the same in entering into this Agreement, that:

(a) Authority - the Vendor has all requisite capacity, power and authority to enter into this Agreement and to perform all of its obligations under this Agreement;

(b) Approvals – all approvals of all Government Authorities necessary in order fully to complete and implement the Transaction (other than the Consent) have been validly obtained;

(c) Organization of Vendor - the Vendor is duly organized and validly existing under its governing jurisdiction and duly registered and qualified to carry on business and hold title to its property in all jurisdictions in which such registration or qualification is required;

(d) Execution of Agreements - the execution and delivery of this Agreement and each and every other agreement, instrument or document to be executed and delivered hereunder or pursuant hereto, and the consummation of the Transaction (assuming delivery of the Consent by BP Migas), do not and will not:

(i) result in the breach of or violate any term or provision of the Vendor's constating or other corporate governance documents;

(ii) conflict with, result in a breach of, or constitute a default under any agreement, instrument, licence, permit or authority to which the Vendor is a party or by which it is bound, or to which any Asset is subject, or result in the creation of any new lien, charge, or encumbrance upon any Asset under any such agreement, instrument, license, permit or authority other than the Permitted Encumbrances; or

(iii) violate any Regulations applicable to the Bawean PSC, the Vendor or the Assets;

(e) Binding Obligation - this Agreement has been, and all closing documents when executed by the Vendor will be upon Closing, and other agreements, instruments, certificates or other documents executed pursuant hereto after Closing will be, duly executed and delivered by the Vendor, and shall constitute legal, valid and binding obligations of the Vendor, enforceable against it in accordance with their respective terms, but such enforceability is subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar Regulations affecting creditors' rights generally, and the inherent jurisdiction of the courts to exercise discretion in the awarding or application of discretionary remedies or defenses to causes of action;

(f) Brokers' Fees – Other than as disclosed to and agreed by the Purchaser or its Affiliates in writing, the Vendor shall have no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the Transaction for which the Purchaser shall have any obligation or liability;

(g) Title to Assets - the Vendor warrants to the Purchaser that:

(i) the Vendor owns the Assets;

(ii) the Vendor and BP Migas are the sole holders of all the substantive rights and obligations in and to the Assets;

(iii) the Vendor has done no act or thing whereby any of the Vendor's interest in and to the Assets may be cancelled;

(iv) the Vendor has not encumbered, granted a security interest in or transferred, leased, licensed or otherwise disposed of the Assets or any interest therein;

(v) the Assets are free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under the Vendor; and

(vi) except for the Consent, the Vendor has obtained all regulatory approvals required by it to complete the transfer of the Assets to the Purchaser;

except in each case for Permitted Encumbrances;

(h) Lawsuits - with the sole exception of the Enterprise Litigation, on the Closing Date, the Vendor is a party to no action, suit or other legal, administrative or arbitration proceeding or government investigation, whether actual or threatened, which might reasonably be expected to result in a material liability or obligation attaching to or affecting the Assets, or the impairment or loss of the Vendor's interest in the Assets or any part thereof, and to the Vendor's knowledge, there are no particular circumstances, matters or things which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation;

(i) Other financial commitments - other than as disclosed in Schedule "F" attached hereto, there are no financial commitments under which the Vendor has or may have financial obligations in respect of the Assets required pursuant to agreements applicable to the Assets;

(j) Notices of Agreement Defaults - on the Closing Date, the Vendor has not received, nor is aware of any notice of material default, under any agreement relating to the Assets or any of them, and all material obligations and covenants required of the Vendor to keep the PSC Rights in full force and effect have been performed and observed;

(k) Reduction of Interests - the PSC Rights are not subject to reduction on account of actions or omissions taken or omitted by the Vendor prior to or on the Closing Date;

(l) Defaults under Regulations - the Vendor has not received any notice, and is not aware of a material breach by the Vendor or any Third Person holding an interest in the Bawean PSC, of any Regulations in relation to the Assets or the operation thereof;

(m) Documents - to the Vendor's knowledge, the Title and Operating Documents set forth all the substantive rights and obligations in and to the Assets;

(n) Pre-emptive Rights - none of the Assets are subject to any right of first refusal or other pre-emptive right whereby a Third Person has, as a result of the entering into or performance of this Agreement by the Parties, a right to purchase the Assets, or any of them;

(o) Quiet Enjoyment - subject to the rents, covenants, conditions and stipulations in the Bawean PSC required and on the licensee's or holder's part thereunder to be paid, performed and observed and the Permitted Encumbrances, the Purchaser will be entitled to enjoy its interest to be acquired in the Assets after Closing without interruption of or by the Vendor or any Person howsoever claiming, or to claim the Assets or any part thereof or any interest therein by, through or under the Vendor;

(p) Environmental Obligations - the Vendor has not received notice of and is not aware of any claim by any Person, including any order, decree, direction, charge, information or summons issued by any Government Authority, alleging any Environmental Damages;

(q) Environmental - the Vendor has not received and is not aware of:

(i) any order or directive from a Government Authority which relates to environmental matters and which requires any work, repairs, construction or capital expenditures relating to the Assets of a material nature; or

(ii) any demand or notice from a Government Authority of a breach of any material environmental, health or safety Regulations applicable to the Assets including, without limitation, those respecting the use, storage, treatment, transportation, or disposition of environmental contaminants;

(r) Disclosure – to the Vendor's knowledge, Vendor has provided or made available to Purchaser or its personnel, advisors, consultants, counsel or other representatives, all documents or information in the possession of the Vendor concerning the Assets or obligations of Vendor associated therewith, that would, or could, have a material effect on the use or value of any of the Assets;

(s) Areas of Mutual Interest – The Bawean PSC is not subject to any areas of mutual interest whereby the Vendor is obligated to offer any interest which is acquired by it to any Third Person;

(t) Offset Obligations – No notice of offset obligation has been received by the Vendor that must be satisfied by the drilling of a well, the payment of compensatory royalty or the surrender of some or all of the PSC Rights;

(u) Sales Contracts – The Vendor is not bound by any contract for the sale of Petroleum Substances produced from the Bawean PSC, and has not been paid in advance for Petroleum Substances to be produced and delivered after the Closing Date;

(v) Good Oilfield Practices – To the Vendor's knowledge all operations relating to the Assets from and after the date the Vendor acquired its interest in the Assets have been conducted in accordance with good oilfield practices;

(w) Abandonment of Wells – To the Vendor's knowledge, all wells drilled and abandoned in relation to the Bawean PSC from and after the date the Vendor acquired its interest in the Assets have been properly abandoned in accordance with the Regulations in force at the time of abandonment; and

(x) Compliance with Documents – To its knowledge the Vendor has not failed to comply with, perform, observe or satisfy any material term, condition, obligation or liability which has heretofore arisen under the provisions of the Title and Operating Documents or any other agreements and documents to which the Assets are subject.

6.02 No Other Representations or Warranties.

(a) The Purchaser hereby acknowledges its understanding and agreement that, except to the extent expressly stated in Section 6.01, the Vendor makes no representation or warranty whatsoever in any way pertaining to the Assets, the title thereto or the interest of the Vendor therein, or with respect to any data, information or documents provided hereunder or pursuant hereto, and the Assets, to the extent acquired by the Purchaser pursuant hereto are being so acquired on an "as is where is" basis without any recourse whatsoever to the Vendor for any purpose whatsoever.

(b) Without limiting the generality of Section 6.02(a) but subject to Section 6.01, none of the Vendor, its Affiliates and Subsidiaries, nor any other representatives of any of the foregoing, makes any representation or warranty whatsoever as to:

(i) the quality, quantity or recoverability of Petroleum Substances in terms of the Bawean PSC;

(ii) the value of the Assets or any future revenues that may be expected to be received therefrom; or

(iii) the amount or nature of any reclamation or abandonment obligations that exist or may in future exist in respect of any wells or locations where operations have been or are now conducted.

ARTICLE 7
PURCHASER'S REPRESENTATIONS

7.01 Representations and Warranties. The Purchaser hereby represents and warrants to the Vendor, as the Closing Date, or such other date specifically referred to in this section 7.01, acknowledging that the Vendor is relying upon the same in entering into this Agreement, that:

(a) Organization of Purchaser - it is duly organized or continued and validly existing under the laws of its governing jurisdiction, and it is now and shall on the Closing Date be duly registered and qualified to carry on business and hold title to property under the laws of all jurisdictions in which it is required to be so registered, which for purposes hereof shall be deemed to include all jurisdictions in which the Assets or any of them are located;

(b) Authority - it has all requisite capacity, power and authority to enter into this Agreement and to perform all of its obligations under this Agreement;

(c) Execution of Agreements - the execution and delivery of this Agreement, and each and every other agreement, instrument or document to be executed and delivered hereunder or pursuant hereto, and the consummation of the Transaction, do not and will not:

(i) result in the breach of or violate any term or provision of its constating or other corporate governance documents;

(ii) conflict with, result in a breach of or constitute a default under any agreement, instrument, licence, permit or authority to which it is a party or by which it is bound, or to which any of its property is subject; or

(iii) violate any Regulations applicable to it;

(d) Binding Obligation - this Agreement has been, and all closing documents when executed by it will be upon Closing, and other agreements, instruments, certificates or other documents executed pursuant hereto after Closing, will be duly executed and delivered by the Purchaser and shall constitute legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar Regulations affecting creditors' rights generally, and the inherent jurisdiction of the courts to exercise discretion in the awarding or application of discretionary remedies or defenses to causes of action;

(e) Investigations - it has not, in its decision to enter into this Agreement and to Close, relied upon any corporate or other presentations or any interpretations, analyses or non-factual materials, statements, notes, memoranda, evaluations or reports, whether written or oral, made or prepared by the Vendor, or any of its representatives except for such representations and warranties as are expressly set forth in Section 6.01, and it is proceeding with this Transaction based solely upon its own knowledge, investigations and analyses of or with respect to Assets or any of them and such express representations and warranties;

(f) Brokers' Fees - the Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the Transaction for which the Vendor shall have any obligation or liability; and

(g) Lawsuits - on the Closing Date, the Purchaser is a party to no action, suit or other legal, administrative or arbitration proceeding or government investigation, of which the Purchaser is aware, which might reasonably be expected to result in a material liability or obligation attaching to or affecting the Assets, or the impairment or loss of the Purchaser's interest in the Assets or any part thereof, and to the Purchaser's knowledge, there are no particular circumstances, matters or things which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation;

(h) Non-Reliance - the Purchaser (i) is represented by competent legal and tax counsel in connection with the negotiation, execution and delivery of this Agreement, (ii) together with its Affiliates, has sufficient knowledge and experience to enable it to evaluate the Assets and the technical, commercial, financial, legal, regulatory and other risks associated with owning the Assets, and (iii) acknowledges that pursuant to this Agreement it will have, prior to the date hereof, performed and requested all due diligence that it has deemed necessary to perform in order to evaluate and Close the transactions contemplated hereby, and (iv) save only as to its reliance on the Vendor's representations and warranties set forth in Section 6.01, the Purchaser, in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, has relied on its own independent investigation, analysis and evaluation of the Assets and the risks related thereto.

(i) Principal - the Purchaser is acquiring the Assets as principal and not as agent or representative for any Third Person in whole or in part, and has no contractual obligation to offer all or a portion of the Assets to any Third Person.

(j) No knowledge - the Purchaser does not have actual knowledge of any breach by the Vendor of any representation or warranty made by the

Vendor in this Agreement or any condition or circumstance that would excuse the Purchaser from its timely performance of its obligations hereunder.

ARTICLE 8
NON-MERGER AND SURVIVAL

8.01 **Non-Merger.** The representations and warranties set forth in ARTICLE 6 and ARTICLE 7 shall be deemed to apply to all documents tendered at Closing, and there shall not be any merger of any covenant, representation or warranty in such documents.

8.02 **Survival**. The representations and warranties set forth in ARTICLE 6 and ARTICLE 7 shall survive Closing for the benefit of the Parties for the Indemnity Period and not thereafter.

8.03 **Exclusive Benefit**. The representations and warranties of each of the Vendor, on the one hand, and the Purchaser, on the other hand, made herein or pursuant hereto are made for the exclusive benefit of the applicable Parties and are not transferable and may not be made the subject of any assignment or right of subrogation in favour of any Third Person other than as expressly permitted hereby or without the prior written consent of that Party or Parties.

ARTICLE 9
CLAIMS AND INDEMNITIES

9.01 **Vendor's Indemnity.**

(a) Except as otherwise provided herein, the Vendor shall:

(i) be liable to the Purchaser for all Losses and Liabilities the Purchaser may suffer or incur; and

(ii) as a separate and independent covenant, indemnify and hold the Purchaser harmless from and against all Losses and Liabilities that the Purchaser may suffer or incur;

as a result of or attributable to:

(i) any failure by the Vendor to effect any payment pursuant to Section 4.05;

(ii) any claim by any trade creditor of the Vendor, including, without limitation any claim for payment of a Trade Debt;

(iii) any claim by the tax authorities of the Government of the Republic of Indonesia for non-payment of any tax, interest and penalties thereon, including without limitation for non-payment of the Tax Principal or any Transaction Taxes; and

(iv) any claim by Enterprise pursuant to the Enterprise Litigation.

(b) Notwithstanding Section 9.01(a), no Losses or Liabilities shall be payable under this Agreement in respect of matters referred to in this Section unless such Losses or Liabilities have occurred and Notice of the claim in respect thereof has been given to the Vendor. For greater certainty, the Parties agree that the obligations of the Vendor pursuant to this Section 9.01 shall not be limited to the Indemnity Period.

9.02 Purchaser's Indemnity.

(a) Except as otherwise provided herein, the Purchaser shall:

(i) be liable to the Vendor for all Losses and Liabilities the Vendor may suffer or incur; and

(ii) as a separate and independent covenant, indemnify and hold the Vendor harmless from and against all Losses and Liabilities that the Vendor may suffer or incur;

as a result of or attributable to any of the representations and warranties set forth in Section 7.01 not being true and correct on the applicable date or dates.

(b) Notwithstanding Section 9.02(a), no Losses or Liabilities shall be payable under this Agreement in respect of matters referred to in this Section 9.02 unless such Losses and Liabilities have occurred and Notice of the claim in respect thereof has been given to the Purchaser within the Indemnity Period.

9.03 Minimum Claims. No claim may be made by one Party against any other Party pursuant to this ARTICLE 9 unless the value reasonably attributable to any and all such claims exceeds $25,000.

ARTICLE 10
DUE DILIGENCE/INTERIM MAINTENANCE

10.01 Release. Subject only the representations and warranties set forth in Section 6.01, upon which the Purchaser has relied, the Purchaser hereby absolutely and unconditionally forever releases and discharges the Vendor from any claims or demands the Purchaser may have arising out of or in any way relating to the Purchaser's failure to independently or adequately assess the Assets or the respective values thereof for purposes of its negotiation and entering into of this Agreement and completion of the Transaction on the basis contemplated hereby.

10.02 The Purchaser agrees to maintain strict confidentiality in relation to all documents, data and information made available to it by the Vendor and shall not copy or disclose the same to any Third Persons without the Vendor's prior written consent except

for such data and information which is in the public domain. If the Agreement terminates prior to the Effective Date for any reason whatsoever, the Purchaser shall forthwith return to the Vendor all copies of all documents, contracts, agreements and information provided to it, or made available to it by the Vendor in this regard, including all notes, memoranda, reports or other writings made by Purchaser or any of its representatives with respect thereto.

10.03 Interim Maintenance.

(a) The Parties acknowledge that operations in the Bawean PSC were discontinued by the Vendor on or about April 5, 2004. At all times up to and including the Effective Date, the Vendor shall:

(i) not amend or terminate, or consent to any material amendment to or termination of any material contract or other instrument relating to the Assets, or contract that would be a material contract or other commitment relating to its Assets, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld;

(ii) keep the Purchaser informed of all matters of a material nature relating to the Assets;

(iii) maintain the Assets in such a manner that on the Closing Date, the representations and warranties of the Vendor contained in this Agreement shall be true, correct and complete, in all material respects, as if such representations and warranties were made on and as of such date; and

(iv) forthwith in a timely manner provide to the Purchaser all notices, specific information and other documents received in respect of the Assets and the Vendor shall respond to those notices, information and other documents pursuant to the written instructions of the Purchaser, if received on a timely basis, provided that the Purchaser shall advance such funds as may be required from time to time to permit Vendor to discharge its obligation to pay cash calls or make any payments required as a result and shall indemnify the Vendor in respect of all costs and obligations resulting from the Vendor acting in accordance with such instructions.

ARTICLE 11
POST CLOSING COVENANTS

11.01 Administration of Assets Following Closing.

(a) Following Closing, the Vendor shall if required hold legal title, if any, to the Assets in trust for the Purchaser until all necessary notifications,

registrations and other steps required to transfer such title to the Purchaser have been completed, it being agreed that, at and after the effective Date, all beneficial title, interest and obligations respecting the Assets shall vest in the Purchaser.

(b) Following Closing, the Vendor shall if required represent Purchaser in all matters arising under the Bawean PSC until the Purchaser is included as a party thereto together with the Vendor, whether by novation, notice of assignment or otherwise and, in furtherance thereof:

(i) all payments relating to the Assets received by the Vendor pursuant to the PSC Rights shall be received and held by the Vendor as a bare trustee of legal title only for the Purchaser and the Vendor shall promptly remit such amounts to the Purchaser unless this Agreement is terminated prior to the Effective Date;

(ii) the Vendor shall forward all statements, notices and other information received by it pursuant to the Bawean PSC to the Purchaser promptly following their receipt by the Vendor; and

(iii) the Vendor shall forward to other parties to the Bawean PSC such notices and elections pursuant thereto as the Purchaser may reasonably request.

(c) The Purchaser shall indemnify and save harmless the Vendor from and against all of Vendor's Losses and Liabilities arising as a consequence of the provisions of Section 11.01**Error! Reference source not found.** except to the extent caused by the negligence or willful misconduct of Vendor, its Affiliates or Subsidiaries, or its or their servants, agents, or employees. Vendor shall indemnify and save harmless Purchaser from all of Purchaser's Losses and Liabilities including losses and liabilities of its Affiliates or Subsidiaries and its or their servants, agents and employees, arising as a result of the negligence or wilful misconduct of Vendor, its Affiliates or Subsidiaries and its or their servants, agents or employees in connection with Vendor's obligations under Section 11.01**Error! Reference source not found.**. Acts or omissions taken by Vendor, its Affiliates, its or their servants, agents or employees at the direction or with the approval, of Purchaser shall not constitute negligence or wilful misconduct for purposes of this section 11.01(b).

(d) Vendor shall not be entitled to apply any revenues received by Vendor following Closing and attributable to the Assets against any cash call or other liability of the Vendor with respect to its obligations hereunder.

ARTICLE 12
MISCELLANEOUS

12.01 **Governing Law and Attornment.** This Agreement shall, in all respects, be governed by, subject to and be interpreted and construed in accordance with the laws in effect within the Province of Alberta, Canada excluding any conflict of laws principles or rules embodied therein. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta, Canada and all courts of appeal therein or therefrom, and hereby waives any claim or defence of inconvenient forum or the benefit of any other principles of conflicts of laws.

12.02 **Notices and Communications.**

(a) All notices, communications, statements, documents of service or other communications required, permitted or contemplated hereunder or hereby (in this Agreement called "Notices"), shall be in writing and shall be sufficiently given and received if:

(i) personally delivered prior to 4:00 p.m. local time during normal business hours of the addressee at its address set forth below, which Notices shall be deemed received by the addressee when actually delivered; or

(ii) sent by facsimile transmission, on the date of dispatch, provided that the sender's facsimile machine produces a printed confirmation of successful transmission, and further provided that if the transmission is not completed prior to 4:00 p.m., local time, at the recipient's address, such Notice shall be deemed received at the commencement of normal business hours at the recipient's address on the Business Day next following the completion of such transmission.

(b) The addresses of the Parties for receipt of Notices are as set forth below:

(i) if to the Vendor:

Indo-Pacific Resources (Java) Ltd.
World Trade Centre 14th Floor
Jl Jend Surdirman Kav. 29-31
Jakarta 12920
Republic of Indonesia

Attention: James B. Wensveen
or David Nunn
Fax: 62-21-521-1709

with a copy to:

Reed Smith LLP
136 Main Street, Suite 250
Princeton Forrestal Village, Princeton NJ 08540
USA

Attention: Henry King
Fax: +1-609-951 0824

(ii) if to the Purchaser:

Camar Resources Canada Inc.
Graha Niaga 16th floor
J Jend Surdirman Kav. 58
Jakarta 12190
Republic of Indonesia

Attention: Patrick Molliere
Fax: +62-21-250 5536

with a copy to:

Macleod Dixon LLP
3700 Canterra Tower
400 3rd Avenue SW
Calgary AB, T2P 4H2
Canada

Attention: J Jay Park
Fax: + 1-403-264 5973

(c) The foregoing addresses for service of Notices may be changed by a Party by further Notice served in accordance with this Section 12.02.

12.03 Prior Agreements. Except for the Advance Payment Agreement, this Agreement supersedes and replaces any and all prior agreements, discussions, negotiations, documents, understandings or other oral or written communications between the Parties relating to the Transaction and may be amended only by written instrument signed by all Parties.

12.04 Entire Agreement. Together with the Advance Payment Agreement, the Joint Operating Agreement and the Dilution and Carried Interest Agreement, this Agreement sets forth the entire agreement between the Parties pertaining to the Assets, the Transaction or otherwise relating to the subject matter hereof.

12.05 Amendments and Waivers. No supplements, amendments or other modifications to this Agreement, or any waiver of the application of a provision hereof,

shall be binding upon a Party, unless that Party has consented thereto in writing. No waiver by a Party of any provision of this Agreement shall be deemed to or will constitute a waiver of any other provision hereof (whether or not of a like or similar nature) nor will a waiver constitute a continuing waiver, unless expressly provided for in a written waiver executed by that Party.

12.06 Assignment. Prior to Closing the Purchaser shall not assign or be entitled to assign this Agreement or any portion hereof or any right or obligation hereunder without the prior written consent of the Vendor, which consent may not be unreasonably withheld. After Closing, no assignment by the Purchaser of any right or benefit under this Agreement shall be binding upon the Vendor unless it has consented thereto in writing, such consent not to be unreasonably withheld. In no circumstances shall the liabilities or obligations of the Vendor hereunder be increased or altered in any material way as a result of any assignment consented to by the Vendor under this section being implemented.

12.07 No Third Person Beneficiaries. Except as expressly provided for in this Agreement, nothing in this Agreement will entitle any Third Person or its respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be, to any claim, cause of action, remedy or right of any kind pursuant or in relation thereto against any Party.

12.08 Publicity. Except as may be required by the Regulations, no Party or its respective Affiliates, agents or representatives will issue any press releases or other public disclosures of this Agreement, the Transaction or the subject matter hereof, without the prior written consent of the other, such consent not to be unreasonably withheld or delayed. The Parties agree to consult and cooperate with each other on public disclosure with a view to joint disclosure whenever practicable and appropriate.

12.09 Confidentiality. Subject to Section 12.08 the Parties confirm their agreement and understanding that the terms and conditions hereof are confidential. Except as required by the Regulations, no Party shall disclose to any Third Party or use any information provided to it pursuant hereto, including the contents of this Agreement or any discussions or negotiations relating to the preparation of this Agreement, for any purpose other than related to the Transaction and the Closing thereof until after Closing has occurred. Notwithstanding any provision herein to the contrary, the Vendor shall be entitled to disclose any such information if required to do so in connection with the Enterprise Litigation.

12.10 Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.

12.11 Further Assurances. As and from the Closing Date, as may be necessary or desirable, and without further consideration, the Parties covenant and agree to execute, acknowledge and deliver such other instruments and documents, and take all such other

actions as may be reasonably necessary, to carry out their respective obligations under this Agreement in order to fulfill the conditions subsequent specified in ARTICLE 2.

12.12 Execution.

(a) Delivery of this Agreement may be effected by a Party by facsimile transmission of the execution page hereof, executed by that Party, to the other. A Party so delivering this Agreement shall thereafter forthwith deliver to the other an original execution page hereof with its original signature located thereon, provided however, that any failure by a Party to so deliver such original execution page shall not affect the validity or enforceability hereof against that Party.

(b) This Agreement may be executed in counterpart and all counterparts shall together constitute one and the same Agreement.

IN WITNESS WHEREOF this Agreement has been executed by duly authorized representatives of the Parties with effect as of the Closing Date.

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per:

CAMAR RESOURCES CANADA INC.

Per:

SCHEDULE "A" ATTACHED TO AND FORMING PART OF AN ASSET PURCHASE AND SALE AGREEMENT DATED NOVEMBER 26, 2004, BETWEEN INDO-PACIFIC RESOURCES (JAVA) LTD. AND CAMAR RESOURCES CANADA INC.

BAWEAN PSC

(a) Schedule "A-1" - Bawean PSC;

(b) Schedule "A-2" - Amendment to Bawean PSC;

(c) Schedule "A-3" - South Camar Unitization and Unit Operating Agreement;

(d) Schedule "A-4"- First Amendment to South Camar Unitization and Unit Operating Agreement;

(A1)

10#627

BAWEAN BLOCK

PSC AGREEMENT

Def. Exh. Plt. Exh. 6
For ID in EV
Georgette K. Betts, RPR
10/8/03

F001076

BAWEAN BLOCK P1227

PRODUCTION SHARING CONTRACT

TABLE OF CONTENTS

1.

P1227-.

PRODUCTION SHARING CONTRACT

between

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

and

KERR-McGEE OF INDONESIA, INC. (Operator),
QUINTANA INDONESIA LTD.,
SAMEDAN OIL OF INDONESIA, INC.,
WAINOCO INTERNATIONAL, INC.

THIS CONTRACT, made and entered into on this 12th. day of FEBRUARY 1981 by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA, a State Enterprise, established on the basis of Law No. 8/1971 hereinafter called "PERTAMINA", party of the first part, and KERR-McGEE OF INDONESIA, INC. a corporation organized under the laws of the State of Delaware , U.S.A., (Operator), as to an undivided fifty percent; QUINTANA INDONESIA, LTD., a corporation organized under the laws of the Cayman Islands, as to an undivided twenty-five percent; SAMEDAN OIL OF INDONESIA, INC., a corporation organized under the laws of the State of Delaware, U.S.A., as to an undivided fifteen percent; and WAINOCO INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware, U.S.A., as to an undivided ten percent, all hereinafter collectively called (CONTRACTOR), party of the second part, both hereinafter sometimes referred to either individually as the "Party" or collectively as the "Parties".

W I T N E S S E T H :

WHEREAS, all mineral oil and gas existing within the statutory mining territory of Indonesia, are national riches controlled by the State.

WHEREAS, PERTAMINA has an exclusive "Authority to Mine" for mineral oil and gas in and throughout the area described in Exhibit "A" and outlined on the map which is Exhibit "B", both attached hereto and made a part hereof, which area is hereinafter referred to as the "Contract Area"; and

WHEREAS, PERTAMINA wishes to promote the development of the Contract Area and (CONTRACTOR) desires to join and assist PERTAMINA in accelerating the exploration and development of the potential resources within the Contract Area; and

WHEREAS, (CONTRACTOR) has the financial ability, technical competence and professional skills necessary to carry out the Petroleum Operations hereinafter described; and

WHEREAS, in accordance with Law No. 44 Prp/1960 and Law No. 8/1971, cooperative agreements in the form of a Production Sharing Contract may be entered into in the sector of oil and gas between PERTAMINA and foreign capital investors;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

SECTION I

SCOPE AND DEFINITIONS

1. SCOPE

This Contract is a Production Sharing Contract. In accordance with the provisions herein contained, PERTAMINA shall have and be responsible for the management of the operations contemplated hereunder.

(CONTRACTOR) shall be responsible to PERTAMINA for the execution of such operations in accordance with the provisions of this Contract, and is hereby appointed and constituted the exclusive company to conduct Petroleum Operations. (CONTRACTOR) shall provide all the financial and technical assistance required for such operations. (CONTRACTOR) shall carry the risk of Operating Costs required in carrying out operations and shall therefore have an economic interest in the development of the Petroleum deposits in the Contract Area. Such costs shall be included in Operating Costs recoverable as provided in Section VI. Except as may otherwise be provided in this Contract, in the Accounting Procedure attached hereto, or by written agreement of PERTAMINA, (CONTRACTOR) will not incur interest expenses to finance

its operations hereunder. During the term of this Contract, the total production achieved in the conduct of such operations shall be divided in accordance with the provisions of Section VI hereof.

2. DEFINITIONS

In the text of this Contract, the words and terms defined in Article 1 of Law No. 44 Prp/1960 shall have the meaning in accordance with such definitions.

2.1. Contract Area means the area within the statutory mining territory of Indonesia covered by the "Authority to Mine" which is the subject of this Contract, which Contract Area is described and outlined in Exhibits "A" and "B" attached hereto and made a part hereof.

2.2. Petroleum means mineral oil and gas, hereinafter called Crude Oil and Natural Gas as defined in Law No. 44 Prp/1960.

2.3. Crude Oil means crude mineral oil, asphalt, ozokerite and all kinds of hydrocarbons and bitumens, both in solid and in liquid form, in their natural state or obtained from Natural Gas by condensation or extraction.

2.4. Natural Gas means all gaseous hydrocarbons produced from wells, including wet mineral gas, dry mineral gas, casinghead gas and residue gas remaining after the extraction of liquid hydrocarbons from wet gas.

2.5. Petroleum Operations means all exploration, development, extraction, producing, transportation and marketing operations authorized or contemplated under this Contract.

2.6. Operating Costs means expenditures made and obligations incurred in carrying out Petroleum Operations hereunder determined in accordance with the accounting procedure attached hereto and made a part hereof.

2.7. Force Majeure means delays or defaults in performance under this Contract caused by circumstances beyond the control and without the fault or negligence of (CONTRACTOR) and/or PERTAMINA that may affect economically or otherwise the continuing of operations under this Contract, including but not restricted to acts of God or the public enemy, perils of navigation, fire, hostilities, war (declared or undeclared), blockade, labor disturbances, strikes, riots, insurrections, civil commotion, quarantine restrictions, epidemics, storms, earthquakes, or accidents.

2.8. Effective Date means the date of the approval of this Contract by the Government of the Republic of Indonesia in accordance with the provisions of the applicable law.

2.9. Barrel means a quantity or unit of oil, forty-two (42) United States gallons at the temperature of sixty (60) degrees Fahrenheit.

2.10. Work Program means a statement itemizing the Petroleum Operations to be carried out in the Contract Area as set forth in Section IV.

2.11. Budget of Operating Costs means cost estimates of all items included in the Work Program.

2.12. Foreign Exchange means currency other than that of the Republic of Indonesia but acceptable to PERTAMINA and to the Republic of Indonesia and to (CONTRACTOR).

2.13. Calendar Year or "Year" means a period of twelve (12) months commencing with January 1 and ending on the following December 31, according to the Gregorian Calendar.

2.14. Contract Year means a period of twelve (12) consecutive months according to the Gregorian Calendar

counted from the Effective Date of this Contract or from the anniversary of such Effective Date.

2.15. Affiliated Company or "Affiliate" means a company or other entity that controls, or is controlled by a Party to this Contract, or a company or other entity which controls or is controlled by a company or other entity which controls a Party to this Contract, it being understood that control shall mean ownership by one company or entity of at least 50% of (a) the voting stock, if the other company is a corporation issuing stock, or (b) the control rights or interests, if the other entity is not a corporation.

SECTION II

T E R M

1.1 The term of this Contract shall be thirty (30) years as from the Effective Date.

1.2 If at the end of the initial six (6) years as from the Effective Date no Petroleum in commercial quantities is discovered in the Contract Area, this Contract shall automatically terminate in its entirety.

1.3 If Petroleum is discovered in any portion of the Contract Area within the initial six (6) years' period, which in the judgment of PERTAMINA and (CONTRACTOR) can be produced commercially, based on consideration of all pertinent operating and financial data, then as to that particular portion of the Contract Area development will commence. In other portions of the Contract Area exploration may continue concurrently without prejudice to the provisions of Section III regarding the exclusion of areas.

SECTION III

EXCLUSION OF AREAS

1.1 On or before the end of the initial two Contract Years' period as from the Effective Date, (CONTRACTOR) shall surrender twenty-five percent (25%) of the original Contract Area.

1.2 On or before the end of the fourth Contract Year, (CONTRACTOR) shall surrender an additional area equal to twenty-five percent (25%) of the original total Contract Area.

1.3 On or before the end of the sixth Contract Year (CONTRACTOR) shall surrender an additional area so that the area retained thereafter shall not be in excess of three thousand and twenty-six (3026) square kilometers, or twenty percent (20%) of the original total Contract Area, whichever is less.

1.4 (CONTRACTOR's) obligations to surrender parts of the original Contract Area under the preceding provisions shall not apply to any part of the Contract Area corresponding to the surface area of any field in which Petroleum has been discovered.

1.5 With regard to the remaining portion of the Contract Area left after the mandatory surrender as set forth in Subsection 1.3 above, PERTAMINA and (CONTRACTOR) shall maintain a reasonable exploration effort. If in respect of any part of such remaining portion of the Contract Area (CONTRACTOR) does not during two (2) consecutive years submit an exploration program, such part of the Contract Area shall be considered automatically surrendered.

1.6 Upon thirty (30) days' written notice to PERTAMINA prior to the end of the second Contract Year and prior to the end of any succeeding Contract Year,

(CONTRACTOR) shall have the right to surrender any portion of the Contract Area, and such portion shall then be credited against that portion of the Contract Area which (CONTRACTOR) is next required to surrender under the provisions of Subsection 1.1, 1.2 and 1.3 hereof.

1.7 (CONTRACTOR) shall advise PERTAMINA in advance of the date of surrender of the portion to be surrendered. For the purpose of such surrenders, (CONTRACTOR) and PERTAMINA shall consult with each other regarding the shape and size of each individual portion of the areas being surrendered; provided, however, that so far as reasonably possible, such portion shall each be of sufficient size and convenient shape to enable Petroleum Operations to be conducted thereon.

SECTION IV

WORK PROGRAM AND EXPENDITURES

1.1 (CONTRACTOR) shall commence Petroleum Operations hereunder not later than six (6) months after the Effective Date.

1.2 The amount to be spent by (CONTRACTOR) in conducting Exploration Operations pursuant to the terms of this Contract during the first six (6) Contract Years

following the Effective Date shall in the aggregate be not less than hereafter specified for each of these six (6) Contract Years as follows:

First Contract year	US Three Million, Five Hundred Thousand Dollars (US$3,500,000.00)
Second Contract Year	US Six Million, Five Hundred Thousand Dollars (US$6,500,000.00)
Third Contract Year	US Four Million, Five Hundred Thousand Dollars (US$4,500,000.00)
Fourth Contract Year	US Seven Million, Five Hundred Thousand Dollars (US$7,500,000.00)
Fifth Contract Year	US Eight Million Dollars (US$8,000,000.00)
Sixth Contract Year	US Ten Million Dollars (US$10,000,000.00)

If during any Contract Year (CONTRACTOR) should spend less than the amount of money required to be so expended, an amount equal to such under expenditure may, with PERTAMINA consent, be carried forward and added to the amount to be expended in the following Contract Year without prejudice to (CONTRACTOR's) rights hereunder. If during any Contract Year (CONTRACTOR) should expend more than the amount of money required to be so expended, the excess shall be subtracted from the amount of money to be so expended by (CONTRACTOR) during the succeeding Contract Years.

1.3 At least three (3) months prior to the beginning of each Calendar Year or at such other time as otherwise mutually agreed by the Parties (CONTRACTOR) shall prepare and submit for approval to PERTAMINA a Work Program and Budget of Operating Costs for the Contract Area setting forth the Petroleum Operations which (CONTRACTOR) proposes to carry out during the ensuing Calendar Year.

1.4 Should PERTAMINA wish to propose a revision as to certain specific features of said Work Program and Budget of Operating Costs, it shall within thirty (30) days after receipt thereof so notify (CONTRACTOR), specifying in reasonable details its reasons therefore. Promptly thereafter, the Parties will meet and endeavor to agree on the revisions proposed by PERTAMINA. In any event, any portion of the Work Program as to which PERTAMINA has not proposed a revision shall insofar as possible be carried out as prescribed herein.

1.5 It is recognized by the Parties that the details of a Work Program may require changes in the light of existing circumstances and nothing herein contained shall limit the right of (CONTRACTOR) to make such changes, provided they do not change the general

objective of the Work Program, nor increase the expenditures in the approved Budget of Operating Costs.

1.6 It is further recognized that in the event of emergency or extraordinary circumstances requiring immediate action, either Party may take all actions it deems proper or advisable to protect their interests and those of their respective employees and any costs so incurred shall be included in the Operating Costs.

1.7 PERTAMINA agrees that the approval of a proposed Work Program and Budget of Operating Costs will not be unreasonably withheld.

SECTION V

RIGHTS AND OBLIGATIONS OF THE PARTIES

1.1 Subject to the provisions of paragraphs (f), (g) and (h) of subsection 1.2 of this Section V:

1.2 (CONTRACTOR) shall:

(a) advance all necessary funds and purchase or lease all material, equipment and supplies required to be purchased or leased with Foreign Exchange pursuant to the Work Program;

(b) furnish all technical aid, including foreign

personnel, required for the performance of the Work Program, payment whereof requires Foreign Exchange;

(c) furnish such other funds for the performance of the Work Program that requires payment in Foreign Exchange, including payment to foreign third parties who perform services as a contractor;

(d) be responsible for the preparation and execution of the Work Program, which shall be implemented in a workmanlike manner and by appropriate scientific methods, and (CONTRACTOR) shall take the necessary precautions for protection of navigation and fishing and shall prevent extensive pollution of the sea or rivers. It is also understood that the execution of the Work Program shall be exercised so as not to conflict with Government obligations imposed on the Government by International Law;

(e) retain control to all leased property paid for with Foreign Exchange and brought into Indonesia, and be entitled to freely remove same therefrom;

(f) have the right to sell, assign, transfer, convey or otherwise dispose of all its rights and interests under this Contract to any Affiliated Company with the prior written conseht of PERTAMINA, which consent shall not be unreasonably with held;

(g) have the right to sell, assign, transfer, convey or otherwise dispose of any part of its rights and interests under this Contract to parties other than Affiliated Companies with the prior written consent of PERTAMINA which consent shall not be unreasonably with held;

(h) have the right to sell, assign, transfer, convey or otherwise dispose of all of its rights and interests under this Contract to parties other than Affiliated Companies with the prior written consent of PERTAMINA and the Government of the Republic of Indonesia, which consent shall not be unreasonably with held;

(i) have the right of ingress to and egress from the Contract Area and to and from facilities wherever located at all times;

(j) have the right to use and have access to, and PERTAMINA shall furnish all geological, geophysical, drilling, well, production and other information held by PERTAMINA or by any other governmental agency or enterprise, relating to the Contract Area including well location maps;

(k) have the right to use and have access to, and PERTAMINA shall make available, so far as possible all geological, geophysical, drilling, well, production and other information now or in the future

held by it or by any other governmental agency or enterprise relating to the areas adjacent to the Contract Area.

(l) submit to PERTAMINA copies of all such original geological, geophysical, drilling, well, production and other data and reports as it may compile during the term hereof;

(m) prepare and carry out plans and programs for industrial training and educational of Indonesians for all job classifications with respect to operations contemplated hereunder;

(n) have the right during the term hereof to freely lift, dispose of and export its share of Petroleum and retain abroad the proceeds obtained therefrom;

(o) appoint an authorized representative for Indonesia with respect to this Contract, who shall have an office in Jakarta;

(p) after commercial production commences, fulfill its obligation towards the supply of the domestic market in Indonesia. (CONTRACTOR) agrees to sell and deliver to PERTAMINA a portion of the share of the Crude Oil to which it is entitled pursuant to subsection 1.3 of Section VI calculated for each Calendar Year as follows:

(i) multiply the total quantity of Crude Oil produced from the Contract Area by a fraction the numerator of which is the total quantity of Crude Oil to be supplied and the denominator is the entire Indonesian production of Crude Oil of all petroleum companies;

(ii) compute twenty-five percent (25%) of the total quantity of Crude Oil produced from the Contract Area;

(iii) multiply the lowest quantity computed either under (i) or (ii) by 34.0909%.

The quantity of Crude Oil computed under (iii) shall be the maximum quantity to be supplied by (CONTRACTOR) in any Calendar Year pursuant to this paragraph;

(q) the price at which such Crude Oil shall be delivered and sold hereunder shall be 20 US cents per Barrel f.o.b. point of export. (CONTRACTOR) shall not be obligated to transport such Crude Oil beyond the point of export but upon request (CONTRACTOR) shall assist in arranging transportation and such assistance shall be without cost or risk to (CONTRACTOR).

Not withstanding the foregoing, for a period of five (5) consecutive Calendar Years starting with the Calendar Year of the first delivery of Crude Oil produced and saved from each new field in the

Contract Area, the fee per Barrel for the prorata quantity of Crude Oil supplied to the domestic market from each such new field shall be equal to the price determined in accordance with Section VI hereof for Crude Oil from such field taken for the recovery of Operating Costs. The proceeds in excess of twenty (20) United States cents per Barrel shall preferably be used to assist financing of continued exploration efforts by (CONTRACTOR) in the Contract Area or in other areas of the Republic of Indonesia if such opportunity exists. In case no such opportunity can be demonstrated to exist in accordance with good oil field practice, (CONTRACTOR) shall be free to use such proceeds at its own discretion;

(r) give preference to such goods and services which are produced in Indonesia or rendered by Indonesian nationals, provided such goods and services are offered at equally advantageous conditions with regard to quality, price, availability at the time and in the quantities required;

(s) pay to the Government of the Republic of Indonesia the Indonesian Corporate Tax and the tax on Interest, Dividend and Royalty imposed on it pursuant to the Indonesian Tax Laws.

(CONTRACTOR) shall comply with the requirements of

the law in particular with respect to the filing of returns, assessment of tax and keeping and showing of books and records.

1.3 PERTAMINA shall:

(a) have and be responsible for the management of the operations contemplated hereunder; however, PERTAMINA shall assist and consult with (CONTRACTOR) with a view to the fact that (CONTRACTOR) is responsible for the Work Program;

(b) except with respect to (CONTRACTOR's) obligation to pay Indonesian Corporate Tax and the tax on Interest, Dividend and Royalty as set forth at Subsection 1.2 (s) of this Section V, assume and discharge other Indonesian taxes of (CONTRACTOR) including transfer tax, import and export duties on materials, equipment and supplies brought into Indonesia by (CONTRACTOR), its contractors and subcontractors; exaction in respect of property, capital, net worth, operations, remittances or transactions including any tax or levy on or in connection with operations performed hereunder by (CONTRACTOR). PERTAMINA shall not be obliged to pay (CONTRACTOR's) Indonesian Corporate Tax and the tax on Interest, Dividend and Royalty, nor taxes on tobaccos, liquor and

personnel income tax; and Corporate Tax and other taxes not listed above of contractors and sub-contractors. The obligations of PERTAMINA hereunder shall be deemed to have been complied with by the delivery to (CONTRACTOR) within one hundred and twenty (120) days after the end of each Calendar Year, of documentary proof in accordance with the Indonesian fiscal laws that liability for the above mentioned taxes has been satisfied, except that with respect to any of such liabilities which (CONTRACTOR) may be obliged to pay directly, PERTAMINA shall reimburse it only out of its share of production hereunder within sixty (60) days after receipt of invoice therefore. PERTAMINA should be consulted prior to payment of such taxes by (CONTRACTOR) or by any other party on (CONTRACTOR's) behalf.

(c) otherwise assist and expedite (CONTRACTOR's) execution of the Work Program by providing facilities, supplies and personnel including, but not limited to, supplying or otherwise making available all necessary visas, work permits, transportation, security protection and rights of way and easements as may be requested by (CONTRACTOR) and made

available from the resources under PERTAMINA's control. In the event such facilities, supplies or personnel are not readily available, then PERTAMINA shall promptly secure the use of such facilities, supplies and personnel from alternative sources. Expenses thus incurred by PERTAMINA at (CONTRACTOR's) request shall be reimbursed to PERTAMINA by (CONTRACTOR) and included in the Operating Costs. Such reimbursements will be made in United States Dollars computed at the rate of exchange extended by the Indonesian Government to Petroleum Companies at the time of conversion. (CONTRACTOR) shall advance to PERTAMINA before the beginning of each annual Work Program a minimum amount of seventy-five thousand U.S. Dollars (US$75,000.00) for the purpose of enabling PERTAMINA to meet rupiah expenditures incurred pursuant to this paragraph (c). If at any time during the annual Work Program period, the minimum amount advanced under this paragraph (c) has been fully expended, separate additional advance payment as may be necessary to provide for rupiah expenses estimated to be incurred by PERTAMINA during the balance of such annual Work Program period will be made. If any amount advanced hereunder is not

expended by PERTAMINA by the end of an annual Work Program period, such unexpended amount shall be credited against the minimum amount to be advanced pursuant to this paragraph (c) for the succeeding annual Work Program period;

(d) ensure that at all times during the term hereof sufficient rupiah funds shall be available to cover the rupiah expenditure necessary for the execution of the Work Program;

(e) have title to all original data resulting from the Petroleum Operations including but not limited to geological, geophysical, petrophysical, engineering, well logs and completion, status reports and any other data as (CONTRACTOR) may compile during the term hereof; provided, however, that all such data shall not be disclosed to third parties without informing (CONTRACTOR) and giving (CONTRACTOR) the opportunity to discuss the disclosure of such data if (CONTRACTOR) so desires and further provided that (CONTRACTOR) may retain copies of such data;

(f) to the extent that it does not interfere with (CONTRACTOR's) performance of the Petroleum Operations, use the equipment which becomes its property by virtue of this Contract solely for the Petroleum Operations envisaged under this Contract and if

PERTAMINA wishes to use such equipment for any alternative purpose, then PERTAMINA shall first consult (CONTRACTOR);

SECTION VI

RECOVERY OF OPERATING COSTS AND HANDLING OF PRODUCTION

CRUDE OIL:

1.1. (CONTRACTOR) is authorized by PERTAMINA and obligated to market all Crude Oil produced and saved from the Contract Area subject to the provisions hereinafter set forth.

1.2. (CONTRACTOR) will recover all Operating Costs out of the sales proceeds or other disposition of the required quantity of Crude Oil equal in value to such Operating Cost which is produced and saved hereunder and not used in Petroleum Operations. Except as provided in paragraphs (d) and (e) of Subsection 1.1 Section VII, (CONTRACTOR) shall be entitled to take and receive and freely export such Crude Oil. For purposes of determining the quantity of Crude Oil delivered to (CONTRACTOR) required to recover said Operating Costs, the weighted average price of all Crude Oil produced and sold from the Contract Area during the Calendar Year will be used, excluding however deliveries made pursuant to Subsection 1.2 paragraph (p) of Section V. If, in any

Calendar Year, the Operating Costs exceed the value of the Crude Oil produced and saved hereunder and not used in Petroleum Operations, then the unrecovered excess shall be recovered in succeeding years.

1.3. Of the Crude Oil remaining after deducting Operating Costs, PERTAMINA shall be entitled to take and receive 65.9091% and (CONTRACTOR) shall be entitled to take and receive 34.0909%.

1.4. Title to (CONTRACTOR's) portion of Crude Oil under sub-section 1.3 of this Section VI as well as to such portion of Crude Oil exported and sold to recover Operating Costs shall pass to (CONTRACTOR) at the point of export, or, in the case of oil delivered to PERTAMINA pursuant to sub-section 1.2 paragraph (p) of Section V or otherwise, at the point of delivery.

1.5. (CONTRACTOR) will use its best reasonable efforts to market the Crude Oil to the extent markets are available. Either Party shall be entitled to take and receive their respective portion in kind.

1.6. If PERTAMINA elects to take any of its portion of Crude Oil in kind, it shall so advise (CONTRACTOR) in writing not less than ninety (90) days prior to the commencement of each semester of each Calendar Year specifying the

quantity which it elects to take in kind, such notice to be effective for the ensuing semester of each Calendar Year (provided, however, that such election shall not interfere with the proper performance of any Crude Oil sales agreement for petroleum provided within the Contract Area which (CONTRACTOR) has executed prior to the notice of such election). Failure to give such notice shall be conclusively deemed to evidence the election not to take in kind. Any sale of PERTAMINA's portion of Crude Oil shall not be for a term of more than one Calendar Year without PERTAMINA's consent.

1.7. Notwithstanding anything to the contrary elsewhere contained in this Contract, (CONTRACTOR) may recover an investment credit amounting to 20% of the capital investment cost directly required for developing Crude Oil production facilities out of deduction from gross production before recovering Operating Cost, in the earliest production Year before tax deduction (to be paid in advance in such production Year), provided that for the development project concerned the quantity of Crude Oil to which PERTAMINA is entitled pursuant to Subsection 1.3 of this Section VI together with fifty-six percent (56%) of the quantity to which (CONTRACTOR) is entitled pursuant to the said Subsection represents not less than forty-nine percent (49%)

of cumulative production over the project life period. This incentive may also be applied to new secondary recovery projects but is not applicable to "interim production schemes" or further investments to enhance production and reservoir drainage within the primary production phase.

NATURAL GAS:

2.1. Any Natural Gas produced from the Contract Area to the extent not used in Petroleum Operations hereunder, may be flared if the processing and utilization thereof is not economical. Such flaring shall be permitted to the extent that gas is not required to effectuate the maximum economic recovery of Petroleum by secondary recovery operations, including repressuring and recycling.

2.2 Should PERTAMINA and (CONTRACTOR) consider that the processing and utilization of Natural Gas is economical and choose to participate in the processing and utilization thereof, in addition to that used in secondary recovery operations, then the construction and installation of facilities for such processing and utilization shall be carried out pursuant to an approved Work Program. It is hereby agreed that all costs and revenues derived

from such processing, utilization and sale of Natural Gas shall be treated on a basis equivalent to that provided for herein concerning Petroleum Operations and disposition of Crude Oil, except of the Natural Gas, or the propane and butane fractions extracted from Natural Gas but not spiked in Crude Oil, remaining after deducting Operating Costs associated with the Natural Gas operations as stipulated in Exhibit C, PERTAMINA shall be entitled to take and receive 31.8182% and (CONTRACTOR) shall be entitled to take and receive 68.1818%.

2.3 In the event, however, (CONTRACTOR) considers that the processing and utilization of Natural Gas is not economical, then PERTAMINA may choose to take and utilize such Natural Gas that would otherwise be flared, all costs of taking and handling to be for the sole account and risks of PERTAMINA.

SECTION VII

VALUATION OF CRUDE OIL

1.1 Crude Oil sold to third parties shall be valued as follows:

(a) All Crude Oil taken by (CONTRACTOR) including its share and the share for the recovery of Operating Costs, and sold to third parties shall be valued at the net realized price f.o.b. Indonesia received by (CONTRACTOR) for such Crude Oil.

(b) All of PERTAMINA's Crude Oil taken by (CONTRACTOR) and sold to third parties shall be valued at the net realized price f.o.b. Indonesia received by (CONTRACTOR) for such Crude Oil.

(c) PERTAMINA shall be duly advised before the sales referred to in paragraphs (a) and (b) of this Subsection are made.

(d) Subject to any existing Crude Oil sales agreement, if a more favorable net realized price is available to PERTAMINA for the Crude Oil referred to in paragraphs (a) and (b) of this Subsection, except (CONTRACTOR's) share of Crude Oil, then PERTAMINA shall so advise (CONTRACTOR) in writing not less than ninety (90) days prior to the commencement of the deliveries under PERTAMINA's proposed sales contract. Forty-five (45) days prior to the start of such deliveries, (CONTRACTOR) shall notify PERTAMINA regarding (CONTRACTOR's) intention to meet the more favorable net realized price in relation to the quantity and period of delivery concerned in said proposed sales contract. In the absence

of such notice, PERTAMINA shall market said Crude Oil.

(e) PERTAMINA's marketing of such Crude Oil as referred to in paragraph (d) of this Subsection shall continue until forty-five (45) days after PERTAMINA's net realized price on said Crude Oil becomes less favorable. (CONTRACTOR's) obligation to market said Crude Oil shall not apply until after PERTAMINA has given (CONTRACTOR) at least forty-five (45) days advance notice of its desire to discontinue such sales. As long as PERTAMINA is marketing the Crude Oil referred to above, it shall account to (CONTRACTOR), on the basis of the more favorable net realized price.

(f) Without prejudice to any of the provisions of Section VI and Section VII, (CONTRACTOR) may at its option transfer to PERTAMINA during any Calendar Year the right to market any Crude Oil which is in excess of (CONTRACTOR's) normal and contractual requirements provided that the price is not less than the net realized price from the Contract Area. PERTAMINA's request stating the quantity and expected loading date must be submitted in writing at least thirty (30) days prior to lifting said Crude Oil. Such lifting must not interfere with (CONTRACTOR's) scheduled tanker movements. PERTAMINA shall account to (CONTRACTOR) in respect of any sale made by it hereunder.

(g) PERTAMINA shall have the option, in any Year in which the quantity of Petroleum to which it is entitled pursuant to Subsection 1.3. of Section VI hereof is less than 50% of the total production by 90 days' written notice in advance of that Year, to market for the account of CONTRACTOR, at the price provided for in Section VII hereof for the recovery of Operating Costs, a quantity of Petroleum which together with PERTAMINA's entitlement under Subsection 1.3. of Section VI equals fifty percent of the total petroleum produced and saved from the Contract Area.

1.2. Crude Oil sold to other than third parties shall be valued as follows:

(a) by using the weighted average per unit price received by (CONTRACTOR) and PERTAMINA from sales to third parties excluding, however, commissions and brokerages paid in relation to such third party sales during the three (3) months preceding such sale adjusted as necessary for quality, grade and gravity;

(b) if no such third party sales have been made during such period of time, then on the basis used to value Indonesian Crude Oil of similar quality, grade and gravity and taking into consideration any special circumstances with respect to sales of such Indonesian Crude Oil.

1.3. Third party sales referred to in this Section VII shall mean sales by (CONTRACTOR) to purchasers independent of (CONTRACTOR), that is purchasers with whom (at the time the sale is made) (CONTRACTOR) has no contractual interest involving directly or indirectly any joint interest.

1.4. Commissions or brokerages incurred in connection with sales to third parties, if any, shall not exceed the customary and prevailing rate.

1.5. During any given Calendar Year, the handling of production (i.e. the implementation of the provisions of Section VI hereof) and the proceeds thereof shall be provisionally dealt with on the basis of the relevant Work Program and Budget of Operating Costs, based upon estimates of quantities of Petroleum to be produced, of internal consumption in Indonesia, of marketing possibilities, of prices and other sale conditions as well as of any other relevant factor. Within thirty (30) days after the end of said given year, adjustments and cash settlements between the Parties shall be made on the basis of the actual quantities, amounts and prices involved, in order to comply with the provisions of this Contract.

1.6. In the event the Petroleum Operations involve the segregation of Crude Oils of different quality and/or grade and

if the Parties do not otherwise mutually agree:

(a) any and all provisions of this Contract concerning evaluation of Crude Oil shall separately apply to each segregated Crude Oil;

(b) each Crude Oil produced and segregated in a given Year shall contribute to:

(i) the "required quantity" destined in such Year to the recovery of all Operating Costs pursuant to Section VI, Subsection 1.2 hereof;

(ii) the "required quantity" of Crude Oil to which a Party is entitled in such Year pursuant to Section VI, Subsection 1.3 hereof;

(iii) the "required quantity" of Crude Oil which (CONTRACTOR) agrees to sell and deliver in such Year for domestic consumption in Indonesia pursuant to paragraph (p) of Subsection 1.2 of Section V hereof, out of the share of Crude Oil to which it is entitled pursuant to Section VI, Subsection 1.3;

with quantities, each of which shall bear to the respective "required quantity" (referred to in (i) or (ii) or (iii) above) the same proportion as the quantity of such Crude Oil produced and segregated in such given Year bears to the total quantity of Crude Oil produced in such Year from the Contract Area.

SECTION VIII

COMPENSATION AND PRODUCTION BONUS

1.1 (CONTRACTOR) shall pay to PERTAMINA as compensation for information now held by PERTAMINA the sum of One Million, Five Hundred Thousand U.S. Dollars (US$1,500,000.00), after approval of this Contract by the Government of the Republic of Indonesia in accordance with the provisions of applicable law. Such payment shall be due thirty (30) days after PERTAMINA furnishes to (CONTRACTOR) an authenticated copy of such approval.

1.2 (CONTRACTOR) shall pay to PERTAMINA the sum of Five Million U.S. Dollars (US$5,000,000.00) ninety (90) days after the end of the first Calendar Year in which the value of (CONTRACTOR's) portion of the Crude Oil produced and saved and not used in Petroleum Operations exceeds recoverable costs and (CONTRACTOR's) income taxes paid and due.

1.3 (CONTRACTOR) shall pay to PERTAMINA the sum of Two Million, Five Hundred Thousand U.S. Dollars (US$2,500,000.00) after daily production from the Contract Area averages twenty-five thousand Barrels per day for a period of one hundred and twenty (120) consecutive days; and (CONTRACTOR) shall pay to PERTAMINA the sum of Five Million U.S. Dollars (US$5,000,000.00) after daily production from the Contract

Area averages fifty thousand Barrels per day for a period of one hundred and twenty (120) consecutive days; and (CONTRACTOR) shall pay to PERTAMINA the sum of Five Million U.S. Dollars (US$5,000,000.00) after daily production from the Contract Area averages seventy-five thousand Barrels per day for a period of one hundred and twenty (120) consecutive days; and (CONTRACTOR) shall pay to PERTAMINA the sum of Fourteen Million U.S. Dollars (US$14,000,000.00) after daily production from the Contract Area averages one hundred thousand Barrels per day for a period of one hundred and twenty (120) consecutive days.

1.4 Such compensation and production bonus payments shall be solely borne by (CONTRACTOR) and not included in the Operating Costs.

SECTION IX

PAYMENTS

1.1 All payments which this Contract obligates (CONTRACTOR) to make to PERTAMINA or the Government of the Republic of Indonesia shall be made in U.S. dollars currency at a bank to be designated by each of them and agreed upon by the Bank of Indonesia or, at (CONTRACTOR's) election, other currency acceptable to them, except that

(CONTRACTOR) may make such payments in Indonesian rupiahs to the extent that such currencies are realized as a result of the domestic sale of Crude Oil or Natural Gas or Petroleum products, if any. All such payments shall be translated at the rate applicable to all petroleum companies carrying on business in Indonesia.

1.2 All payments due to (CONTRACTOR) shall be made in United States Dollars or at PERTAMINA's election, other currencies acceptable to (CONTRACTOR) at a bank to be designated by (CONTRACTOR).

1.3 Except as may be otherwise specifically provided for herein, any payments required to be made pursuant to this Contract shall be made within thirty (30) days following the end of the month in which the obligation to make such payments occurs.

SECTION X
TITLE TO EQUIPMENT

1.1 Equipment purchased by (CONTRACTOR) pursuant to the Work Program becomes the property of PERTAMINA (in case of import, when landed at the Indonesian ports of import) and will be used in Petroleum Operations hereunder.

1.2 The provisions of Subsection 1.1 of this Section X shall not apply to leased equipment belonging to foreign third parties who perform services as a contractor which equipment may be freely exported from Indonesia.

SECTION XI

CONSULTATION AND ARBITRATION

1.1 Periodically, PERTAMINA and (CONTRACTOR) shall meet to discuss the conduct of the Petroleum Operations envisaged under this Contract and will make every effort to settle amicably any problem arising therefrom.

1.2 Disputes, if any, arising between PERTAMINA and (CONTRACTOR) relating to this Contract or the interpretation and performance of any of the clauses of this Contract, and which cannot be settled amicably, shall be submitted to the decision of arbitration.

PERTAMINA on the one hand and (CONTRACTOR) on the other hand shall each appoint one arbitrator and so advise the other Party and these two arbitrators will appoint a third. If either Party fails to appoint an arbitrator within thirty (30) days after receipt of a written request to do so, such arbitrator shall, at the request of the other Party, if the Parties do not otherwise agree, be appointed

by the President of the International Chamber of Commerce. If the first two arbitrators appointed as aforesaid fail to agree on a third within thirty (30) days following the appointment of the second arbitrator, the third arbitrator shall, if the Parties do not otherwise agree, be appointed, at the request of either Party, by the President of the International Chamber of Commerce. If an arbitrator fails or is unable to act, his successor will be appointed in the same manner as the arbitrator whom he succeeds.

1.3 The decision of a majority of the arbitrators shall be final and binding upon the Parties.

1.4 In the event the arbitrators are unable to reach a decision, the dispute shall be referred to Indonesian Courts of Law for settlement.

1.5 Except as provided in this Section, arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce.

SECTION XII

EMPLOYMENT AND TRAINING OF INDONESIAN PERSONNEL

1.1 (CONTRACTOR) agrees to employ qualified Indonesian personnel in its operations and after commercial production commences

will undertake the schooling and training of Indonesian personnel for labor and staff positions including administrative and executive management positions. At such time, (CONTRACTOR) shall also consider with PERTAMINA a program of assistance for training of PERTAMINA's personnel.

1.2 Costs and expenses of training Indonesian personnel for its own employment shall be included in Operating Costs. Costs and expenses for a program of training for PERTAMINA's personnel shall be borne on a basis to be agreed by PERTAMINA and (CONTRACTOR).

SECTION XIII
TERMINATION

1.1 This Contract cannot be terminated during the first two (2) Contract Years as from the Effective Date, except by Provisions as stipulated in Subsection 1.3 hereunder.

1.2 At any time following the end of the second Contract Year as from the Effective Date, if in the opinion of (CONTRACTOR) circumstances do not warrant continuation of the Petroleum Operations, (CONTRACTOR) may, by giving written notice to that effect to PERTAMINA and after consultation with PERTAMINA, relinquish its rights and be relieved of its

obligations pursuant to this Contract, except such rights and obligations as related to the period prior to such relinquishment.

1.3 Without prejudice to the provisions stipulated in Subsection 1.1 hereinabove, either Party shall be entitled to terminate this Contract in its entirety by ninety (90) days' advance written notice if a major breach of Contract is committed by the other Party, provided that conclusive evidence thereof is proved by arbitration or final court decision as stipulated in Section XI.

SECTION XIV

BOOKS AND ACCOUNTS AND AUDITS

1. BOOKS AND ACCOUNTS

Subject to the requirements of Subsection 1.2 (s) of Section V, PERTAMINA shall be responsible for keeping complete books and accounts with the assistance of (CONTRACTOR) reflecting all Operating Costs as well as monies received from the sale of Crude Oil, consistent with modern petroleum industry practices and proceedings as described in Exhibit "C" attached hereto. Should there be any inconsistency between the provisions of this Contract, and the provisions of Exhibit "C" then the

provisions of Subsection 1.2 of Section VI of this Contract shall prevail. Until such time that commercial production commences, however, PERTAMINA delegates to (CONTRACTOR) its obligations to keep books and accounts.

2. AUDITS

2.1 (CONTRACTOR) shall have the right to inspect and audit PERTAMINA's books and accounts relating to this Contract for any Calendar Year within the one (1) Year period following the end of such Calendar Year. Any such audit will be satisfied within twelve (12) months after its commencement. Any exception must be made in writing within sixty (60) days following the end of such audit and failure to give such written exception within such time shall establish the correctness of PERTAMINA's books and accounts.

2.2 PERTAMINA and the Government of the Republic of Indonesia shall have the right to inspect and audit (CONTRACTOR's) books and accounts relating to this Contract for any Calendar Year covered by this Contract. Any exception must be made in writing within sixty (60) days following the completion of such audit.
In addition, PERTAMINA and the Government of the Republic of Indonesia may require (CONTRACTOR) to

engage its independent accountants to examine, in accordance with generally accepted auditing standards, the (CONTRACTOR's) books and accounts relating to this Contract for any Calendar Year or perform such auditing procedures as deemed appropriate by PERTAMINA. A copy of the independent accountant's report or any exceptions shall be forwarded to PERTAMINA within sixty (60) days following the completion of such audit.

SECTION XV
OTHER PROVISIONS

1. NOTICES

Any notices required or given by either Party to the other shall be deemed to have been delivered when properly acknowledged for receipt by the receiving Party.

All such notices shall be addressed to:

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
Jalan Merdeka Timur 1-A
Jakarta, Indonesia.

(CONTRACTOR): KERR-McGEE OF INDONESIA, INC.
KERR-McGEE CENTER
P.O.Box 25861, Oklahoma City,
Oklahoma, 73125, U.S.A.

2. LAWS AND REGULATIONS

2.1 The laws of the Republic of Indonesia shall apply to this Contract;

2.2 No term or provisions of this Contract, including the agreement of the Parties to submit to arbitration hereunder, shall prevent or limit the Government of the Republic of Indonesia from exercising its inalienable rights.

3. SUSPENSION OF OBLIGATIONS

3.1 Any failure or delay on the part of either Party in the performance of their obligations or duties hereunder shall be excused to the extent attributable to Force Majeure.

3.2 If operations are delayed, curtailed or prevented by such causes, then the time for carrying out the obligations thereby affected, the term of this Contract and all rights and obligations hereunder shall be extended for a period equal to the period thus involved.

3.3 The Party whose ability to perform its obligations is so affected shall notify the other Party thereof in writing, stating the cause and both Parties shall do all reasonably within their power to remove such cause.

4. PROCESSING OF PRODUCTS

4.1 (CONTRACTOR) shall be willing to consider to come to another Contract or Loan Agreement for the processing of products derived from the Petroleum Operations hereunder, on mutually agreeable terms.

4.2 Within the framework of the preceding principle, (CONTRACTOR) would agree on the conditions stated below to have refined in Indonesia 28.57 percent of the share of Crude Oil to which it is entitled pursuant to Subsection 1.3. of Section VI hereof and, should no refining capacity be available therefor, to set up a corresponding refining capacity for that purpose. The conditions above referred to are that:

(a) PERTAMINA has first requested (CONTRACTOR) thereto;

(b) (CONTRACTOR's) share of Crude Oil pursuant to Subsection 1.3. of Section VI hereof be not less than One Hundred and Fifty Thousand (150,000) Barrels per day; and

(c) if refining capacity has to be erected, that the setting up and use of such refining capacity be economical in the judgement of the Parties.

4.3 It is further agreed that (CONTRACTOR) may in lieu

of setting up such refining capacity, but subject to the same conditions, make an equivalent investment in another project related to petroleum or petrochemical industries.

4.4 Petroleum to be delivered to such facilities would be sold by (CONTRACTOR) at the net realized prices f.o.b. Indonesia received by (CONTRACTOR) established pursuant to Section VII hereof or at another mutually agreed price.

5. TEXT

This Contract is drawn up in the English and Indonesian languages. If any questions regarding the interpretation of the two texts arises, then the English text shall prevail.

SECTION XVI

PARTICIPATION

1. PERTAMINA shall have the right to demand from (CONTRACTOR) that a ten percent (10%) undivided interest in the total rights and obligations under this Contract be offered to either a limited liability company to be designated by PERTAMINA, the shareholders of which shall be Indonesian Nationals, or to an Indonesian entity to be designated

by PERTAMINA (both hereinafter called "The Indonesian Participant").

2. The right referred to in Subsection 1 of this Section XVI shall lapse unless exercised by PERTAMINA not later than three (3) months after (CONTRACTOR's) notification by registered letter to PERTAMINA of its first discovery of Petroleum in the Contract Area, which in the judgment of (CONTRACTOR) after consultation with PERTAMINA can be produced commercially. PERTAMINA shall make its demand known to (CONTRACTOR) by registered letter.

3. (CONTRACTOR) shall make its offer by registered letter to the Indonesian Participant within one (1) month after receipt of PERTAMINA's registered letter referred to in Subsection 2 of this Section XVI. (CONTRACTOR's) letter shall be accompanied by a copy of this Contract and a draft Operating Agreement embodying the manner in which (CONTRACTOR) and the Indonesian Participant shall cooperate. The main principles of the draft Operating Agreement are contained in Exhibit "D" to this Contract.

4. The offer by (CONTRACTOR) to the Indonesian Participant shall be effective for a period of six (6) months. If the Indonesian Participant has not accepted this offer by registered letter to (CONTRACTOR) within the said

period, (CONTRACTOR) shall be released from the obligation referred to in this Section XVI.

5. In the event of acceptance by the Indonesian Participant of (CONTRACTOR's) offer, the Indonesian Participant shall be deemed to have acquired the undivided interest on the date of (CONTRACTOR's) notification to PERTAMINA referred to in Subsection 2 in this Section XVI, and the Indonesian Participant shall be liable for the proportional share of costs incurred thereafter.

6. 6.1 For the acquisition of a ten percent (10%) undivided interest in the total of the rights and obligations arising out of this Contract, the Indonesian Participant shall reimburse (CONTRACTOR) an amount equal to ten percent (10%) of the sum of Operating Costs which (CONTRACTOR) has incurred for and on behalf of its activities in the Contract Area up to the date of (CONTRACTOR's) notification to PERTAMINA mentioned in Subsection 2 of this Section XVI, ten percent (10%) of the compensation paid to PERTAMINA for information referred to in Subsection 1.1. of Section VIII of this Contract, and ten percent (10%) of the amounts referred to in Subsection 1.2 and 1.3 of Section VIII of this Contract.

6.2 At the option of the Indonesian Participant, the said amount shall be reimbursed:

(i) either by a transfer of the said amounts by the Indonesian Participant within three (3) months after the date of its acceptance of (CONTRACTOR's) offer referred to in Subsection 3 of this Section XVI, to (CONTRACTOR's) account with the banking institution to be designated by it, in the currency in which the relevant costs have been financed; or

(ii) by way of a "payment out of production" of fifty percent (50%) of the Indonesian Participant's production entitlements under this Contract valued in the manner as described in Section VII of this Contract, equal in total to one hundred fifty percent (150%) of the said amount and commencing as from the beginning of commercial production.

6.3 At the time of its acceptance of (CONTRACTOR's) offer, the Indonesian Participant shall state whether it wishes to reimburse in cash or out of production in the manner indicated in Subsection 2 under (i) and (ii) of this Section XVI.

SECTION XVII

EFFECTIVENESS

1.1. This Contract shall come into effect on the Effective Date.

1.2. This Contract shall not be annulled, amended or modified in any respect, except by the mutual consent in writing of the Parties thereto.

1.3. IN WITNESS WHEREOF, the Parties hereto have executed this Contract, in triplicate and in the English language, as of the day and year first above written.

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

By ______________________

(CONTRACTOR):

KERR-McGEE OF INDONESIA, INC. (Operator)

By ______________________

QUINTANA INDONESIA LTD.

By ____________________

SAMEDAN OIL OF INDONESIA, INC.

By ____________________

WAINOCO INTERNATIONAL, INC.

By ____________________

APPROVED BY THE MINISTER OF MINES AND ENERGY

This 12th. day of FEBRUARY 1981

on behalf of the

GOVERNMENT OF THE REPUBLIC OF INDONESIA

By ____________________

EXHIBIT "A"

This Exhibit "A" is attached to and made an integral part of the Contract between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA and KERR-McGEE OF INDONESIA LTD., QUINTANA INDONESIA LTD., SAMEDAN OIL OF INDONESIA, INC., WAINOCO INTERNATIONAL, INC. dated the 12th day of FEB. 1981 in the onshore and offshore Bawean, Java Sea and the Contract Area herein described is shown on Exhibit "B" of this Contract.

DESCRIPTION OF CONTRACT AREA

Using the Geographic Coordinate System beginning at point A located at 05° 36' 23" South Latitude, 111° 49' 11" East Longitude, proceed eastward in a direct line to point B located at 05° 36' 23" South Latitude, 113° 05' 46" East Longitude, thence proceed southward in a direct line to point C located at 06° 00' 30" South Latitude, 113° 05' 46" East Longitude, thence proceed southward in a direct line to point D located at 06° 19' 57" South Latitude, 113° 05' 46" East Longitude, thence proceed westward in a direct line to point E located at 06° 19' 57" South Latitude, 112° 25' 05" East Longitude, thence proceed southward in a direct line to point F located at the intersection of the mean high tide shore line of northern Java and 112° 25' 05" East Longitude, thence proceed westerly following the mean high tide shore line to point G located at the intersection of the mean high tide shore line of northern Java and 111° 49' 11" East Longitude, thence proceed northward in a direct line to point A, point of beginning.

The Area described above shall consist of approximately 15.130 square kilometers.

F001127


MONCRIEF
P. Bawean
B A W E A N
15.130 sq. KM.
A
B
C
D
E
F
G
EXHIBIT 'B'
J A W A
P. MADURA
DIT. JEN. MIGAS.
BAG. HUKUM
ON & OFFSHORE
B A W E A N
SCALE 1 : 1.000.000.
F001128

EXHIBIT "C"

Attached and made an integral part of the Contract between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA and KERR-McGEE OF INDONESIA, INC. (OPERATOR), QUINTANA INDONESIA LTD., SAMEDAN OIL OF INDONESIA, INC., WAINOCO INTERNATIONAL, INC. (CONTRACTOR), dated the 12th day of FEB. 1981.

ACCOUNTING PROCEDURE

Article 1

General Provisions

1. Definitions

   The accounting procedure herein provided for is to be followed and observed in the performance of either Party's obligations under the Contract to which this Exhibit is attached. The definitions and terms appearing in this Exhibit "C" shall have the same meaning as those defined in said Contract.

2. Accounts and Statements

   PERTAMINA'S and (CONTRACTOR'S), as the case may be, accounting records and books will be kept in accordance

F001129

with generally accepted and recognized accounting systems, consistent with modern petroleum industry practices and procedures. Books and reports will be maintained and prepared in accordance with methods established by PERTAMINA. The chart of accounts and related account definitions will be prescribed by PERTAMINA. Reports will be organized for the use of PERTAMINA in carrying out its management responsibilities under this contract.

Article II
Operating Costs

1. Definition

For any Year in which commercial production occurs, Operating Costs consist of a) current Year non-capital costs, b) current Year's depreciation for capital costs and c) current Year allowed recovery of prior year's unrecovered Operating Costs.

2. Non-capital Costs

Non-capital costs means those Operating Costs incurred that relate to current Year's operations. In addition to costs relating only to current operations, the costs of surveys and the intangible costs of drilling exploratory and development wells, as described in paragraph (c), (d) and (e) below, will be classified as non-capital costs.

F001130

Non-capital costs include, but are not limited to the following:

(a) Labor, materials and services used in day to day oil well operations, oil field production facilities operations, secondary recovery operations, storage handling transportation and delivery operations, gas well operations, gas field production facilities operations, gas transportation, and delivery operations, gas processing auxiliaries and utilities, and other operation activities, including repairs and maintenance.

(b) Office, services and general administration-General services including technical and related services, material services, transportation, rental of specialized and heavy engineering equipment, site rentals and other rentals of services and property, personnel expenses, public relations, and other expenses abroad.

(c). Production drilling - Labor, materials and services used in drilling wells with the object of penetrating a proven reservoir, including the drilling of delineation wells as well as redrilling, deepening or recompleting wells, and access roads leading directly to wells.

(d) Exploratory Drilling - Labor, materials and services used in the drilling of wells with the object of finding unproven reservoirs of oil and gas, and access roads leading directly to wells.

(e) Surveys - Labor, materials and services used in aerial, geological, topographical, geophysical and seismic surveys, and core hole drilling.

(f) Other exploration expenditures - Auxiliary or temporary facilities having lives of one year or less used in exploration and purchased geological and geophysical information.

3. Capital Costs

Capital Costs means expenditures made for items which normally have a useful life beyond the Year incurred. A reasonable annual allowance for depreciation of capital costs, computed as described in Article III Section 1, will be allowed as a recoverable operating cost for the current Year. Capital Costs include classification described herein but are not limited to the following specifications:

(a) Construction utilities and auxiliaries - Work shops, power and water facilities, warehouses, and field roads except the access roads mentioned in Paragraphs

F001132

2(c) and 2(d) above. Cost of oil jetties and anchorages, treating plants and equipment, secondary recovery systems, gas plants and steam systems.

(b) Construction housing and welfare - Housing, recreational facilities and other tangible property incidental to construction.

(c) Production Facilities - Offshore platforms (including the costs of labor, fuel, hauling and supplies for both the offsite fabrication and onsite installation of platforms, and other construction costs in erecting platforms and installing submarine pipelines), wellhead equipment, subsurface lifting equipment, production tubing, sucker rods, surface pumps, flow lines, gathering equipment, delivery lines and storage facilities.

(d) Movables - Surface and subsurface drilling and production tools, equipment and instruments, barges, floating craft, automotive equipment, aircraft, construction equipment, furniture and office equipment and miscellaneous equipment.

Article III

Accounting Methods To Be Used To Calculate

Recovery of Operating Costs

1. <u>Depreciation</u>

Depreciation will be calculated beginning the Year in which the asset is placed into service with a full Year's depreciation allowed the initial Year. The method used to calculate each Year's allowable recovery of capital costs is the double declining balance depreciation method.

A switchover to the straight line method is allowed whenever it becomes advantageous to the Contractor. The lives to be used for Crude Oil is one-half (50%) of the lives described as follows:

Construction utilities and auxiliaries	14 Years
Construction housing and welfare	20 Years
Production facilities	14 Years
Moveables:	
Automobiles	3 Years
Trucks-light (less than 13,000 pounds) and tractor units	4 Years
Trucks-heavy (more than 13,000 pounds) and trailers	6 Years
Buses	9 Years
Aircraft	6 Years
Railroad cars and locomotives	15 Years
Vessels, barges, tugs and similar water transportation equipment	18 Years

Drilling and production tools, equipment and instruments	14 Years
Construction equipment	6 Years
Furniture and office equipment	10 Years

The undepreciated balance of assets taken out of services will not be charged to Operating Costs but will continue depreciating based upon the lives described above, except where such assets have been subjected to unanticipated destruction, for example, by fire or accident.

2. Overhead Allocation

General and administrative costs, other than direct charges, allocable to this operation should be determined by a detailed study, and the method determined by such study shall be applied each year consistently. The method selected must be approved by PERTAMINA, and such approval can be reviewed periodically by PERTAMINA and the (CONTRACTOR).

3. Interest Recovery

Interest on loans obtained by a Party from Affiliates or parent companies or from third party non-affiliates at rates not exceeding prevailing commercial rates for capital investments in petroleum operations may be recoverable as Operating Costs. Details of any financing

plan and amounts must be included in each year's budget of Operating Costs for the prior approval of PERTAMINA.

All other financing must also be approved by PERTAMINA.

4. Gas Costs

Operating Costs directly associated with the production of Natural Gas will be directly chargeable against Natural Gas revenues in determining entitlements under Section VI subsection 2.2. Operating Costs incurred for production of both Natural Gas and Crude Oil will be allocated to Natural Gas and Crude Oil based on the relative value of the products produced for the current Year.

Common support costs will be allocated on an equitable basis agreed to by both parties.

If after commencement of production the Natural Gas revenues do not permit full recovery of Natural Gas costs, as outlined above, then the excess costs shall be recovered from Crude Oil revenues.

Likewise, if excess Crude Oil costs (Crude Oil costs less Crude Oil revenues) exists, this excess can be recovered from Natural Gas revenues.

If production of either Natural Gas or Crude Oil has commenced while the other has not, the allocable production costs and common support costs will be allocated in an equitable manner. Propane and butane fractions extracted from Natural Gas but not spiked in Crude Oil shall be deemed as Natural Gas for the purpose of accounting.

5. Inventory Accounting

The costs of non-capital items purchased for inventory will be recoverable at such time the items have landed in Indonesia.

6. Insurance and Claims

Operating Costs shall include premiums paid for insurance normally required to be carried for the Petroleum Operations relating to CONTRACTOR's obligations conducted under the Contract, together with all expenditures incurred and paid in settlement of any and all losses, claims, damages, judgments, and other expenses, including fees relating to CONTRACTOR's obligation under the Contract.

EXHIBIT "D"

THIS EXHIBIT "D" IS ATTACHED TO AND MADE AN INTEGRAL PART OF THE CONTRACT BETWEEN PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA AND KERR-McGEE OF INDONESIA, INC. (OPERATOR). QUINTANA INDONESIA LTD., SAMEDAN OIL OF INDONESIA, INC. WAINOCO INTERNATIONAL, INC. (CONTRACTOR), DATED THE 12th DAY OF FEB., 1981.

Memorandum on Participation

The Operating Contract between CONTRACTOR and the Indonesian Participant referred to in subsection 3 of Section XVI shall embody, inter alia, the following main principles:

1. CONTRACTOR shall be the sole Operator of the venture under properly defined rights and obligations.
2. Authorized representatives of both parties shall meet periodically for the purpose of conducting the venture's operations. All decisions shall be taken by majority vote based upon the parties' undivided ownership interest under the agreement, except in case of terminating the main agreement which decision shall require the unanimous consent of both parties. However, if either of the parties wishes to withdraw from the venture it shall transfer without cost its undivided interest to other party.
3. Both parties shall have the obligation to provide or cause to be provided their respective proportions of such finance and in such currencies as may be required from time to time by the Operator for

F001138

the operations envisaged under the main agreement. The effects of a party's failure to meet calls for funds within the prescribed time limits shall be provided.

4. The Operator shall prepare the annual work programmes and budgets which shall be submitted to the authorized representative of both parties for decision prior to their submission to PERTAMINA in accordance with the provisions of the main agreement.

5. In respect of any exploratory drilling operation a "non-consent" provision shall be made which assures the Indonesian Participant that it does not have to participate in such operation, if it were to disagree to the inclusion of such operation in the work programme and budget and which in case of success adequately compensates CONTRACTOR for the cost and risk incurred by the latter.

6. Subject to adequate lifting tolerances each party shall offtake at CONTRACTOR's point of export its production entitlement and its proportionate share of any portion of the Crude Oil which PERTAMINA elects not to take in kind, both as provided under the main agreement. However, if the Indonesian Participant is not in a position to market such

quantity wholly or partly it shall in respect of the quantity which it cannot market itself have the option under an adequate notification procedure: either to require CONTRACTOR (or its Associates if CONTRACTOR so desires) to purchase that quantity, or to lift the quantity at a later date under an adequate procedure.

7. In respect of any quantity to be purchased from the Indonesian Participant by CONTRACTOR (or its Associates), the price in respect of each quality of Crude Oil shall be:

   (i) for Crude Oil to be delivered for local consumption under the terms of the main agreement, twenty (20) United States Dollar cents per Barrel or as otherwise provided for in the main agreement,

   (ii) for all other Crude Oil the weighted average net realized price received by CONTRACTOR for comparable types and quantities sold by it during the Gregorian Calendar Year involved minus five percent (5%).

8. If natural gas (associated gas and non-associated gas) is encountered in commercial quantities, special provisions shall be drawn up having due regard inter alia, to the long term character of natural gas supply contracts.

A2

AMENDMENT
OF PRODUCTION SHARING CONTRACT
BAWEAN CONTRACT AREA

This Amendment, made and entered into on this 25th. day of October 1991, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA, a State Enterprise, established on the basis of Law No. 8/1971, hereinafter called "PERTAMINA", party of the first part; ENTERPRISE OIL (BAWEAN) LTD., a corporation organized and existing under the laws of Bermuda; KUFPEC (JAVA) LTD., a corporation organized and existing under the laws of the Cayman Islands; and SAMEDAN OIL OF INDONESIA INC., a corporation organized and existing under the laws of Delaware hereinafter collectively called "CONTRACTOR", party of the second part; PERTAMINA and CONTRACTOR being hereinafter sometimes referred to individually as the "Party" or jointly as the "Parties".

WITNESSETH:

Whereas, on 12 February 1981, a Production Sharing Contract was entered into for the Bawean Contract Area, comprising lands under the jurisdiction of the Republic of Indonesia, between PERTAMINA, KERR-MCGEE OF INDONESIA, INC. ("Kerr-McGee"), QUINTANA INDONESIA LTD. ("Quintana"), SAMEDAN OIL OF INDONESIA INC. and WAINOCO INTERNATIONAL INC. ("Wainoco") which Production Sharing Contract, as subsequently amended is hereinafter referred to as the "Contract"; and

Whereas, by assignments effective 25th February 1983 and 3rd November 1984 TESORO JAVA PETROLEUM COMPANY ("Tesoro") acquired all right title and interest in the Contract formerly held by Quintana Indonesia Ltd; and

Whereas, by assignments dated 1st October 1983 and 31st December 1985 TEXAS EASTERN (BAWEAN) INC. acquired all right title and interest in the Contract formerly held by Wainoco and Kerr-McGee respectively; and

Whereas, by assignment effective 13th June 1988 KUFPEC (JAVA) LTD. ("Kufpec") acquired all of the right title and interest in the Contract formerly held by Tesoro; and

Whereas, by assignment effective 10th March 1988 Texas Eastern (Bawean) Inc. assigned all of the right title and interest in the Contract to TEXAS EASTERN BAWEAN LIMITED; and

F001066

Whereas, pursuant to a Stock Purchase Agreement dated 1 March 1989 between TEXAS EASTERN CORPORATION and ENTERPRISE OIL plc all of the issued and outstanding stock of Texas Eastern Bawean Limited was acquired by ENTERPRISE OIL plc and the name Texas Eastern Bawean Limited was changed to Enterprise Oil (Bawean) Limited; and

Whereas PERTAMINA has given its consent to each of the aforesaid transfers of interest, the participating interests of the Parties to the Contract are now respectively Enterprise Oil (Bawean) Limited 60%, Kufpec (Java) Limited 25%, and Samedan Oil of Indonesia Inc. 15%; and

Whereas, on August 31, 1988 and February 23, 1989, the Minister of Mines and Energy of the Republic of Indonesia announced incentives for production sharing contracts to promote the exploration, development and production of oil and gas in "Conventional Areas" of the Republic of Indonesia; and

Whereas, PERTAMINA and CONTRACTOR wish to amend the Contract to incorporate the new incentives for "Conventional Areas".

Now, therefore, in consideration of the premises and the mutual covenants contained herein, PERTAMINA and CONTRACTOR hereby agree as follows:

1. In the text of this Amendment, words and terms defined in the Contract and in Article 1 of Law No. 44Prp/1960 shall, unless otherwise specified herein, have meaning in accordance with such definitions.

2. Subsections 1.2(p) and (q) of Section V of the Contract are hereby deleted in their entirety and replaced with the following:

"(p) after commercial production commences, fulfil its obligation towards the supply of the domestic market in Indonesia. CONTRACTOR agrees to sell and deliver to PERTAMINA a portion of the share of the Crude Oil to which it is entitled pursuant to subsection 1.3 and 3.1 of Section VI calculated for each Year as follows :

(i) multiply the total quantity of Crude Oil produced from the Contract Area by a fraction the numerator of which is the total quantity of Crude Oil to be supplied and the denominator is the entire Indonesian production of Crude Oil of all petroleum companies;

(ii) compute twenty-five percent (25%) of the total quantity of Crude Oil produced from the Contract Area;

(iii) multiply the lower quantity computed, either under (i) or (ii) by the

F001067

resultant percentage of CONTRACTOR's entitlement provided as applicable under subsection 1.3 of section VI hereof, from the Crude Oil remaining after deducting Operating Costs.

The quantity of Crude Oil computed under (iii) shall be the maximum quantity to be supplied by CONTRACTOR in any Year pursuant to this paragraph (p) and deficiencies, if any, shall not be carried forward to any subsequent Year; provided that if for any Year the recoverable Operating Cost exceeds the difference of total sales proceeds from Crude Oil produced and saved hereunder minus the First Tranche Petroleum and Investment Credit as provided under Section VI hereof, CONTRACTOR shall be relieved from this supply obligation for such Year.

(q) the price at which such Crude Oil shall be delivered and sold under paragraph (p) of this subsection shall be ten percent (10%) of the price as determined under subsection 1.2 of Section VI hereof.
CONTRACTOR shall not be obligated to transport such Crude Oil beyond the point of export but upon request CONTRACTOR shall assist in arranging transportation and such assistance shall be without cost or risk to CONTRACTOR.

Notwithstanding the foregoing, for a period of five (5) consecutive years (meaning 60 months) starting the month of the first delivery of Crude Oil produced and saved from each new field in the Contract Area, the fee per barrel for the quantity of Crude Oil supplied to the domestic market from each such new field shall be equal to the price determined in accordance with Section VI hereof for Crude Oil from such field taken for the recovery of Operating Costs. This incentive also applies to production out of incremental reserves from secondary and tertiary recovery EOR projects which commence production after February 23, 1989. The proceeds in excess of the aforesaid ten percent (10%) shall preferably be used to assist financing of continued exploration efforts by CONTRACTOR in the Contract Area or in other areas of the Republic of Indonesia if such opportunity exists. In case no such opportunity can be demonstrated to exist in accordance with good oil field practice, CONTRACTOR shall be free to use such proceeds at its own discretion;"

3. Subsection 1.2(s) of Section V of the Contract is hereby revised to read as follows:

"severally pay to the Government of the Republic of Indonesia the income tax including the final tax on profits after tax deduction imposed on it pursuant to the Indonesian Income Tax Law and its implementing

Regulations. CONTRACTOR shall comply with the requirements of the Tax Law in particular with respect to filing of returns, assessment of tax and keeping and showing of books and records."

4. Subsection 1.3 of Section VI of the Contract is hereby deleted in its entirety and replaced with the following:

"1.3 Of the Crude Oil remaining after deducting Operating Costs :

(i) If the first Crude Oil production of this Contract Area is from a Marginal Field as described herein below, for such production the Parties shall be entitled to take and receive each Year, respectively fifty four point five four five five percent (54.5455 %) for PERTAMINA and forty five point four five four five percent (45.4545 %) for CONTRACTOR over the life of such field.
A "Marginal Field" is the first field of the Contract Area proposed by CONTRACTOR for development and approved by PERTAMINA, capable of Crude Oil production not exceeding ten thousand (10,000) barrels daily average projected for the initial two (2) production years (twenty four (24) production months).
Marginal Field production represents a separate segment from the others.

(ii) For Crude Oil production as a result of Tertiary recovery EOR projects, the Parties shall be entitled to take and receive each Year, respectively fifty four point five four five five percent (54.5455 %) for PERTAMINA and forty five point four five four five percent (45.4545 %) for CONTRACTOR.
Tertiary recovery EOR production represents a separate segment from the others.

(iii) For Crude Oil production from pre-Tertiary reservoir rocks, the Parties shall be entitled to take and receive each Year as follows:

(a) PERTAMINA fifty four point five four five five percent (54.5455 %) and CONTRACTOR forty five point four five four five percent (45.4545 %) for the segment of zero (0) to fifty thousand (50,000) barrels daily average of all of such pre-Tertiary production of the Contract Area for the Calendar Year;

(b) PERTAMINA sixty five point nine zero nine one percent (65.9091 %) and CONTRACTOR thirty four point zero nine zero nine percent (34.0909 %) for the segment of fifty

thousand and one (50,001) barrels to one hundred and fifty thousand (150,000) barrels daily average of all of such pre-Tertiary production of the Contract Area for the Calendar Year;

(c) PERTAMINA seventy seven point two seven two seven percent (77.2727 %) and CONTRACTOR twenty two point seven.two seven three percent (22.7273 %) for the segment of one hundred and fifty thousand and one (150,001) barrels daily average of all of such pre-Tertiary production of the Contract Area for the Calendar Year and more;

Pre-Tertiary reservoir rocks mean petroleum reservoir rocks deposited or formed in pre-Tertiary times.

(iv) For Crude Oil production of the Contract Area from fields which are in water depths of more than six hundred (600) feet, the Parties shall be entitled to take and receive each Year as follows :

(a) PERTAMINA fifty four point five four five five percent (54.5455 %) and CONTRACTOR forty five point four five four five percent (45.4545 %) for the segment of zero (0) to fifty thousand (50,000) barrels daily average of Crude Oil production from all platforms and subsea completions on the seabed deeper than six hundred (600) feet (i.e. "Deepsea Production") of the Contract Area for the Calendar Year;

(b) PERTAMINA sixty five point nine zero nine one percent (65.9091 %) and CONTRACTOR thirty four point zero nine zero nine percent (34.0909 %) for the segment of fifty thousand and one (50,001) barrels to one hundred and fifty thousand (150,000) barrels daily average of Deepsea Production of the Contract Area for the Calendar Year;

(c) PERTAMINA seventy seven point two seven two seven percent (77.2727 %) and CONTRACTOR twenty two point seven two seven three percent (22.7273 %) for the segment of one hundred and fifty thousand and one (150,001) barrels daily average of Deepsea Production of the Contract Area for the Calendar Year and more.

If a field has only partial Deepsea Production, that portion of Deepsea Production only will be eligible under this clause (iv),

while its Crude Oil produced from platforms and subsea completions on the seabed of water depths of six hundred (600) feet or less will be part of and shared as provided under clause (v) of this subsection 1.3; and the apportioning of recoverable Operating Costs will be done under the same system as provided in the last paragraph of this subsection 1.3.

(v) For Crude Oil production of the Contract Area other than those under clauses (i), (ii), (iii) and (iv) herein above, each Year PERTAMINA shall be entitled to take and receive sixty five point nine zero nine one percent (65.9091 %) and CONTRACTOR shall be entitled to take and receive thirty four point zero nine zero nine percent (34.0909 %).
Crude Oil production under this clause (v) represents a separate segment from the others.

The deduction of Investment Credit and Operating Costs before the entitlements are taken by each respective Party as provided under this subsection 1.3, shall be subject to the following proration method :
for each Calendar Year, the recoverable Investment Credit and Operating Costs shall be apportioned for deduction from the production of each of the segment as hereinabove defined, at the same ratios as the production from each such segment over the total production of such Year."

In the event that Crude Oil production from a field qualifies for more than one of the definitions set out in clauses (i), (ii), (iii), (iv) and (v) of this subsection 1.3, Contractor will have the option to elect which of the clauses shall be applied. Such election when made shall not be changed.

5. Subsection 1.4 of Section VI of the Contract is hereby deleted in its entirety and replaced with the following:

"1.4 Title to CONTRACTOR's portion of Crude Oil under subsections 1.3, 1.7 and 3.1 of this Section VI as well as to such portion of Crude Oil exported and sold to recover Operating Costs and the Investment Credit provided for in Subsection 1.7 of this Section VI shall pass to CONTRACTOR at the point of export, or, in the case of oil delivered to PERTAMINA pursuant to subsection 1.2 paragraph (p) of Section V or otherwise, at the point of delivery."

6. Subsection 1.7 of Section VI of the Contract is hereby deleted in its entirety and replaced with the following:

"1.7 (a) CONTRACTOR may recover an investment credit amounting to seventeen percent (17%) of the capital investment cost directly

F001071

required for developing Crude Oil production facilities (as provided under Article II para. 3(c) of Exhibit "C" hereof) of a new field out of deduction from gross production before recovering Operation Costs, commencing in the earliest production Year or Years before tax deduction (to be paid in advance in such production Year when taken).

(b) In addition, for such Crude Oil production facilities which are in water depths of more than six hundred (600) feet, CONTRACTOR may recover an additional investment credit amounting to one hundred and ten percent (110%) of the relevant capital investment cost and in the same manner as above provided under this subsection 1.7 of Section VI, and provided further that such capital investment costs are the costs contemplated under the original development program approved by PERTAMINA.
Furthermore, for floating production facilities of a field partly serving Deepsea Production, such additional investment credit is applicable to that portion of the capital investment for said floating production facilities if any, corresponding with that portion of the capital investment for the production facilities standing/lying on the seabed deeper than six hundred (600) feet.
This deepsea incentive as herein above given, is also applicable for Natural Gas field development projects, except that for such case the investment credit amounts to fifty five percent (55%).

(c) The investment credits referred to in paragraphs (a) and (b) above (the "Investment Credit") may be applied to new secondary recovery and tertiary recovery EOR projects but are not applicable to "interim production schemes" or further investments to enhance production and reservoir drainage in excess of what was contemplated in the original project as approved by PERTAMINA.

7. Section 2.2 of Section VI of the Contract is hereby deleted in its entirety and replaced with the following:

"2.2 Should PERTAMINA and CONTRACTOR consider that the processing and utilization of Natural Gas is economical and choose to participate in the processing and utilization thereof, in addition to that used in secondary recovery operations, then the construction and installation of facilities for such processing and utilization shall be carried out pursuant to an approved Work Program.
It is hereby agreed that all costs and revenues derived from such

F001072

processing, utilization and sale of Natural Gas shall be treated on a basis equivalent to that provided for herein concerning Petroleum Operation and disposition of Crude Oil except of the Natural Gas, or the propane and butane fractions extracted from Natural Gas but not spiked in Crude Oil, remaining after deducting Operating Costs associated with the Natural Gas operations as stipulated in Exhibit C, PERTAMINA shall be entitled to take and receive thirty one point eight one eight two percent (31.8182%) and CONTRACTOR shall be entitled to take and receive sixty eight point one eight one eight percent (68.1818%)."

8. The following new Subsection 3.1 is hereby added to Section VI of the Contract:

"FIRST TRANCHE PETROLEUM

3.1 Notwithstanding anything to the contrary elsewhere contained in this Contract, the Parties shall be entitled to first take and receive each Year a quantity of Petroleum of twenty percent (20%) of the Petroleum production of each such Year, called the "First Tranche Petroleum" before any deduction for recovery of Operating Costs and handling of production as provided under this Section VI.
Such First Tranche Petroleum for each Calendar Year is further shared for Crude Oil between PERTAMINA and CONTRACTOR in accordance with the sharing splits provided under subsection 1.3 of this Section VI, by apportioning it as applicable, to the respective production segments as therein defined, at the same ratios as the production from each such segment over the total production of the Year.
For Natural Gas, such First Tranche Petroleum is shared between PERTAMINA and CONTRACTOR in accordance with the sharing split provided under subsection 2.2 of this Section VI."

9. Paragraph (iii) of Subsection 1.6(b) of Section VII of the Contract is hereby revised to read as follows:

"(iii) the "required quantity" of Crude Oil which CONTRACTOR agrees to sell and deliver in such Year for domestic consumption in Indonesia pursuant to paragraph (p) of subsection 1.2 of Section V hereof, out of the share of Crude Oil to which it is entitled pursuant to Section VI, subsections 1.3 and 3.1;"

10. Section 3, "Capital Costs", of Article II of Exhibit "C", to the Contract, is amended by deleting the last sentence in Paragraph (a), "Costs of oil jetties and anchorages, treating plants and equipment, secondary recovery systems, gas plants and steam systems;", and inserting the same sentence at the end of Paragraph (c).

11. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Contract shall remain in full force and effect, and PERTAMINA and the CONTRACTOR expressly hereby confirm the Contract as amended by this Amendment.

In Witness Whereof, the parties have executed this Amendment in quadruplicate originals as of the date first written above.

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

By: ______________________

ENTERPRISE OIL (BAWEAN) LTD. (OPERATOR)

By: ______________________

F001074

SAMEDAN OIL OF INDONESIA INC.

By : ______________________

KUFPEC (JAVA) LIMITED

By : ______________________

APPROVED BY THE MINISTER OF MINES AND ENERGY
this 25th. day of October , 1991
on behalf of the GOVERNMENT OF THE REPUBLIC OF INDONESIA

By: ______________________

PEF AHAAN PERTAMBANGAN MINYAK [GAS BUMI NEGARA
(P E R T A M I N A)

KANTOR PUSAT
Jalan Medan Merdeka Timur 1A JAKARTA 10010
Kotak Pos 1012 JKT.

ALAMAT KAWAT "PERTAMINA" TELEFON : 3815111-3816111 FAKS : 343052-352595 TELEX : 46411-45073-44441-46552-46754-45364

Nomor : 2056 /C0000/91-S1

Lampiran :

Perihal : PEMBATASAN COST RECOVERY.

Jakarta, 1 Nopember 1991

Yang Terhormat,

ENTERPRISE OIL (BAWEAN) LTD.
Landmark Center, Lantai 21
Jln. Jenderal Sudirman No.1
J a k a r t a

Up. Mr. J.B.B. Bullough
President & General Manager.

Dengan hormat,

Menunjuk surat kami No. 2551/C0000/87-S1 tanggal 15 September 1987 tentang "Komersialitas Wilayah Kerja Onshore - Offshore Bawean Block" yang ditujukan kepada Texas Eastern Bawean Inc. selaku operator pada waktu itu serta surat Saudara No. JBB/ak/39591 tanggal 18 September 1991 perihal "Bawean Production Sharing Contract - Cost Recovery Issues", dengan ini diberitahukan bahwa amandemen PSC antara Enterprise Oil (Bawean) Ltd. dengan PERTAMINA telah disetujui oleh Pemerintah, maka dengan demikian pembatasan cost recovery sebagaimana dimaksud dalam surat kami tersebut di atas tidak berlaku lagi.

Walaupun amandemen PSC telah disetujui, Saudara harus berusaha untuk menekan biaya operasi serta tetap meningkatkan efisiensi dan produktivitas kerja.

Demikian untuk diketahui dan atas perhatian serta kerjasamanya diucapkan terima kasih.

P E R T A M I N A

Direktur Utama,

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
DIREKTUR UTAMA

F. ABDA'OE

Conf. Exh: Plt. Exh.
For ID in EV
Georgette K. Betts, RPR
10/8/03

F001150

TRANSLATION

No : 2056/C0000/91-S1 1 November 1991

To : Enterprise Oil Attn : J B B Bullough

Subj.: LIMITATION OF COST RECOVERY

In reference to our letter No 2551/C0000/87-S1 dated 15 September 1987 concerning "Commerciality of Onshore - Offshore Bawean Block" addressed to Texas Eastern Bawean Inc. as the Operator and your letter No JBBB/ak/39591 dated 18 September 1991 regarding "Bawean Production Sharing Contract - Cost Recovery Issues", we herewith would like to inform you that the Amendment of PSC between Enterprise Oil (Bawean) Ltd and Pertamina has been approved by the Government and therefore the cost recovery limitation as referred to in our above-mentioned letter is no longer valid.

Although the PSC Amendment has been approved, you are requested to make efforts to cut/squeeze the operating cost and to improve the job efficiency and productivity.

Please be informed accordingly and thank you for your cooperation.

PERTAMINA

F ABDA'OE

ak/2056

$25.00
#67039

FORM 5

COMPANIES ACT OF BARBADOS
(Sections 33 and 203)

ARTICLES OF AMENDMENT

1. Name of Company	2. Company No.
GFB RESOURCES (JAVA) LIMITED	9752

3. The articles of the above named company are amended as follows:

Pursuant to Section 197 (I) (a) of the Companies Act, Cap. 308 the Articles of Incorporation of the Company dated July 20th 1994 shall be amended to change the name of the Company to: -

INDO-PACIFIC RESOURCES (JAVA) LTD.

CERTIFIED TRUE COPY
NOV 27 2000
DEPUTY REGISTRAR
CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY

Date	Signature	Title
November 1st 2000	Richard Gordon Spencer	Director

REGISTERED CORPORATE AFFAIRS

PL. Exh. 65
ID
Georgette K. Betts, RPR
10/9/03

F001141

The Companies Act, Cap. 308

BARBADOS

GFB RESOURCES (JAVA) LIMITED

" CHANGE OF NAME

WHEREAS the Company was incorporated on July 20th 1994; and

WHEREAS it is proposed to change the name of the Company to "INDO-PACIFIC RESOURCES (JAVA) LTD."; and

WHEREAS it is hereby determined that the proposed change of name shall not breach Section 11 (a) and (b) of the Companies Act, Cap. 308.

IT IS RESOLVED THAT

The Articles of the Corporation be amended to change the name of the Corporation to "INDO-PACIFIC RESOURCES (JAVA) LIMITED", and the Secretary or any Director of the Company is hereby authorized and directed to file Articles of Amendment in the prescribed form with the Registrar of Companies, and to do any and all things necessary to give full effect to this resolution."

I, Michelle S. Heath representing The Corporate Secretary Limited as Secretary of GFB RESOURCES (JAVA) LIMITED, a Company organized and existing under the Laws of Barbados, do hereby certify that the above is a true and correct copy of a special resolution duly adopted by the Shareholders thereof, and that such resolution is now in full force and effect.

IN WITNESS WHEREOF, I have affixed my name as Secretary this 1st day of November, 2000.

M. Susan Heath

The Corporate Secretary Limited
Secretary
By: Michelle S. Heath

REGISTERED CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE

FORM 6

COMPANY NO. 9752

COMPANIES ACT OF BARBADOS

CERTIFICATE OF AMENDMENT

INDO-PACIFIC RESOURCES (JAVA) LTD.

Name of Company

I hereby certify that the Articles of the above-mentioned company were amended.

[] Under Section 15 of the Companies Act in accordance with the attached notice;

[] Under Section 33 of the Companies Act as set out in the attached Articles of Amendment designating a series of shares;

[✓] Under Section 203 of the Companies Act as set out in the attached Articles of Amendment/~~Re-organisation/Arrangement/Order.~~

CERTIFIED TRUE COPY
NOV 27 200_
DEPUTY REGISTRAR
CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY

Deputy Registrar of Companies(a)

November 8th, 2000

Date of Amendment

-11-08
$30.00
#67039

FORM B

COMPANIES ACT OF BARBADOS

REQUEST FOR NAME SEARCH AND NAME RESERVATION

1. Name, Address and telephone number of person making request:
   Mary Ellen M. Bourque
   Cartrust Corporation Limited
   "Whitepark House"
   White Park Road
   Bridgetown, Barbados
   Telephone No. 4274617

2. Proposed name or names in order of preference:
   (a) INDO-PACIFIC RESOURCES (JAVA) LTD.
   (b)
   (c)

3. Main types of business the company carries on or proposes to carry on:
   (a) IBC-OPERATING COMPANY IN OFFSHORE PRODUCTION OF PETROLEUM AND
   (b) RELATED INDUSTRIES IN INDONESIA UNDER INT'L TRADE & COMMERCE AS
   (c) DEFINED IN SECTION 6 OF THE IBC ACT.

4. Derivation of Name: NAME OF PARENT COMPANY

5. First available name to be reserved: Yes ☑ No ☐

6. Name is for: CHANGE OF NAME

7. If for a change of name, state present name of company:
   GFB RESOURCES (JAVA) LIMITED

8. If for an amalgamation, state names of amalgamating companies:
   N/A

For Ministry use only APPROVED

Names reserved until (specify date)	For Director REGISTERED CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE
2001-02-07	See attached letter if name not reserved
1-☐ 2-☐ 3-☐	

Date received	Request received by
2000-11-08	[signature]

CAUTION

F001144

APOSTILLE

(Convention de La Haye du 5 octobre 1961)

1. Country: BARBADOS

This public document Certificate and Articles of Amendment

2. has been signed by CHRISTOPHER FITZGERALD BIRCH
3. acting in the capacity of ACTING DEPUTY REGISTRAR AND AS SUCH A NOTARY PUBLIC IN AND FOR THE ISLAND OF BARBADOS
4. bears the seal/stamp of THE OFFICE OF CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY

Certified

5. at BRIDGETOWN, BARBADOS 6. the DECEMBER 01, 2000
7. by ANTOINETTE ANGELA WILLIAMS, CHIEF OF PROTOCOL
8. N°. 239
9. Seal/stamp: 10. Signature: AWilliams

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
(P E R T A M I N A)

KANTOR PUSAT
Jalan Medan Merdeka Timur 1A JAKARTA 10110
Kotak Pos 1012 JKT.

File
Bawean
PSC

ALAMAT KAWAT "PERTAMINA" TELEPON : 3815111-3816111 FACS. 343882-362866 TELEX. 46471-... 44415-46552-46554-...

Nomor 1141/C0000/94-S0.

Lampiran

Perihal Ganti nama.

Jakarta, 19 AUG 1994

Yang Terhormat,

KUFPEC (JAVA) LIMITED
Jl. Kemang Timur No. 28
P.O. Box 4978 JKTM
J a k a r t a.

Dengan hormat,

Menunjuk surat Saudara tanggal 21 Juli 1994 perihal tersebut pada pokok surat, dengan ini kami beritahukan bahwa kami telah mencatat pergantian nama Kufpec (Java) Limited menjadi GFB Resources (Java) Limited untuk Wilayah Kerja Blok Bawean.

Dengan pergantian nama tersebut, GFB Resources (Java) Limited selanjutnya akan bertindak selaku operator.

Atas kesediaan Saudara mengirimkan dokumen yang diperlukan yaitu "Letter of Incorporation" GFB Resources (Java) Ltd. kami ucapkan terima kasih.

PERTAMINA
Direktur Utama,

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
DIREKTUR UTAMA

F. ABDA'OE

F001146

FREE TRANSLATION

No. : 1141/C0000/94-SO

SUBJECT : CHANGE OF NAME

Refer to your letter dated 21 July 1994 regarding the above subject, herewith we would like to inform that we have approved to change the name from Kufpec (Java) Limited to GFB Resources (Java) Limited for Bawean Block area.

Due to change of name, GFB Resources (Java) Limited will then act as the operator.

Appreciate if you could send the necessary document "Letter of Incorporation".

PERTAMINA
President Director

F. Abda'oe

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
(P E R T A M I N A)

KANTOR PUSAT
Jalan Medan Merdeka Timur 1A JAKARTA 10110
Kotak Pos 1012 JKT.

ALAMAT KAWAT "PERTAMINA" TELEPON : 3816111-3816111 FACS : 343882-363186 TELEX : 46471-45073-44441-46533-46564-46240

Nomor : 079 /C0000/2001-S0.

Lampiran :

Perihal : Pergantian nama di Wilayah Kerja On. Off. Bawean, Laut Jawa Timur.

Jakarta, 29 Januari 2001

Yang Terhormat,

INDO PACIFIC RESOURCES (JAVA) LTD.
Wisma Dharmala Lt. 15
Jl. Jend Sudirman 32
J a k a r t a

u.p. President & General Manager

Dengan hormat,

Sehubungan dengan surat Saudara tanggal 15 Desember 2000 perihai tersebut diatas dengan ini disampaikan bahwa kami telah melakukan pencatatan pergantian nama dari GFB Resources (Java) Ltd. menjadi Indo Pacific Resources (Java) Ltd. terhitung mulai tanggal 27 November 2000.

Pemegang interest setelah pergantian nama :
- Indo Pacific Resources (Java) Ltd. 100 %

Dengan adanya pergantian nama tersebut maka semua hak dan kewajiban GFB Resources (Java) Ltd. mulai tanggal 27 November 2000 beralih kepada Indo Pacific Resources (Java) Ltd.

Demikian disampaikan untuk menjadi maklum.

P E R T A M I N A
Direktur Utama

PERUSAHAAN PERTAMBANGAN ... DIREKTUR UTAMA

Baihaki Hakim

Tembusan :
- Dirjen Migas
- Bag. Per-Undang-Undangan Migas

SO - 001/81

F001148

PERUSAI N TAMBANGAN MINYAK DAN GAS F 'I GARA
(P E R T A M I N A)

KANTOR PUSAT
Jalan Medan Merdeka Timur 1A JAKARTA 10110
Kotak Pos 1012 JKT

ALAMAT KAWAT "PERTAMINA" TELEPON : 3815111-3816111 FACS. 343882-383585 TELEX. 46471-45077-44441-46552-46534-45347

No. : 079/COOOO/2001-S0
Date : January 29th 2001
To : Indo-Pacific Resources (Java) Ltd.
Attn : President & General Manager
Subject : **The Name Change of Working Area on Offshore Bawean, East Java.**

Dear Sir,

With reference to your letter dated December 15th 2001 about above subject, we give you information that the name change of GFB Resources (Java) Ltd. in to Indo-Pacific Resources (Java) Ltd. is registered effective on November 27th 2000.

The Share Holder after the name change :
Indo-Pacific Resources (Java) Ltd. 100 %

In connected that reason, all the right and obligation of GFB Resources (Java) Ltd. is transferred to Indo-Pacific Resources (Java) Ltd. effective on November 27th 2000.

Thank you for your attention.

PERTAMINA

Sign

Mr. Baihaki Hakim
President Director

Copies :

- Director General of MIGAS
- MIGAS Regulations Division

F001149

A3

Unitization fil

SOUTH CAMAR UNITIZATION

AND

UNIT OPERATING AGREEMENT

SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

TABLE OF CONTENTS

I. 4. G. O&G

EXHIBITS

I.	SCHEDULE OF COORDINATES DELIMITING THE UNIT AREA
II.	MAP OF UNIT AREA OUTLINE
III.	SCHEDULE OF WELLS DEFINING KUJUNG II LOWER LIMESTONE FORMATION
IV.	UNIT ACCOUNTING PROCEDURE
V.	SOUTH CAMAR DEVELOPMENT BUDGET
VI.	CAMAR FIELD DEVELOPMENT PLAN
VII.	SCHEDULE FOR PRE-UNITIZATION COSTS

CHB20.110487.1

SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

THIS AGREEMENT, made and entered into on this ______ day of __________, 1988, by and among:

TEXAS EASTERN BAWEAN LTD., a corporation organized and existing under the laws of Bermuda ("Texas Eastern"), a party of the first part;

TESORO JAVA PETROLEUM COMPANY, a corporation organized and existing under the laws of the State of Delaware, United States of America ("Tesoro"), a party of the second part;

SAMEDAN OIL OF INDONESIA, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America ("Samedan"), a party of the third part (the first three parties being members of the Bawean Group as of the Effective Date);

AND

KODECO ENERGY COMPANY, a corporation organized and existing under the laws of the Republic of Korea ("Kodeco"), a party of the fourth part;

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA, a State Enterprise established on the basis of Law No. 8/1971 ("Pertamina"), a party of the fifth part;

KOREA PETROLEUM DEVELOPMENT CORPORATION, a corporation organized and existing under the laws of the Republic of Korea ("Pedco"), a party of the sixth part (the latter three parties being members of the West Madura Group as of the Effective Date).

WITNESSETH:

A. WHEREAS, in accordance with Law No. 44 Prp/1960 and Law No. 8/1971 a cooperative agreement in the form of a Production Sharing Contract was entered into on the 12th day of February 1981, between Kerr-McGee of Indonesia, Inc. ("Kerr-McGee"), Quintana Indonesia Ltd. ("Quintana"), Samedan, and Wainoco International, Inc. ("Wainoco"), on the one hand and Perusahaan Pertambangan Minyak Dan Gas Bumi Negara ("PERTAMINA"), on the other, to explore for, develop, produce and dispose of all mineral oil and gas in the Contract Area defined therein; and

B. WHEREAS, Texas Eastern and Tesoro, with the consent of PERTAMINA and the Government of the Republic of Indonesia, have succeeded to the interests of Kerr-McGee, Quintana, and Wainoco under said Bawean PSC; and

C. WHEREAS, in accordance with Law No. 44 Prp/1960 and Law No. 8/1971 a cooperative agreement in the form of a Production Sharing Contract was entered into on the 7th day of May, 1981, between Kodeco, on the one hand, and PERTAMINA on the other, to explore for, develop, produce and dispose of all mineral oil and gas in the Contract Area defined therein; and

D. WHEREAS, Pedco, with the consent of PERTAMINA and the Government of the Republic of Indonesia, has succeeded to a portion of the interest of Kodeco under the said West Madura PSC; and

E. WHEREAS, the parties hereto have conducted certain petroleum exploration activities on their respective Contract Areas, which areas have a common boundary, and the results of such activities indicate the presence of a geologic strata containing hydrocarbons that straddles the common boundary, said hydrocarbon accumulation having been designated the South Camar Field; and

F. WHEREAS, as provided in the Decision of Director General Oil and Natural Gas No. 402/D.D/Migas/1967 dated 20 December 1967, the Government of the Republic of Indonesia, through its State Enterprise PERTAMINA, requires the parties hereto to cooperate mutually in the exploration, development and production of hydrocarbons from the areas having a common boundary in accordance with the terms and conditions of the respective Production Sharing Contracts, and the laws, rules and regulations applicable thereto; and

G. WHEREAS, the parties hereto deem it necessary and advisable to unitize certain of their rights and interests in order to exploit more efficiently said South Camar Field and in order to ensure a fair and equitable distribution of production to be produced therefrom; and

H. WHEREAS, the parties hereto have estimated that seventy percent (70%) of the oil-in-place underlies the Tract located in the Bawean Contract Area and thirty percent (30%) of the oil-in-place underlies the Tract located in the West Madura Contract Area; and

I. WHEREAS, the Bawean Group desires to pay all capital and operating expenditures and assume the financial liability of the West Madura Group associated with developing and operating the South Camar Field, and to reciprocate for such arrangement, the West Madura Group desires to have Unitized Substances allocated in accordance with Article 10.1;

NOW THEREFORE, in consideration of and subject to the terms hereinafter set forth, the parties hereto mutually agree as follows:

ARTICLE 1
DEFINITIONS

1.1. Definitions. For all purposes of this Agreement, except as is otherwise expressly provided herein or unless the context otherwise requires, the terms defined in this Article shall have the meanings assigned to them in this Article, and words in the singular shall include the plural, and words in the plural shall include the singular:

1.1.1. "Affiliate" means a company or other entity that controls, or is controlled by a Party to this Agreement, or a company or other entity which controls or is controlled by a company or other entity which controls a Party to this Agreement, it being understood that control shall mean ownership by one company or entity of at least 50% of (a) the voting

[handwritten initials] CHB

stock, if the other company is a corporation issuing stock, or (b) the control rights or interests, if the other entity is not a corporation.

1.1.2. "Agreement" means this instrument, together with the Exhibits hereto, as originally executed, and as may from time to time be supplemented, amended or modified pursuant to Article 20.1 hereof.

1.1.3. "Approved Annual Budget" means a detailed estimate of expenses approved by the Unit Operating Committee or deemed to have been approved by the Unit Operating Committee and corresponding to and in respect of an Approved Annual Work program.

1.1.4. "Approved Annual Work Program" means a program duly approved by the Unit Operating Committee or deemed to have been approved by the Unit Operating Committee setting out (for the period to which it relates) the work to be carried out during the period in respect of production from the Unit Reservoir.

1.1.5. "Approved Budget" means an Approved Development Budget or an Approved Annual Budget, as the case may require.

1.1.6. "Approved Development Budget" means a detailed estimate of the expenses approved by the Unit Operating Committee or deemed to have been approved by the Unit Operating Committee and corresponding to and in respect of an Approved Development Program.

1.1.7. "Approved Development Program" means a program duly approved by the Unit Operating Committee or deemed to have been approved by the Unit Operating Committee setting out (for the period to which it relates) the work to be carried out during the period in respect of development of the Unit Area.

1.1.8. "Approved Program" means an Approved Development Program or an Approved Annual Work Program, as the case may require.

1.1.9. "Authorization for Expenditure" or "AFE" means the document comprising details of Unit Expenditure anticipated for Unit Operations and by which funds can be committed or expended during a given period of time, as provided in Article 7.5.

1.1.10. "Bawean Contract Area" means the area within the statutory mining territory of Indonesia covered by the "Authority to Mine" which is the subject of and is described and outlined in the Bawean PSC.

1.1.11. "Bawean Group" means all of the Parties holding an interest in and rights under the Bawean PSC.

1.1.12. "Bawean PSC" means the cooperative agreement in the form of a Production Sharing Contract that was entered into on the 12th day of February 1981, between Kerr-McGee, Quintana, Samedan and Wainoco, on the one hand and Pertamina, on the other, to explore for, develop, produce and dispose of all mineral oil and gas in the Contract Area defined therein.

CAB

1.1.13. "Calendar Year" means a period of twelve calendar months commencing January 1 and ending on the following December 31, according to the Gregorian Calendar.

1.1.14. "Camar Facilities" means all plant structures and property (including, but not limited to production platforms, pipelines, process equipment, loading and storage facilities, residential accommodation, security and offshore tanker Lifting facilities) required for the production, transportation, gathering, storage and Lifting of Petroleum from the Unit Area and the north lobe of the Camar Field as initially envisioned by Exhibit VI - Camar Field Development Plan.

1.1.15. "Camar Field" means the hydrocarbon accumulations within the Unit Area and the hydrocarbon accumulations to the north of the Unit Area which are intended to be developed in accordance with the Commerciality Declaration for the Bawean Block Offshore Java, Indonesia, dated November 1986, submitted by the Bawean Group to PERTAMINA.

1.1.16. "Crude Oil" means crude mineral oil, asphalt, ozokerite and all kinds of hydrocarbons and bitumens, both in solid and in liquid form, in their natural state or obtained from Natural Gas by condensation or extraction.

1.1.17. "Default Rate" means the rate expressed as a percentage per annum charged or which would be charged by the Chase Manhattan Bank, N.A. to first class corporate borrowers, calculated on a daily basis using the prime lending rate as quoted by said bank plus five percentage points, over the period commencing on the due date for payment of the relevant amount and expiring on the actual date of payment.

1.1.18. "Defaulting Party" means a Party who has failed to make any payment to the Unit Operator or to any other Party required to be made by such Party under or pursuant to the terms of this Agreement or Exhibit IV - Unit Accounting Procedure within the time specified for such payment.

1.1.19. "Divided Interest" means all or any percentage of a Party's interests under this Agreement, the Bawean PSC or the West Madura PSC in a stratigraphically or geographically segregated portion of the Unit Area.

1.1.20. "Effective Date" means the date referred to in Article 19.1.

1.1.21. "Gross Negligence" means such wanton and reckless conduct as constitutes an utter disregard for the harmful foreseeable and avoidable consequences which result from it.

1.1.22. "Group" means all of the Parties holding an interest in and rights under the production sharing contract pertaining to a particular Tract.

1.1.23. "Kujung II Lower Limestone Formation" means the formation consisting of predominately marginal marine carbonates within the Late Oligocene Kujung II carbonate and shale sequence that was deposited immediately above igneous basement or in some cases the predominately sand/shale sequences of the Maselembo (variously called the Kujung III in

some areas). The top and base of the formation are as recorded for certain wells listed in Exhibit III - Schedule of Wells. Defining Kujung II Lower Limestone Formation.

1.1.24. "Lift" means to take (and "Lifting" or "Lifted" means taking or taken) crude oil in bulk at the agreed delivery point referred to in Article 10.3.

1.1.25. "Natural Gas" means all gaseous hydrocarbons produced from wells, including wet mineral gas, dry mineral gas, casinghead gas and residue gas remaining after the extraction of liquid hydrocarbons from wet gas.

1.1.26. "Non-Defaulting Party" means a Party other than a Defaulting Party.

1.1.27. "Operating Costs" means expenditures made and obligations incurred in carrying out Petroleum Operations under the Bawean PSC and the West Madura PSC determined in accordance with the accounting procedure attached to the Bawean PSC.

1.1.28. "Participating Interest" means the undivided interest and right of participation of a Party, as shown in Article 4, in the Unit Area, which right is subject to the expense of development, operation and maintenance of the Unit Area.

1.1.29. "Participating Interest Owner" means a Party who owns a Participating Interest.

1.1.30. "Party" means a party to this Agreement for the time being holding an interest in the Unit Area or the successor in interest of such party, or the permitted assignee of such party or such successor in interest.

1.1.31. "Payout" means that point in time described in Article 10.1.3.

1.1.32. "PERTAMINA" means the State Enterprise, Perusahaan Pertambangan Minyak Dan Gas Bumi Negara, established on the basis of Law No. 8/1971 under the laws of the Republic of Indonesia and the party under the West Madura PSC and the Bawean PSC to which the parties hereto may also be parties, but is to be distinguished from Pertamina, a Party to this Agreement and joint interest owner with Kodeco under the West Madura PSC.

1.1.33. "Petroleum" means mineral oil and gas, hereinafter called Crude Oil and Natural Gas as defined in Law No. 44 Prp/1960 of the laws of the Republic of Indonesia.

1.1.34. "Production Commencement Date" means the first day of the calendar month during which Unitized Substances are produced into storage on a regular basis.

1.1.35. "Production Sharing Contract Interest" or "PSC Interest" means the participating interest of a Party in and rights under the West Madura PSC or the Bawean PSC.

1.1.36. "South Camar Development Budget" means the Approved Development Budget for the Unit Area, a copy of which is marked as Exhibit V, as varied or amended in accordance with the terms of this Agreement.

1.1.37. "South Camar Development Plan" means the Approved Development Program for the Unit Area, as described in Exhibit VI and as varied or amended in accordance with the terms of this Agreement.

1.1.38. "Tract" means that portion of the Unit Area that falls wholly within either the Bawean Contract Area or the West Madura Contract Area.

1.1.39. "Unit Account" means the account or accounts maintained by the Unit Operator to which charges and credits are made in the course of and in connection with Unit Operations in accordance with Exhibit IV - Unit Accounting Procedure.

1.1.40. "Unit Area" means that area within the boundary delineated by a set of lines of latitude and longitude joining, as described in Exhibit I - Schedule of Coordinates Delimiting the Unit Area hereto and as depicted in Exhibit II - Map of Unit Area Outline hereto, the points defined by the coordinates of latitude and longitude set forth in Exhibit I - Schedule of Coordinates Delimiting the Unit Area hereto or as otherwise agreed by the Unit Operating Committee from time to time.

1.1.41. "Unit Equipment" means all property, other than the Camar Facilities, taken over or otherwise acquired by or on behalf of the Parties for the Unit Account and held for the purposes of Unit Operations.

1.1.42. "Unit Expenditure" means all cost or expense incurred by the Parties or Unit Operator pursuant to this Agreement.

1.1.43. "Unit Interest" means the voting interest, expressed as a percentage of one hundred percent (100%), of a Party, as shown in Article 4, and the interest of a Party, after Payout, in Unitized Substances, subject to Article 10.1, obtained by virtue of holding an interest in and rights under the West Madura PSC or the Bawean PSC.

1.1.44. "Unit Operating Committee" means the committee of representatives designated by the Parties in accordance with the terms of Article 5.

1.1.45. "Unit Operations" means those operations conducted by the Unit Operator for the benefit of all the Parties and, unless otherwise specifically provided in this Agreement, chargeable to the Participating Interest Owners pursuant to this Agreement.

1.1.46. "Unit Operator" means the Participating Interest Owner designated by the Parties under this Agreement to conduct Unit Operations as operator in accordance with Article 6.

1.1.47. "Unit Reservoir" means, to the extent they underlie the Unit Area, the volumes of strata between the top and the base of the Kujung II Lower Limestone Formation.

CAB

1.1.48. "Unitized Substances" means all Petroleum contained within or produced from the Unit Reservoir.

1.1.49. "West Madura Contract Area" means the area within the statutory mining territory of Indonesia covered by the "Authority to Mine" which is the subject of and is described and outlined in the West Madura PSC.

1.1.50. "West Madura Group" means all of the Parties holding an interest in and rights under the West Madura PSC.

1.1.51. "West Madura PSC" means the cooperative agreement in the form of a Production Sharing Contract that was entered into on the 7th day of May, 1981, between Kodeco, on the one hand and PERTAMINA, on the other, to explore for, develop, produce and dispose of all mineral oil and gas in the Contract Area defined therein.

1.1.52. "Working Day" means a period of 24 hours commencing at 0.00 hours on any day and ending at 24.00 hours on said day, having reference to Jakarta, Indonesia time, that is neither a Saturday, Sunday nor public holiday in the Republic of Indonesia or the United States of America.

1.2. Reference to Articles. All references in this Agreement to Articles shall be construed as references to the Articles in this Agreement, unless otherwise stated.

ARTICLE 2
EXHIBITS

2.1. Exhibits. Attached hereto are the following Exhibits, which are incorporated in and form a part of this Agreement:

- 2.1.1. Exhibit I - Schedule of Coordinates Delimiting the Unit Area.
- 2.1.2. Exhibit II - Map of Unit Area Outline.
- 2.1.3. Exhibit III - Schedule of Wells Defining Kujung II Lower Limestone Formation.
- 2.1.4. Exhibit IV - Unit Accounting Procedure.
- 2.1.5. Exhibit V - South Camar Development Budget.
- 2.1.6. Exhibit VI - Camar Field Development Plan.
- 2.1.7. Exhibit VII - Schedule for Pre-Unitization Costs.

2.2. Reference to Exhibits. Whenever reference to an Exhibit is made in this Agreement, such reference shall be deemed to be such Exhibit as originally attached to this Agreement or, if such Exhibit has been amended, supplemented, or otherwise modified, to the latest amendment, supplement or modification thereof.

ARTICLE 3
CREATION AND EFFECT OF UNIT

3.1. Unitization of Petroleum Rights. As of and from the Effective Date, all rights and interests of the Parties under the West Madura PSC and the Bawean PSC are hereby unitized in accordance with the provisions of this Agreement insofar as said rights and interests pertain to the Unit Area, Unit Reservoir, and the Unitized Substances.

CHB

3.2. Rights Unaffected by Unitization. It is the intention of this Agreement to provide for the joint development and operation of the Unit Reservoir and for the sharing of Unitized Substances as provided herein, and nothing contained herein shall be construed in such a manner as to imply or result in the transfer, to any Party, of any other Party's interest in or rights under the West Madura PSC or the Bawean PSC, except as may be specifically provided in this Agreement. Except as otherwise expressly provided herein, the Parties agree that nothing is intended to or shall in any way alter or affect their respective obligations and rights in connection with the West Madura PSC or the Bawean PSC or the West Madura Contract Area or the Bawean Contract Area.

3.3. Amendment of Other Operating Agreements. The provisions of other agreements covering the respective Tracts or pertaining to production therefrom are hereby amended and superseded as to the Unit Area, the Unit Reservoir and Unitized Substances thereunder so as to conform to the provisions of this Agreement, but otherwise they shall remain in effect.

ARTICLE 4
UNIT AND PARTICIPATING INTERESTS

4.1. Unit Interests. As of the Effective Date of this Agreement, the Parties have agreed that the following Unit Interests shall commence and remain in effect during the term of this Agreement, subject to adjustment only in accordance with the terms of Articles 9, 11, and 13:

BAWEAN GROUP	INTEREST
Texas Eastern	48.00%
Tesoro	20.00%
Samedan	12.00%
TOTAL BAWEAN GROUP	80.00%
WEST MADURA GROUP	
Kodeco	7.50%
Pertamina	10.00%
Pedco	2.50%
TOTAL WEST MADURA GROUP	20.00%

and the Unit Area shall be as shown on Exhibit II - Map of Unit Area Outline.

4.2 Participating Interest. As of the Effective Date of this Agreement, the Parties have agreed that the Participating Interests shall be as follows:

BAWEAN GROUP	INTEREST
Texas Eastern	60.00%
Tesoro	25.00%
Samedan	15.00%
TOTAL BAWEAN GROUP	100.00%

P Ay G CMB

ARTICLE 5
UNIT OPERATING COMMITTEE

5.1. Representation. As soon as reasonably practicable after the Effective Date, the Parties shall establish a Unit Operating Committee to effect the Parties' overall supervision and control of matters pertaining to Unit Operations. The Unit Operating Committee shall consist of one representative designated by each Party. Each Party shall notify the Unit Operator in writing of the name and address of the representative who shall be deemed authorized and empowered to represent and bind such Party with respect to any matter which is within the powers of the Unit Operating Committee and of the name and address of an alternate fully authorized and empowered to act for the representative in the representative's absence. A Party may change its representative or alternate at any time by giving written notice of such change to all the other Parties and to the Unit Operator.

5.2. Powers. The Parties shall, through the Unit Operating Committee, exercise overall supervision and control of all matters pertaining to Unit Operations. In the exercise of such supervision and control, each Party shall act solely on its own behalf in the capacity of an individual Party and not on behalf of the Parties as an entirety. Without limiting the generality of the foregoing, but subject to this Agreement, the powers and duties of the Unit Operating Committee shall include:

5.2.1. establishment of all general policies, procedures and methods of Unit Operations;

5.2.2. consideration and review, modification and approval of all proposed programs and budgets;

5.2.3. the revision of an Approved Program and Approved Budget in accordance with Article 7.6. and the making of commitments or expenditures in respect of an Approved Budget based, where necessary in accordance with this Agreement, on an Authorization for Expenditure submitted by the Unit Operator describing the proposed commitment or expenditure;

5.2.4. constitution of and assignments made to such advisory subcommittees as the Parties may from time to time deem necessary;

5.2.5. determination of the location, depth, time and order of drilling of all Unit Operation wells;

5.2.6. the type and location of any drilling or production facilities to be installed for the Unit Account;

5.2.7. the method of operation, including pressure maintenance or other supplemental recovery operations; and

5.2.8. the recompletion, abandonment or change of status of any well for injection or other purposes.

5.3. Meetings. Meetings of the Unit Operating Committee shall be held at Jakarta, Indonesia, or at such other place or places as the Unit Operating Committee shall determine, and shall be convened by the Unit Operator upon its own motion or at the request of any Party submitted in writing to the Unit Operator by giving not less than fifteen (15) Working Days' written notice to the Parties, specifying the date, time and place of the meeting and the matters to be discussed at the meeting. Any additional matters shall be included in the agenda of such meeting upon the request of any Party submitted to the Unit Operator and other Parties at least five Working Days prior to the date of the meeting, unless the Parties waive such period in writing. The representative of the Unit Operator or, in his absence, the Unit Operator's designated alternate shall be the chairman of the Unit Operating Committee and shall chair all meetings. The chairman shall appoint a secretary for each meeting who shall keep minutes of significant actions taken at such meeting and shall provide each Party with a copy thereof within fifteen (15) Working Days from the date of final adjournment of such meeting. Each Party shall notify the other in writing of its approval of or comments with respect to said minutes within fifteen days of its receipt thereof, and any failure to so notify shall be deemed to constitute approval of said minutes.

5.4. Action Without a Meeting. Any Party may propose any matter within the powers and duties of the Unit Operating Committee to the Unit Operating Committee for consideration and vote without a meeting, provided that such matter has been submitted in writing to all other Parties in adequate detail for consideration. Within ten (10) Working Days after the receipt of such proposal, each Party shall vote on such matter by giving written notice of its vote to all of the other Parties, provided that no Party has, within four (4) Working Days of its receipt of such proposal, requested that a meeting of the Unit Operating Committee be called to decide such matter. The Unit Operator shall keep a written record of each matter considered by the Unit Operating Committee without a meeting, and the vote of the Parties on such matter shall be incorporated in the minutes of the next Unit Operating Committee meeting.

5.5. Voting Procedure. The Parties shall decide all matters coming before them as follows:

5.5.1. Subject to Article 9.6, each Party shall have a voting interest equal its Unit Interest as at the date of decision.

5.5.2. Unless otherwise specifically provided in this Agreement, the Unit Operating Committee shall decide all matters within its powers and duties by the affirmative vote of representatives representing Parties having an aggregate Unit Interest of sixty percent (60%) or more.

5.5.3. Any decision which is duly made in accordance with Article 5.5.2 or as otherwise specifically provided in this Agreement shall be binding upon each Party even though such Party may not have voted on the matter in question or may have voted against the decision so made.

ARTICLE 6
UNIT OPERATOR

6.1. Designation of Unit Operator. Subject to the terms and conditions hereof, Texas Eastern is hereby designated and appointed as Unit Operator.

6.2. Resignation. The Unit Operator may resign effective as of the end of any calendar month by giving at least 120 days prior written notice to all Parties.

6.3. Removal.

6.3.1. The Unit Operator shall be removed automatically as Unit Operator forthwith if:

6.3.1.1. a petition is filed with a court having jurisdiction and not dismissed within forty-five (45) days or an order is made or an effective resolution is passed for the dissolution, liquidation or winding up of the corporate existence of the Unit Operator other than in connection with a reorganization, or a merger with an Affiliate;

6.3.1.2. the Unit Operator becomes insolvent or is declared or adjudged bankrupt or makes an assignment for the benefit of creditors or applies for a composition with its creditors; or

6.3.1.3. the Unit Operator gives notice of its withdrawal from this Agreement or assigns or conveys all or a substantial part of its interests in this Agreement to anyone other than an Affiliate; provided, however, that if so requested by the Unit Operating Committee, the Participating Interest Owner being removed shall continue to act as Unit Operator until such time (but in no event longer than 120 days from the date the cause for removal arose) as a successor Unit Operator takes over the Unit Operator function.

6.3.2. At any time during the term of this Agreement, the Unit Operator may be removed by the affirmative vote of two or more of the Parties owning at least seventy-five percent (75%) of the Unit Interests, after excluding the Unit Interest of the Participating Interest Owner that at the time is serving as Unit Operator, if the Parties determine that the Unit Operator has failed or refused to comply with any material obligation imposed upon it by this Agreement or with any decision of the Unit Operating Committee. Such removal may occur only after one or more Parties shall have served a full and detailed written statement of reasons specifying the cause for removal to the Unit Operator, and the Unit Operator shall have failed to remedy or commence to remedy matters within sixty (60) days after receipt of said written statement. Subsequent to the expiration of the sixty (60) days following receipt of the written notice of failure to comply as provided in the preceding sentence, any removal of the Unit Operator shall be effective upon the date on which the successor Unit Operator assumes the obligation of the Unit Operator; provided, however, a removed Unit Operator shall never, without its consent, be required to transfer its responsibilities as Unit Operator within less than sixty (60) days after the date of the selection of a successor Unit Operator nor to continue to perform its functions as Unit Operator for longer than 120 days after receipt of written notice of removal. The removed Unit Operator shall be entitled to charge the Unit Account for all expenses incurred in demobilizing and repatriating its personnel.

6.4. Selection of Successor. Upon the notice of the resignation or the removal of a Unit Operator, a successor Unit Operator, subject to the approval of

PERTAMINA, shall be selected by the affirmative vote of the Parties owning at least seventy-five percent (75%) of the Unit Interests, provided that the removed Unit Operator may not vote to succeed itself. On the effective date of resignation or removal, the Unit Operator shall deliver to or relinquish custody in favor of the successor Unit Operator all funds, equipment, materials, appurtenances, books, records and rights acquired by or in the custody of the Unit Operator for the Unit Account (including any Unitized Substances in its custody and not delivered to the Parties or their respective nominees), and shall make an accounting to the Participating Interest Owners for such items that are not so delivered. The Unit Operator shall use all reasonable efforts to assign or otherwise transfer to the successor Unit Operator, effective as of the effective date of the Unit Operator's removal or resignation, its rights and obligations as Unit Operator under all covenants exclusively relating to Unit Operations, and the successor Unit Operator shall thereupon assume the same. Reasonable costs and expenses associated with the resignation or removal of the Unit Operator shall be charged to the Unit Account.

6.5. Authorities and Duties of Unit Operator. Subject to the provisions of this Agreement, the Unit Operator has the exclusive right and is obligated to conduct Unit Operations under the overall supervision and control of the Unit Operating Committee. The Unit Operator shall conduct Unit Operations in a proper and workmanlike manner in accordance with methods and practices customarily used in good and prudent oil and gas field practice and with that degree of diligence and prudence reasonably and ordinarily exercised by experienced operators engaged in a similar activity under the same or similar circumstances and conditions. The Unit Operator shall freely consult with the Parties and keep them informed of matters concerning Unit Operations.

6.6. Liability of Unit Operator. The Unit Operator shall not be liable to the Parties for any loss or damage incurred by them or any act or thing done or omitted to be done as a result of any activities of the Unit Operator under or in the course of Unit Operations, unless such loss or damage is the result of the Operator's Gross Negligence or willful misconduct, and the Parties hereby release and hold harmless the Unit Operator from, and to the extent of each of the Parties' respective Unit Interests and to the extent not covered by insurance as provided in Article 15.4.4, indemnify it against all actions, suits, claims and demands against and costs and expenses (including reasonable attorneys' fees) incurred or suffered by the Unit Operator in the conduct of Unit Operations. In no circumstances whatsoever shall the Unit Operator be liable for any consequential loss or damage, and the Parties hereby release and hold harmless the Unit Operator from, and to the extent of each of the Parties' respective Unit Interests and to the extent not covered by insurance as provided in Article 15.4.4, indemnify Unit Operator against, all such consequential loss or damage. The obligations of Kodeco, Pertamina and Pedco hereunder with respect to the indemnification of the Unit Operator and the costs and expenses associated with such indemnification as described in this Article 6.6 shall be satisfied as follows:

6.6.1. In accordance with Article 10.1.2, the Bawean PSC shall be allocated an amount of Unitized Substances equal to Kodeco's, Pertamina's and Pedco's share of the costs and expenses associated with such indemnification.

6.7. Conduct of Unit Operations. Subject to the provisions of this Agreement and to the supervision and direction of the Unit Operating Committee, the Unit Operator shall have exclusive charge of and shall conduct all operations within the Unit Area, and in connection therewith the Unit Operator shall, without limiting the generality of the foregoing:

6.7.1. pay when due all costs and expenses chargeable hereunder to the Unit Account and all fixed payments, rents, royalties, charges, expenses, taxes (other than income taxes) and other payments required by law in respect of all Unit Operations carried out by the Unit Operator;

6.7.2. propose programs and budgets in accordance with this Agreement for the consideration, revision and approval of the Unit Operating Committee and make applications for the grant of undersea and onshore pipeline licenses and all other leases, licenses or other titles required in connection with Unit Operations and any renewals thereof;

6.7.3. provide, hire, direct and discharge all contractors, employees and other laborers on its own account and furnish all materials, supplies and equipment for Unit Operations, and the Unit Operator shall follow the bidding procedures required by the laws, rules and regulations of the Republic of Indonesia for entering into contracts or other financial commitments;

6.7.4. comply with all applicable regulations and directions of any governmental authority having jurisdiction concerning the development of the Unit Area and the production, gathering and storage of Unitized Substances;

6.7.5. furnish to the Parties, on a timely basis, periodic reports and information concerning Unit Operations, including daily drilling and monthly production reports, and such other reports and information as the Unit Operating Committee may determine;

6.7.6. permit at reasonable times, and at the Party's own risk and expense, each Party to have visitation and observation access to the Camar Facilities;

6.7.7. keep all Unitized Substances, Unit Equipment, and the Camar Facilities free from all liens, charges and other encumbrances occasioned by or in connection with Unit Operations;

6.7.8. keep accurate accounts and records of Unit Operations and give reasonable access to such accounts and records to the Parties;

6.7.9. prepare, maintain and provide to each Party a record of the quantities of Unitized Substances Lifted by each Party and on a weekly basis, the daily quantity and quality of Unitized Substances delivered to the storage forming part of the Camar Facilities; and

6.7.10. conduct such operations and incur such expenditures as may be required to cope with any accident, emergency or other contingency necessitating, in the reasonable judgment of the Unit Operator, prompt and immediate action, which operations and the expense thereof shall be reported to each Party as soon as possible.

6.8. Claims and Litigation.

6.8.1. The Unit Operator shall report promptly to the Parties all claims, lawsuits, arbitration proceedings, liens, demands, judgments or other matters involving pending or threatened litigation concerning Unit Operations. If any lawsuit, arbitration proceeding, judgment or other matter involving pending or threatened litigation is brought or made against any Party as a result of or in connection with Unit Operations, the Party shall immediately notify the Unit Operator of the circumstances of the matter, and the matter shall thereafter be treated in accordance with the terms of this Article 6.8.1. Each Party shall have the right to be represented separately by its own counsel, but at its own expense.

6.8.2. The Unit Operator is authorized to prosecute, defend or settle, for and on behalf of the Parties any and all claims, lawsuits, arbitration, proceedings, liens, demands, judgments or other matters involving pending or threatened litigation concerning Unit Operations for an amount not to exceed or be reasonably expected to exceed ONE HUNDRED THOUSAND U.S. DOLLARS (U.S.$100,000.00) without first obtaining the approval of the Unit Operating Committee.

6.8.3. Any such claim, lawsuit, arbitration proceeding, lien, demand, judgment or other matters involving pending or threatened litigation concerning Unit Operations for an amount involved that exceeds or is reasonably expected to exceed ONE HUNDRED THOUSAND U.S. DOLLARS (U.S.$100,000.00) shall be reported promptly to the Unit Operating Committee and shall be dealt with in accordance with such directions as are given by the Unit Operating Committee.

6.8.4. The Unit Operator shall not be obliged to defer any compromise, prosecution, settlement or defense of any claim, lawsuit, arbitration proceeding, lien, demand, judgment or other matters involving pending or threatened litigation concerning Unit Operations for which the Unit Operator is authorized hereunder while awaiting notification from a Party of its intention to be represented separately where such notification is not received by the Unit Operator within a period of seven (7) Working Days from first notification to the Parties by the Unit Operator of the same.

6.8.5. All costs and expenses incurred by the Unit Operator in connection with such prosecution, defense or settlement on behalf of the Parties including, without limitation, costs of investigation, court costs and attorneys' fees, shall be charged to the Unit Account and shall be accounted for in accordance with Exhibit IV - Unit Accounting Procedure. If and to the extent a Party takes over its own prosecution, defense or settlement or is separately represented therein, the costs thereof shall be borne solely by such Party.

6.9. Representation. Subject to the direction of the Unit Operating Committee, the Unit Operator shall comply with the provisions of the West Madura PSC and the Bawean PSC, to the extent each covers the Unit Area and Unit Operations, and shall represent the Parties in matters with the officials of PERTAMINA and/or the Government of the Republic of Indonesia concerning or relating to the Unit Area and Unit Operations.

ARTICLE 7
PROGRAMS AND BUDGETS

7.1. Development Plan and Budget. The Parties and PERTAMINA confirm and acknowledge that they unanimously approve the South Camar Development Plan and the South Camar Development Budget at the Effective Date as the Approved Development Program and Approved Development Budget, respectively, for the Unit Area, that the Unit Operator was and is now authorized and required to carry out both pursuant to the terms of this Agreement, and that each Party is committed to the Approved Development Program and Approved Development Budget in proportion to its Participating Interest.

7.2. Amendment of Development Plan and Budget. The Unit Operator may at any time prepare and submit to the Parties for approval by the Unit Operating Committee variations or amendments to the South Camar Development Plan or the South Camar Development Budget.

7.3. Annual Work Program and Budget. Not later than September 1 in the Calendar Year preceding the Calendar Year in which the Unit Operator estimates the Production Commencement Date will occur, the Unit Operator shall prepare and submit to the Parties a proposed program and budget for production operations and any other operations to be carried out on the Unit Area during the Calendar Year expiring on December 31 during which the Production Commencement Date occurs, and thereafter for each succeeding Calendar Year. Not later than September 21 in the Calendar Year preceding the Calendar Year in which the Unit Operator estimates that the Production Commencement Date will occur, and thereafter for each succeeding Calendar Year, the Unit Operating Committee shall meet to consider and vote upon each such program and budget, which if approved by the Unit Operating Committee, will be an Approved Annual Work Program and Approved Annual Budget. Each preliminary budget shall contain a properly itemized estimate of the cost of the items provided for in the related program and a properly itemized estimate of all other expenditures anticipated for the Unit Account during the relevant period.

7.4. Approval. The approval or deemed approval by the Unit Operating Committee of a program and budget shall constitute authority for the Unit Operator to proceed with the operations and undertake expenditure in accordance with such Approved Program and Approved Budget subject to Article 7.5.

7.5. Authorization for Expenditure.

7.5.1. Subject to Articles 7.3 and 7.5.2 of this Agreement, AFEs for each individual item of capital expenditure exceeding ONE HUNDRED THOUSAND U.S. DOLLARS (U.S.$100,000.00) in aggregate in any period of twelve calendar months will be sent to each Party. Such AFEs may be in the form of a telex but must contain the same level of detail as the regular AFE document. Each Party shall telex back to the Unit Operator within thirty (30) Working Days after receipt of the AFE, such Party's approval or disagreement of each AFE, specifying reasons in the case of disagreement. All telex submissions must be followed up with a written, signed copy of the actual AFE document and responses thereto. If one or more Parties whose aggregate Unit Interests comprise greater than forty percent (40%) responds with disagreement, then the Unit Operator will call a meeting of the Unit Operating Committee forthwith to resolve the matter. The Unit Operator will submit AFE supplements for approval when the actual

expenditures are expected to exceed the original AFE amount by greater than 10%. These AFE supplements will be subject to the same approval procedures as specified in this Article 7.5.1 for the original AFE document, except that disagreement of the AFE supplement shall be telexed back to the Unit Operator within ten (10) Working Days after receipt of the AFE supplement or within two (2) Working Days, if such AFE is for a project involving a well with a drilling rig on location. An AFE supplement shall be deemed approved unless any Parties whose aggregate Unit Interests comprise greater than forty percent (40%) respond with disagreement. The failure of any representative of the Party to respond by telex within the above specified time limit will be deemed as approval of the AFE or AFE supplement.

7.5.2. In the case of the South Camar Development Budget the requirement for approval of individual AFEs pursuant to Article 7.5.1 shall not apply except in respect of expenditure which exceeds in the aggregate more than ONE MILLION U.S. DOLLARS (U.S.$1,000,000.00) of the amount in such Budget. The Unit Operator, however, shall provide to all the Parties, for informational purposes only, a notice of expenditure for each individual item of capital expenditure in the South Camar Development Budget exceeding ONE HUNDRED THOUSAND U.S. DOLLARS (U.S.$100,000.00) in the aggregate in any period of twelve calendar months in the form of an AFE which shall be itemized in a manner that readily allows each Party to correlate the expenditures covered thereby to the relevant item or items in the South Camar Development Budget.

7.6. Revision of Approved Program and Budget. The Unit Operating Committee may, during the Calendar Year, revise any Approved Program and Approved Budget. Without the approval of the Unit Operator, no such revision shall be made which would prejudice commitments previously made by the Unit Operator. An Approved Program and Approved Budget so revised shall, as so revised, be an Approved Program and Approved Budget for the purposes of this Agreement. The Unit Operator shall serve as liaison with PERTAMINA in seeking its approval of all revisions to Approved Programs and Approved Budgets.

ARTICLE 8
COSTS AND EXPENSES

8.1. Pre-Unitization Costs.

8.1.1. All costs and investments attributable to the Unit Area and incurred prior to the Effective Date and set out in Exhibit VII - Schedule for Pre-Unitization Costs shall be chargeable only to the account of the Group that initially incurred such costs and investments.

8.1.2. The method of allocating costs and investments from the West Madura PSC and the Bawean PSC to each Tract in the Unit Area shall be the same. Each Group shall have the right to audit the other Group's account relating to any such item of pre-unitization cost within the 24-month period following the end of the calendar year in which this Agreement is executed. If, as a result of any such audit, it is determined that any cost in respect of a pre-unitization cost has been overstated or understated in Exhibit VII - Schedule for the Pre-Unitization Costs, such

cost shall be restated in, and appropriate adjustments shall be made to, such Exhibit.

8.2. Capital and Operating Expenditures. From and after the Effective Date, each Participating Interest Owner shall be charged and shall pay to the Unit Operator that portion of all capital expenditures that is equivalent to such Participating Interest Owner's Participating Interest at the time the expenditure is made and that portion of all capital expenditures in respect of the Camar Facilities that is equivalent to such Participating Interest Owner's Participating Interest. Unit operating expenses and all operating expenses in respect of the Camar Facilities incurred from and after the date hereof shall be charged to and paid by the Participating Interests Owners in proportion to their respective Participating Interest at the time such expenses were incurred.

8.3. Unit Accounting Procedure. All costs, expenses and related matters and the method of handling the accounting with respect thereto shall be in accordance with the provisions of the Unit Accounting Procedure attached hereto as Exhibit IV. In the event of a conflict between a provision of that exhibit and any provision of this Agreement, the provisions of this Agreement shall prevail.

8.4. Reporting Costs. With respect to costs and expenses paid by each Group and any investment credit associated thereto in accordance with this Article 8, each Group shall report under the Bawean PSC or the West Madura PSC, as the case may be, and be entitled to investment credit associated with, only such costs and expenses chargeable to such Group hereunder.

8.5. Audit Rights. For the purpose of audit, the West Madura Group shall have the right annually, as more fully described in the Unit Accounting Procedure attached hereto as Exhibit IV, to examine books, records, accounts, correspondence, instructions, specifications, plans, drawings, receipts and memoranda insofar as they are pertinent to Article 10.1.

ARTICLE 9
DEFAULT IN PAYMENT

9.1 General. The Parties agree that the rights conferred by this Article do not constitute a penalty and are necessary to ensure maintenance of the Unit Area in good standing and the continuity of Unit Operations. The Defaulting Party acknowledges that:

9.1.1. the assumption by the Non-Defaulting Parties of the obligation of the Defaulting Party to PERTAMINA and the Government of the Republic of Indonesia to observe and perform all of the conditions with respect to the Unit Area and which thereafter are to be observed and performed; and

9.1.2. the assumption by the Non-Defaulting Parties, as provided in this Article 9, of the obligation of the Defaulting Party to the Non-Defaulting Parties to observe and perform the terms of this Agreement, and which thereafter are to be observed and performed;

are good and valuable consideration for the exercise by the Non-Defaulting Parties of their right to take over and assume the Unit Interest of the

AAG CMB

Defaulting Party.

9.2. Default by Party. If any Party shall fail to make any payment to the Unit Operator or to any other Party required to be made by it under or pursuant to the terms of this Agreement or Exhibit IV - Unit Accounting Procedure within the time specified for such payment, then such Party shall be in default and the default amount shall bear interest from the due date until paid and at the Default Rate as more particularly described in Exhibit IV - Unit Accounting Procedure. The Unit Operator shall by the close of business on the next Working Day notify that Defaulting Party that it is in default in making of such payment. Such notice shall contain a statement of the payment owing by such Party and copies shall be given to the other Parties.

9.3. Payment by Non-Defaulting Parties. In addition to taking any other action the Unit Operator may consider necessary or desirable in order to collect the default amount and interest, the Unit Operator shall issue a supplemental Cash Call for the default amount to the other Non-Defaulting Parties who are members of the Group of which the Defaulting Party is a member. The Non-Defaulting Parties who are members of such Group shall become obligated to pay to the Unit Operator, within ten (10) days after receipt of such supplemental cash call and in the ratio that such Party's PSC Interest bears to the total PSC Interest of the Non-Defaulting Parties in such Group, a share of the default amount. Furthermore, unless and until all default amounts are paid in full, and without in any way relieving the Defaulting Party from any of its obligations hereunder, each such Non-Defaulting Party shall be obligated to advance, in the ratio that such Party's PSC Interest bears to the total PSC Interest of the Non-Defaulting Parties in such Group, a share of all payment obligations of the Defaulting Party under this Agreement in respect of payments becoming due from and after the date when the default first occurred. Nothing contained in this Article shall be construed in any way to prejudice any right that a Non-Defaulting Party, who has made any advance of a default amount on behalf of Defaulting Party, may have under the terms of either the West Madura PSC or the Bawean PSC or of any operating agreement or other agreement or of any applicable law. Should any default by a Party result in any revision to any PSC Interest, the Non-Defaulting Parties of the relevant Group shall immediately so inform the Unit Operator, and the Unit Operator shall be held harmless by such Non-Defaulting Parties in respect of all actions taken by the Unit Operator in reliance on such information.

9.4. Failure of Non-Defaulting Party to Pay Share of Default Amount. If any Non-Defaulting Party should fail to make any payment required to be made by it under the terms of Article 9.3 hereof relating to the default of a Defaulting Party who is a member of such Group, such failure to pay shall likewise be a default under this Agreement, and the remedies and obligations set forth in this Article 9 shall apply mutatis mutandis to such default.

9.5. Remedy of Default. The Defaulting Party shall have (subject to the terms of either the West Madura PSC or the Bawean PSC or of any related operating agreement among the Group of which it is a member) the right to remedy the default by payment in full to the Unit Operator, for the account of the Non-Defaulting Parties who paid such amounts in default, in proportion to the amounts paid by them pursuant to Article 9.3 above, all amounts in respect of which the Defaulting Party is in default together with all amounts of interest thereon referred to in Article 9.2 above. Where no supplemental cash call has

been issued, the Defaulting Party may remedy his default by making payment of the amount in default to the Unit Operator for the Unit Account and paying all amounts of interest thereon.

9.6. Defaulting Party's Loss of Rights.

9.6.1. During the period the Defaulting Party remains in default, the Defaulting Party shall not have the right to vote on matters submitted to the Unit Operating Committee, so that the Unit Interest of the Defaulting Party shall vest in the Non-defaulting Parties who are members of the Group of which the Defaulting Party is a member in proportion to their respective advances in respect of any payment obligation of the Defaulting Party. The Defaulting Party shall be bound by the decisions of the Unit Operating Committee made during the continuation of the default. For as long as the default continues, the Defaulting Party shall not be entitled to exercise any rights otherwise provided under this Agreement concerning acceptance of any offer of assignment from a Party proposing to assign its interest under this Agreement, shall not be entitled to exercise any rights otherwise provided under this Agreement concerning the right to receive information and data, and shall not be entitled to Lift Unitized Substances.

9.6.2. After any default has continued for a period of not less than 60 days from the date a notice of default was given to the Parties, such Defaulting Party shall forfeit all of its rights in the Agreement and Unit Interest and Participating Interest in the Unit Reservoir, including its rights to Unitized Substances produced or otherwise deliverable to it.

9.6.3. Such rights forfeited in Articles 9.6.1 and 9.6.2 hereinabove shall vest in the Non-Defaulting Parties who are members of the Group, in which the Defaulting Party is a member in accordance with the terms of either the West Madura PSC or the Bawean PSC, as the case may be.

9.7. Default by Entire Group. In the event all members of a Group are in default, the Parties of the other Group, in addition to being entitled to all remedies available to them at law or in equity, shall be entitled to all such other remedies in respect of the default as PERTAMINA or the Government of the Republic of Indonesia may determine. During the period such Group remains in default, the terms of Article 9.6 shall apply mutatis mutandi to such default, and the Non-Defaulting Parties of the other Group shall become obligated to pay to the Unit Operator their proportionate share of the amount in default in the same manner as described in Article 9.3.

ARTICLE 10
ALLOCATION AND DISPOSITION OF UNITIZED SUBSTANCES

10.1. Allocation to Groups. Subject to the terms of this Agreement, all Unitized Substances produced and saved shall be allocated by the Unit Operator to the respective Groups as follows:

10.1.1. All of the first Unitized Substances produced and saved from the Unit Area and not used in Unit Operations shall be allocated to the Bawean PSC until Payout, as defined hereinbelow.

10.1.2. Thereafter, the West Madura PSC shall be allocated twenty percent (20%) and the Bawean PSC shall be allocated eighty percent (80%) of any such Unitized Substances, after the Bawean PSC shall have been allocated an amount of such Unitized Substances, the value of which is equal to annual Operating Costs and capital costs incurred but not yet included as Operating Costs that are attributable to the Unit Area. If applicable, the allocation to the West Madura PSC shall be reduced by and the allocation to the Bawean PSC shall be increased by any net amounts described in Articles 6.6.1, 12.3.6 or 15.4.5.1.

10.1.3. As used herein, the term "Payout" means that point in time when the value of the Unitized Substances produced and saved and not used in Unit Operations equals the value of the following:

10.1.3.1. all Operating Costs that are attributable to the Unit Area;

10.1.3.2. 120% of the amount by which all costs and investments described in Article 8.1 that were incurred by the Bawean Group exceed the costs and investments described in Article 8.1 that were incurred by the West Madura Group;

10.1.3.3. all capital costs incurred but not yet included as Operating Costs attributable to the Unit Area;

10.1.3.4. the value of any Petroleum or sales proceeds therefrom attributable to the Unit Area and received by or accrued to PERTAMINA pursuant to the Bawean PSC prior to total recovery by the Bawean Group of the items set forth in Articles 10.1.3.1 through 10.1.3.3. hereinabove; and

10.1.3.5. Republic of Indonesia income taxes associated with any Unitized Substances received by or accrued to the Bawean Group prior to its total recovery of items set forth in Articles 10.1.3.1. through 10.1.3.3 hereinabove.

10.1.4. If the terms of the Bawean PSC or the West Madura PSC or the terms of commerciality for the Bawean Contract Area are altered by the new terms for production sharing contracts to be issued by PERTAMINA, or otherwise altered by PERTAMINA, and such terms affect the calculation of Payout as described in Article 10.1.3 and the allocation of Unitized Substances in Article 10.1.2., then such calculation and allocation shall be changed to reflect the intent of this Agreement with respect to those new terms.

10.1.5. Should cessation of Unit Operations and the joint development and operation of the Unit Area as a unit or should Unit Operations require additional expenditures by the Parties, the Unit Operator shall have the discretion to accrue anticipated cost for the calculations used in allocating Unitized Substances.

10.2. Right to Take in Kind. Except as may otherwise be provided in this Agreement, each Party shall, during each Calendar Year, after the Production Commencement Date have the right and (subject to the terms of a procedure for the Lifting of Crude Oil to be agreed upon by the Parties hereto) the obligation to take delivery in kind and separately dispose of a portion of the

CHB

Unitized Substances produced and saved which is commensurate with such Party's share of its respective Group's allocations as described in Article 10.1 and no Party shall interfere with or prevent any other Party from exercising the aforesaid right. The Unit Operator shall deliver to or for the account of each Party, at an agreed delivery point, such Party's share of Unitized Substances, and such Party shall have the right, and shall be obligated, at its cost and expense, to provide such offtake facilities as are necessary in order to enable such Party to transport its share of Unitized Substances from and beyond said agreed delivery point.

10.3. Title. A Party shall acquire title to, and shall assume all risk of loss, damage, deterioration or evaporation of, Unitized Substances as such Unitized Substances pass the agreed delivery point. With respect to Crude Oil Lifted by tankers, such agreed delivery point is the tanker's flange connecting the pipeline or delivery hose of the loading facility with the intake pipe of the tanker.

10.4. Accountability for Unitized Substances, Costs, Taxes and Similar Charges. Each Group shall be responsible for apportioning the Unitized Substances allocable to it in accordance with the terms of its respective Bawean PSC or West Madura PSC, as the case may be. Each Group shall account for costs expended by such Group on its respective Bawean Contract Area or West Madura Contract Area, as the case may be, or the Unit Area. Each Group shall account to Pertamina for its share of Petroleum in respect of Unitized Substances produced for and taken by it or for its account under the terms of this Agreement and shall indemnify the other Group against any claims or charges in respect of any such Petroleum. Each Party shall be obligated to pay all taxes and similar charges due or leviable in respect of the Unitized Substances produced for and taken by it or for its account under the terms of this Agreement and shall indemnify the other Parties against any claims or charges in respect of any such taxes and similar charges.

10.5. Lifting Entitlement. Each Group shall have the right to recover over the life of the Unit Reservoir underlying the Unit Area all of the produced and saved Crude Oil allocable to such Group's Tract consistent with Article 10.1. Each Group's cumulative Liftings shall be monitored on a regular basis, and settlement of any excess Lifting shall be made, in accordance with the terms and procedures set forth in a procedure for the Lifting of Crude Oil to be agreed upon by the Parties.

10.6. Crude Oil to Remain in Reservoirs. Any part of the quantity of Crude Oil to which the participants in a Group are entitled that is not produced from the Unit Area during the Calendar Year for which it could have been or was scheduled to be produced shall, subject to the terms of a procedure for the Lifting of Crude Oil to be agreed upon by the Parties, remain in the Unit Reservoir underlying the Unit Area for the benefit of the Parties in such Group.

10.7. Use of Unitized Substances. The Unit Operator may use as much of the Unitized Substances as are required for Unit Operations and the Camar Facilities.

10.8. Natural Gas. In the event that the Unit Operating Committee determines that Natural Gas within the Unit Reservoir should be produced, gathered and

CMB

sold, then the Unit Operating Committee shall meet to consider revising or supplementing this Agreement.

ARTICLE 11
ASSIGNMENTS OR TRANSFERS OF INTERESTS

11.1. Assignment of Interests. Subject to the further provisions of this Article 11 and to any restriction contained in any other agreement, any Party may transfer or assign all or any part of its Unit Interest, Participating Interest or other interest in and rights and obligations under this Agreement.

11.2. Restrictions on Assignment. No Party shall make or attempt to make an assignment or transfer of a Divided Interest. Should a Party make or attempt to make an assignment or transfer of a portion of an interest under this Agreement, such interest must be a uniform and non-segregated interest in the entire Agreement.

11.3. Assumption of Obligations. Any such assignment or transfer shall be made expressly subject to either the West Madura PSC or the Bawean PSC and the operating agreement covering the Bawean PSC as it relates to the Unit Area, Unit Reservoir, and to this Agreement and shall be wholly ineffective until the assignee or transferee, in writing, has assumed and agreed to perform all of the obligations of the assignor or transferor under either the West Madura PSC or the Bawean PSC as it relates to the Unit Area and this Agreement relating to the interest assigned.

ARTICLE 12
INSURANCE

12.1. Supervision of Unit Operating Committee. The Unit Operating Committee will from time to time decide upon insurance to be maintained by or for all Parties. Such decision will include but not necessarily be limited to levels of indemnity, deductibles and conditions of insurance. The Unit Operator shall maintain, on behalf and for the account of all Parties, all insurance, subject to Article 12.3.

12.2. Required Insurance. The Unit Operator shall obtain and maintain, on behalf of and for the Unit Account, all such insurances pertaining to Unit Operations, the Camar Facilities, Unit Equipment and the Unit Area as may be required by the terms of any applicable present or future law, regulation or rule or by the terms of any contract entered into by the Unit Operator in furtherance of Unit Operations hereunder and such other insurances as the Unit Operating Committee may determine is required in accordance with Article 5.5.

12.3. Non-Participation in Determined Insurance. With respect to additional insurance that the Unit Operating Committee determines should be maintained, any Party may elect not to participate, as a co-insured, provided that such Party:

12.3.1. gives prompt notice of its non-participation to the Unit Operator and the other Parties after receiving notice of a proposal to insure from the Unit Operator;

12.3.2. does nothing that may interfere, directly or indirectly, with the Unit Operator's placement of such insurance for the other Parties;

12.3.3. effects and maintains, in proportion to its Unit Interest, such insurance or other evidence of financial responsibility against the risks covered by such insurance as the Unit Operating Committee may determine to be acceptable, provided that no such determination of acceptability shall absolve in any way the Party electing not to participate from its obligations to bear, in proportion to its Unit Interest, all expenditure (including damages and losses and/or the costs of remedying the same) incurred in accordance with this Agreement;

12.3.4. arranges for such policies to be endorsed with waivers of subrogation in favor of all the other Parties and the Unit Operator, but with respect only to Unit Operations, and for such policies to be subject to the condition that they shall not be cancelled, amended or varied, or permitted to expire or lapse, without, in each instance, the insurer first having given to the other Parties and the Unit Operator not less than thirty (30) days' prior notice of its intention so to do;

12.3.5. agrees to indemnify each of the Parties and hold them harmless (which it hereby does) from and against any and all claims, loss and damage which would have been covered by such insurance and which either is the subject of insurance effected by the Party electing not to participate therein or is the subject of some other evidence of financial responsibility acceptable to the Parties (including, without limitation, liability for any deductibles payable by the insured under such policies); and

12.3.6. agrees that the cost of this insurance purchased by the Unit Operator in which less than all Parties participate in the case of the Bawean Group, be charged to that Party in proportion to its participation and, in the case of the West Madura Group, in accordance with Article 10.1.2, the Bawean PSC shall be allocated an amount of Unitized Substances equal to such Party's share of the cost of such insurance.

12.4. Obligations of Unit Operator. In respect of all insurance, the Unit Operator shall:

12.4.1. upon request, advise all Parties as to the identity of those participating in the insurance and, upon the request of any Party so participating, supply evidence that such policies are current;

12.4.2. arrange for the Parties participating therein to be named as co-insureds under the relevant policies and for the endorsement of such policies with waivers of subrogation in favor of all of the other Parties and the Unit Operator, but with respect only to Unit Operations; and

12.4.3. process claims and take all such steps as may be necessary or desirable in order to collect the proceeds thereof and recover any losses incurred. Any proceeds shall be credited to the Unit Account.

12.5. Additional Insurance. Each Party may, for its own account and at its own expense, obtain such additional insurance pertaining to Unit Operations or materials acquired under this Agreement as it deems advisable, provided that the obtaining of such additional insurance shall not in any way interfere with the Unit Operator's placement of insurance as determined by the Unit Operating Committee in accordance with this Article 12 and each such insurance shall

contain a waiver of subrogation in favor of all the Parties and the Unit Operator, but with respect only to Unit Operations.

12.6. Contractors' and Sub-Contractors' Insurances. The Unit Operator shall, at all times, require contractors and subcontractors performing work in respect of Unit Operations and materials acquired under this Agreement to effect and maintain all insurances pertaining to such work which are required by virtue of any applicable law, regulation, rule or the terms of any contract and such other insurance as the Unit Operating Committee directs or, in the absence of such a direction, as the Unit Operator deems advisable. Insurances effected pursuant to this Article 12 shall:

12.6.1. to the extent reasonably practicable, provide for waivers of subrogation by the insurer in favor of the Parties and the Unit Operator, provided that where the waiver is not included in any policy of insurance, the Unit Operator shall give prompt notice of the same to the Parties; and

12.6.2. be subject to the condition that they shall not be cancelled, amended or varied, or permitted to expire or elapse, without, in each instance, the insurer first giving to the Parties and the Unit Operator not less than thirty (30) days' prior notice of its intention so to do.

12.7. Notification of Incidents. In the case of those Parties which elected not to participate in any insurance described in Article 12.3 to be provided by the Unit Operator, the Unit Operator shall promptly notify such Parties of all circumstances which give rise to a claim under the said insurance so as to enable such Parties to make claims (if appropriate) under policies of insurance held by them. The Unit Operator shall provide reasonable assistance (by way of furnishing information and providing access to its personnel) to such Parties in the prosecution of their own claims.

ARTICLE 13
WITHDRAWAL

13.1. Right to Withdraw.

13.1.1 Any Party may withdraw from the Unit Area and this Agreement and from all its rights and interest hereunder, subject to the following conditions:

13.1.1.1. no Party may withdraw prior to the Production Commencement Date; and

13.1.1.2. the withdrawing Party shall have given at least sixty (60) days prior written notice of its intended withdrawal.

13.1.2. If a Party gives notice of withdrawal pursuant to Article 13.1.1., any other Party may also give notice of intended withdrawal no later than ten (10) days after the date of the first notice of withdrawal is received by such Party.

13.1.3. Any notice of intended withdrawal shall be given to all other Parties and shall not be revocable without the unanimous consent of all Parties.

ℓ ℓ G CAHB

13.2. Effective Date. No withdrawal shall become effective or binding upon the remaining Parties until the first day of the month following the date upon which all conditions for withdrawal set forth in this Article 13 shall have been fulfilled and after any necessary approvals thereof by PERTAMINA and the Government of the Republic of Indonesia shall have been obtained.

13.3. Obligations and Liabilities of Withdrawing Party. All obligations and liabilities incurred by the withdrawing Party under or pursuant to the terms of this Agreement either shall have been fulfilled by such Party prior to withdrawal or shall have been assumed by the remaining Parties of the Group of which such withdrawing Party is a member, and all rights and interests of the withdrawing Party under or pursuant to the terms of this Agreement shall have been assumed by said remaining Parties in the proportions which their respective interests bear to each other, in each case in such a manner that the withdrawal does not in any way modify the interests of, and does not in any way diminish or otherwise modify in any adverse manner the rights or obligations under this Agreement of, the Parties of the Group of which such withdrawing Party, or a Party affiliated with such withdrawing Party, is not a member.

13.4. Effectuate Assignment. All Parties shall take any and all action, and execute any and all documents, necessary to effect the assignment of the withdrawing Party's Unit Interest, Participating Interest or other interest herein and to obtain the consent of PERTAMINA and the Government of the Republic of Indonesia to such assignment. The costs of such assignment shall be borne by the withdrawing Party.

ARTICLE 14
CONFIDENTIALITY

14.1. Confidential Data and Information. All data and information acquired or received by any Party under this Agreement shall be held confidential during the continuance of this Agreement and for a period of five (5) years thereafter and shall not be divulged in any way to any third party, without the prior written approval of all Parties provided that:

14.1.1. any Party may, without such approval, disclose such data and information:

14.1.1.1. to any Affiliate or bona fide intended assignee of such Party upon obtaining a similar undertaking of confidentiality from such Affiliate or assignee; or

14.1.1.2. to any outside professional consultants or advisers, upon obtaining a similar undertaking of confidentiality from such consultants or advisers, provided that such Party shall promptly inform the other Parties of the name of such consultants or advisers and the date and information disclosed to them; or

14.1.1.3. to any bank or financial institution from whom such Party is seeking or obtaining finance, upon obtaining a similar undertaking of confidentiality from such bank or institution; or

14.1.1.4. to the extent required by either the West Madura PSC or the Bawean PSC, any other applicable law, rule or regulation of any

recognized regulatory agency, securities commission or securities exchange; or

14.1.1.5. to the extent that the same has become generally available to the public; and

14.1.2. the Unit Operator may disclose such data and information to such persons as may be necessary in connection with the conduct of the Unit Operations upon obtaining a similar undertaking of confidentiality from such persons, provided that the Unit Operator shall promptly inform the other Parties of the names of such persons and the data and information disclosed to them. In the event of any Party ceasing to be a Party to this Agreement, such Party shall nevertheless remain bound by this Article 14.1.

14.2. Trading Rights. The Unit Operator may, with the prior written approval of all the Parties and on such terms and conditions as they may determine, exchange any such data and information for other similar data and information and Unit Operator shall promptly provide all the Parties with a conformed copy of the Agreement relating to such exchange and all such other data and information, provided that, notwithstanding the foregoing provisions of this Article 14.2, if any Party is also the owner or part owner of such other data and information it shall not be entitled to prevent an exchange which has been approved by all the other Parties.

14.3. Public Announcements.

14.3.1. Except as otherwise provided in this Article 14.3, the Unit Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement or the Unit Operations, provided always that no such public announcement or statement shall be issued or made unless prior thereto all the Parties have been furnished with a copy thereof and the approval of the Unit Operating Committee and PERTAMINA has been obtained. Where a public announcement or statement becomes necessary or desirable because of danger to or loss of life, damage to property or of pollution arising under this Agreement or the Unit Operations, the Unit Operator shall be authorized to issue and make such announcement or statement without prior approval of the Unit Operating Committee and PERTAMINA but shall promptly furnish all the Parties with a copy thereof.

14.3.2. If any Party shall itself wish to issue or make any public announcement or statement regarding this Agreement or the Unit Operations, it shall not do so unless prior thereto it furnishes all the Parties with a copy of such announcement or statement and obtains the approval of the Unit Operating Committee and PERTAMINA, provided that, if in the opinion of legal counsel for any Party, it is necessary for such Party to make a public announcement or statement regarding such a matter in order to meet the requirements or regulations of any applicable law, governmental unit or agency or stock exchange on which the securities of such Party are listed, such Party may do so notwithstanding any failure to obtain approval of the Unit Operating Committee and PERTAMINA; however, such Party shall use reasonable efforts to furnish the other Parties with a copy thereof prior to making such announcement or statement.

ARTICLE 15
RELATIONSHIP OF THE PARTIES

15.1. Authority to Enter Into Agreement. Each Party warrants to each of the other Parties that such Party has the full right, power and authority to enter into this Agreement and to engage in the conduct of Unit Operations and that such Party has obtained all requisite consents and approvals to enter into this Agreement.

15.2. No Partnership. The rights, duties, obligations, responsibilities, and liabilities of the Parties under this Agreement shall be several and not joint nor joint and several, and each Party shall be responsible for its individual duties, obligations and liabilities hereunder. Neither this Agreement nor any activities of any Party referred to herein shall create or be deemed to create any partnership, association, trust or any other relationship under which any one or more of the Parties may be liable generally for the acts or omissions of any other Party or Parties, nor should this Agreement be considered or interpreted as making any Party the agent or representative of any other Party or Parties except when otherwise expressly provided for herein.

15.3. U.S. Income Tax Election. All of the Parties who are subject to the income tax laws of the United States of America agree to elect, and do hereby elect, that all operations hereunder, and all such Parties with respect to such operations be excluded from the application of all of the provisions of Subchapter "K" of Chapter 1 of Subtitle "A" of the United States Internal Revenue Code of 1986, and any amendments thereto, insofar as such Subchapter may be applicable to such parties in respect of the operations covered by this Agreement. Each Party agrees to furnish necessary information and execute such documents to evidence or effectuate this election as may be requested by the Unit Operator, and each Party authorizes and directs the Unit Operator to execute and file with the proper office or agency whatever documents are required to evidence or effectuate such election and to furnish the Parties with copies of the documents so filed.

15.4. Liabilities and Indemnities.

15.4.1. Except as provided in Article 15.4.2, each Party agrees to hold harmless, to the extent of their respective Unit Interests and to the extent not covered by insurance as provided in Article 15.4.3, the other Parties from and against any and all losses, damages, expenses and liabilities, including attorneys' fees and court costs, to third parties arising from or relating to this Agreement, the implementation hereof and/or the conduct of Unit Operations pursuant hereto, the Bawean Contract Area or the West Madura Contract Area.

15.4.2. Where such claim or liability arises from the Gross Negligence or willful misconduct of a Party, such Party shall be liable to indemnify and hold harmless the other Parties to the full amount of such claim or liability.

15.4.3. There shall be no indemnity under Article 15.4.1 to the extent that any other Party is covered by insurance purchased for the Unit Account, or any other Party, but for the default of the Unit Operator or other Party purchasing or maintaining insurance for the Unit Account or for itself would have been covered by insurance.

15.4.4. Except as provided in Article 6.6, each Party agrees to indemnify and hold harmless the Unit Operator in accordance with Article 6.6. A Party shall not be required to indemnify and hold harmless the Unit Operator in the event of Gross Negligence or willful misconduct of the Operator, and there shall be no indemnity under this Article 15.4.4 to the extent that the Unit Operator is covered by insurance purchased for the Unit Account, or that the Unit Operator, but for the default of the Unit Operator in purchasing or maintaining insurance, would have been covered by insurance. Notwithstanding anything hereinbefore provided, under no circumstances whatsoever will the Unit Operator be liable for any consequential loss or damage.

15.4.5. The obligations of Kodeco, Pertamina, and Pedco hereunder with respect to the indemnifications described in this Article 15.4 and the costs and expenses associated with such indemnifications shall be satisfied as follows:

15.4.5.1. In accordance with Article 10.1.2, the Bawean PSC shall be allocated an amount of Unitized Substances equal to Kodeco's, Pertamina's, and Pedco's share of the costs and expenses associated with such indemnifications.

ARTICLE 16
ARBITRATION

16.1. Applicable Rules. If any dispute arises between the Parties relating to this Agreement, including without limitation its execution, performance, termination or expiration, which cannot be settled amicably by mutual agreement within thirty (30) days after the Unit Operator has notified the Parties that a dispute requiring resolution under this Article has arisen, such dispute shall be settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce in force on the date the notice of arbitration is given hereunder by the Unit Operator and in accordance with the provisions of this Article 16.

16.2. Procedures. The Parties expressly agree to the following:

16.2.1. The arbitration tribunal shall decide the matter as expeditiously as possible; however, no time limits shall be imposed.

16.2.2. The arbitrators shall only reach their decision by applying strict rules of law to the facts and shall not purport to resolve any dispute ex aequo et bono.

16.2.3. The arbitration shall be conducted in the English language at such place or places as the arbitration tribunal may elect.

16.2.4. Decisions of the arbitration tribunal shall be by majority vote.

16.2.5. The Party in whose favor the arbitral award is rendered shall be entitled to recover costs and expenses of the arbitration tribunal,

1 4 6 CHB

including, but not limited to, the cost and expenses of administration of the arbitration proceedings.

16.3. Decision Final. There shall be no appeal to any court from the decision of the arbitrators, and the Parties shall not dispute nor question the validity of such award or of any enforcement action taken by the Party in whose favor the award was rendered, before any judicial or other authority in any jurisdiction. Except as provided in this Article 16.3, no Party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted and determined as provided herein and then only for the enforcement of such arbitral award. Nothing in this Article 16 shall impede or otherwise affect the rights of any Party to proceed in any court or otherwise enforce its rights under the Agreement.

ARTICLE 17
NOTICES

17.1. Notices. Except as may be specifically provided otherwise, any notice, communication, offer, request, consent, payment, demand or information required to be given or furnished under this Agreement shall be in writing and shall be addressed as follows:

If to Texas Eastern:

Texas Eastern Bawean Ltd.
P. O. Box 97/JKWK
Wisma Kosgoro Bldg.
12A Floor
JL. Thamrin 53
Jakarta 10350, Indonesia
Attn: Mr. C. E. Fern
Telex: 61104 TEXERN IA

If to Tesoro:

Tesoro Java Petroleum Company
8700 Tesoro Drive
San Antonio, Texas 78217
Attn: Mr. John Tidmarsh
Telex: 767317

If to Samedan:

Samedan Oil of Indonesia, Inc.
110 W. Broadway
P.O. Box 909
Ardmore, OK 73401
Attn: Mr. T. C. Jobe
Telex: 796025

1 M G CAB

If to Kodeco:

Kodeco Energy Company
19th Floor, Nusantara Bldg.
JL.M.H. Thamrin 59
P. O. Box 106 JKWK
Jakarta, Indonesia
Attn: Mr. Kim Yoon Bae
Telex: 44734 KDC EGY

If to Pertamina:

Perusahaan Pertambangan Minyak
dan gas Bumi Negara
Jl. Merdeka Timur 1A
Jakarta, Indonesia
Attn: Head of Production Div.
Telex: 44062 PTM JKT IA

If to Pedco:

Korea Petroleum Development Corporation
24th Floor Nusantara Building
Jl.M.H. Thamrin No.59
P. O. Box 106 JKWK
Jakarta, Indonesia
Attn: Mr. Kim Yoon Bae
Telex: 44734 KDC EGY

or to such other address as a Party may previously have notified to all other Parties in writing. A notice shall be deemed received by the Party to whom so addressed when delivered at such address, or if given by telex or telegram, within 24 hours of dispatch, provided that if the notice is transmitted at a time other than during ordinary business hours of the addressee, the said notice shall be deemed to have been received by the addressee at the opening of business on the next following Working Day of the addressee. Notices may be given in emergency by telephone or by telephone facsimile, if promptly confirmed in writing. A Party receiving a notice shall ensure that some person at that Party's above address duly authorized to do so forthwith endorses (if so requested by the Party giving the same) a copy thereof acknowledging the receipt thereof, and when delivery has been by hand, return such endorsed copy to the person who delivered the original, and in any other case, post such copy by prepaid mail to the party giving the same, provided that failure of any party to acknowledge receipt shall not invalidate the notice.

ARTICLE 18
FORCE MAJEURE

18.1. Occurrence of Force Majeure. In the event that any Party is rendered unable wholly or in part by force majeure to carry out all or any of its obligations hereunder, other than payment of money, then, upon such Party's giving notice and reasonably full particulars of such force majeure in writing to all other parties as soon as reasonably possible after the occurrence of the

cause or causes relied upon, the obligations of the Party giving such notice so far as they are affected by such force majeure shall be suspended during the continuance of any inability so caused but for no longer period. The cause or causes of the force majeure as far as possible shall be remedied with all reasonable dispatch by the Party whose performance hereunder is adversely affected.

18.2. Definition. The term "force majeure" as employed herein shall mean an act of God, strikes, lockout, industrial dispute, act of the public enemy, war, blockade, riot, lightning, fire, storm, flood, explosion, compliance with PERTAMINA, any law or governmental restraint, order, rule, regulation, direction or prohibition and any other cause whether of the kind herein enumerated or otherwise not reasonably within the control of the Party concerned.

18.3. Strikes, Lockouts and Industrial Disputes. The settlement of strikes, lockouts and industrial disputes shall be entirely within the discretion of the Party concerned. The above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or industrial disputes when such course is inadvisable in the sole discretion of the Party concerned.

ARTICLE 19
TERM

19.1. Effective Date. This Agreement shall have effect as of and from the date when:

19.1.1. all of the Parties shall have executed the original or a counterpart of this Agreement; and

19.1.2. PERTAMINA and the Government of the Republic of Indonesia shall have approved this Agreement.

19.2. Term. This Agreement shall continue in effect until all the Parties have withdrawn from the Unit Area and this Agreement pursuant to Article 13, and thereafter until a final accounting and final settlement has been made between the Parties.

19.3. Effect of Termination. Upon termination of this Agreement, the further joint development and operation of the Unit Area as a unit shall be abandoned, Unit Operations shall cease, and thereafter the Parties shall be governed by the provisions of the respective West Madura PSC or Bawean PSC and any agreement relating thereto, to which they are a party or in which they have an interest.

ARTICLE 20
MISCELLANEOUS

20.1. Variation. Except as may otherwise be specifically provided herein, this Agreement may only be amended, supplemented or otherwise modified by an instrument in writing executed by all of the Parties.

20.2. Headings. The headings of the respective articles of this Agreement are inserted for convenience and reference purposes only are not to be construed as

1 4 6 CMB

limiting or extending the meaning of any term or provision contained in any of said articles.

20.3. Waiver. No waiver by any Party of any one or more defaults by any other Party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any subsequent default or defaults whether of a like or of a different character.

20.4. Validity. If any term or terms of this Agreement shall be determined by statute or by any court having jurisdiction in relation thereto to be illegal, invalid, void or voidable, the legality or viability of the remainder of this Agreement shall not be affected and the illegal, invalid, void or voidable term or terms shall be deemed deleted herefrom to the same extent and effect as if never incorporated herein but the remainder of this Agreement shall continue in full force and effect.

20.5. Governing Law. Except as may be otherwise specifically provided in this Agreement, the validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the Republic of Indonesia.

20.6. Inurement. All of the terms of this Agreement shall inure to the benefit of and be binding upon the lawful successors and assigns of the Parties.

IN WITNESS WHEREOF, this Agreement has been duly signed and delivered by the Parties hereto acting through their duly authorized directors, officers or agents as of the date first above written.

TEXAS EASTERN BAWEAN LTD.

By ______________________

Title ______________________

TESORO JAVA PETROLEUM COMPANY

By J.R.D. Indiana [signature]

Title PRESIDENT

SAMEDAN OIL OF INDONESIA, INC.

By [signature]

Title AGENT AND ATTORNEY-IN-FACT

KODECO ENERGY COMPANY

By ______________________

Title ______________________

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

By ______________________

Title ______________________

KOREA PETROLEUM DEVELOPMENT CORPORATION

By ______________________

Title ______________________

CHB20.110387.1

EXHIBIT I

EXHIBIT I

TO THE

SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

SCHEDULE OF COORDINATES DELIMITING

THE UNIT AREA

The Unit Area is bounded by the set of lines, being straight lines connecting the below listed points of latitude and longitude as follows:

		LATITUDE	LONGITUDE
Starting at position	A,	6°16'48"S	113°01'49"E; thence to
	B,	6°18'00"S	113°02'07"E; thence to
	C,	6°19'57"S	113°01'51"E; thence to
	D,	6°22'00"S	113°00'29"E; thence to
	E,	6°22'00"S	112°58'38"E; thence to
	F,	6°21'25"S	112°58'53"E; thence to
	G,	6°20'05"S	112°59'03"E; thence to
	H,	6°16'48"S	112°59'41"E; thence to
Starting position	A.		

CHB20.110387.3

CHG

EXHIBIT H

EXHIBIT II
TO THE
SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

MAP OF UNIT AREA OUTLINE


N
A
B
C
D
E
F
G
H
CAMAR-3
CAMAR-4
CAMAR-1
JS 1-1
JS 1-3
TEXAS EASTERN
KODECO
SCALES
0
10000 FEET
0
2000 METERS
TEXAS EASTERN BAWEAN, INC.
SOUTH CAMAR UNIT
UNIT OUTLINE
BY: W. CROES
OCT., 1997

EXHIBIT III

EXHIBIT III

TO THE

SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

SCHEDULE OF WELLS DEFINING LOWER LIMESTONE MEMBER OF KUJUNG II FORMATION

	NOMINAL LOCATION	
WELL NAME	LATITUDE	LONGITUDE
Camar #1	6° 19'15.260"	113° 00'21.480"
Camar #3	6° 17'48.784"	113° 01'13.384"
Camar #4	6° 19'09.200"	113° 01'12.500"
JS-1 #1	6° 20'09.190"	113° 00'29.150"
JS-1 #3	6° 20'34.330"	112° 59'59.720"

WELL NAME	LOG	LOG DATE	KUJUNG II LOWER LIMESTONE	
			TOP (LOG DEPTH)	BASE (LOG DEPTH)
Camar #1	LL-GR-SP	Nov 14, 1982	4063'	4294'
Camar #3	DLL-MSFL-GR	Jun 24, 1985	4310'	4563'
Camar #4	MSFL-DLL-GR-SP	May 19, 1986	4332'	4602'
JS-1 #1	IES	Oct 14, 1970	4256'	4520'
JS-1 #3	DLL-MSFL	Oct 8, 1978	4294'	4557'

A 4 G OHB

EXHIBIT IV

EXHIBIT IV

TO THE

SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

UNIT ACCOUNTING PROCEDURE

SECTION 1

GENERAL PROVISIONS

1.1. PURPOSE

The purpose of this Unit Accounting Procedure is to establish equitable methods for determining charges and credits applicable to Unit Operations under the South Camar Unit and Unit Operating Agreement. Each of the Parties is responsible for maintaining its own accounting records to comply with all legal requirements and to support all fiscal returns or any other accounting reports required by any governmental authority in regard to the Unit Operations except those (if any) of which it is the statutory or contractual obligation of the Unit Operator to prepare and submit on behalf of the Parties. To enable each Party to maintain such accounting records, the Unit Operator will provide each Party with such accounting data and information as may be reasonably expected to be available from the accounting records maintained by the Unit Operator, and the cost thereof shall be for the Unit Account.

1.2. DEFINITIONS

For the purposes of this Unit Accounting Procedure the terms defined in the Agreement shall have the same meanings as defined in Article 1 of the Agreement. In addition, the terms listed below shall have the following meaning and shall include the plural as well as the singular:

1.2.1. "Cash Call" shall mean any request for payment of funds made by the Unit Operator to the Parties in connection with Unit Operations.

1.2.2. "Material" shall mean personal property, including supplies and equipment, acquired and held for use in Camar Field operations.

1.2.3. "Controllable Material" shall mean Material which the Unit Operator subjects to record control and inventory.

1.3. ACCOUNT AND STATEMENTS

1.3.1. Standards

The Unit Operator's accounting records and books will be kept in accordance with generally accepted and recognized accounting principles consistent with modern petroleum industry practices and procedures and in accordance with the Bawean PSC.

1.3.2. Translation of Currency

It is the intent of this Unit Accounting Procedure that none of the Parties shall experience an exchange gain or loss at the expense of, or to the benefit of, the other Parties. Where currency other than U.S. dollars is reconverted to U.S. dollars the gain or loss will be for the Unit Account.

1.3.3. Summary Statement of Accounts

1.3.3.1. On or before the forty-fifth (45) day following the last day of each calendar month, the Unit Operator shall provide to the Parties a summary statement reflecting all charges and credits to the Unit Account for such month with corresponding year-to-date and total cumulative charges and credits. Charges and credits to the Unit Account will be summarized by appropriate accounting classifications indicative of the nature thereof and shall be so detailed or contain such explanations as to permit reference to the appropriate item, if any, in an Approved Budget. In addition, unusual payments and receipts shall be separately annotated.

1.3.3.2. For the purposes of Article 10.1 of the Agreement, the valuation of Crude Oil from the Unitized Substances produced, allocated to the respective Groups, and Lifted by the respective Parties shall be based on the average realized price received by the Bawean Group and determined in accordance with Section VII, Valuation of Crude Oil, in the Bawean PSC or as may be subsequently agreed by all the Parties based upon an average of spot prices of internationally traded crude oils of similar quality, grade and gravity as Crude Oil produced from the Camar Field.

1.3.3.3. Any costs or expenditures accrued and charged to the Unit Account shall be offset by credits in equivalent

amounts which shall be set forth in the statements and separately classified as a liability.

1.4. ADVANCES

1.4.1. The Participating Interest Owners shall advance to the Unit Operator such Participating Interest Owner's share of the estimated cash requirements for the next succeeding calendar month for Unit Operations in proportion to their Participating Interests. Such estimates shall be based on the latest information available to Unit Operator at the time the request is sent as to actual cash requirements for such month and shall indicate the main categories where funds are required.

1.4.2. Not less than ten (10) days prior to the beginning of each calendar month, the Unit Operator shall provide the Participating Interest Owners with the Unit Operator's estimate of cash requirements for each of the next succeeding three (3) calendar months. The first calendar month's estimate shall constitute a firm cash requirement and estimates for the subsequent months shall be tentative only and may be revised in subsequent forecasts.

1.4.3. The estimate of cash requirements and the Cash Call shall specify U.S. dollars or other currency if required, and the Cash Call shall specify the separate bank account or accounts maintained by the Unit Operator where the funds are to be deposited.

1.4.4. The due date on which payment of a Cash Call is required shall be determined by the Unit Operator. The Unit Operator may schedule more than one due date, not to exceed four such due dates, per calendar month, but such dates shall be set forth in a schedule given to the Participating Interest Owners. The amount of the Cash Call will be determined the week before the payment of the Cash Call is due and will be advised to the Participating Interest Owners five (5) Working Days prior to the due date. The sum of the periodic Cash Calls, however frequent, shall not exceed the amount of that calendar month's estimated cash requirements advised to the Participating Interest Owners in the monthly firm cash requirement described in Section 1.4.2. of this Unit Accounting Procedure, except as hereinafter otherwise specifically provided. The amount requested in each such Cash Call shall be the Unit Operator's estimate of the net cash payment to be made on each date together with any other sums which it estimates will be payable between the due date for payment of such Cash Call and the due date on which payment of the next Cash Call has been or will be required.

1.4.5. If the payment of the Cash Call for any period exceeds or is less than the actual net cash expenditures for the period, the Unit Operator shall revise as appropriate the next Cash Call by

L H G. CAB

notifying all the Participating Interest Owners not less than five (5) Working Days before the due date in order to adjust for the previous overcall or undercall.

1.4.6. Should the Unit Operator be required to pay any large sums of money for the Unit Operations, which were not anticipated when the Participating Interest Owners were provided with the monthly estimated cash requirements described in Section 1.4.2., the Unit Operator may make a telex request to the Participating Interest Owners for special Cash Calls covering their proportionate share of such payments. The Participating Interest Owners shall provide their Participating Interest share of such special Cash Calls on the specified due date, but no later than five (5) Working Days after receipt of such notice.

1.4.7. The Unit Operator shall ensure that the funds, if any, held in non-interest bearing bank accounts for the Unit Account, shall be held at a level consistent with that required for the prudent conduct of Unit Operations, and if circumstances occur so that funds are not required for disbursement within five (5) Working Days, the Unit Operator, at its discretion, shall pay such funds to the Participating Interest Owners or shall deposit such funds as soon as possible in interest bearing bank accounts until they are required for disbursement. Any interest earned by such interest bearing bank accounts shall be credited to the Participating Interest Owners in proportion to their contribution to such accounts.

1.5. PAYMENTS BY PARTIES

Each Party shall pay its proportionate share of Cash Calls for value on the due date as determined in accordance with Section 1.4.4; therefore, payments for Cash Calls according to the above procedure should be available for disbursement by the Unit Operator on the due date. If not so made, the unpaid balance shall bear interest at the Default Rate.

1.6. ADJUSTMENTS

Payments of any such Cash Calls shall not prejudice the right of any Party to protest or question the correctness of any statement of accounts described in Section 1.3.3.1. to this Unit Accounting Procedure. Subject to the right to audit in Section 1.7.1. to this Unit Accounting Procedure, all statements of expenditure rendered to the Parties during any Calendar Year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such Calendar Year, unless within the said twenty-four (24) month period, a Party takes written exception thereto and makes claim to the Unit Operator for adjustment. No adjustment favorable to the Unit Operator shall be made unless it is made in writing within the same prescribed period. The provisions of this section shall not prevent adjustments resulting from a physical inventory as provided in Section 3 of this Unit Accounting Procedure, claims involving a third party, adjustments required by governmental authority, or adjustments to correct obvious accounting errors.

1.7. AUDITS

1.7.1. Any Party, upon at least thirty (30) days advance written notice to Unit Operator and the Parties, shall have the right, at its sole expense and at a time agreed to by the Unit Operator, to audit the Unit Account and related records for any Calendar Year or portion thereof within the twenty-four (24) month period following the end of such Calendar Year; however, the conduct of an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Section 1.6. of this Unit Accounting Procedure. Such audits by the Parties may be conducted not more than once in any period of one year without the permission of the Unit Operator, which permission shall not be unreasonably withheld. The Parties shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to the Unit Operator.

1.7.2. All adjustments resulting from an audit agreed between the Unit Operator and the Parties conducting the audit shall be rectified promptly in the Unit Account by the Unit Operator.

1.8. ACCOUNTING FOR COSTS

1.8.1. Costs shall be recorded by Unit Operator in cost centers identified as direct and indirect to Unit Operations. Such cost centers shall be consistent with and in relation to categories in the current Approved Budget. The allocation of operating costs to such cost centers shall be made as specified in Section 2 of this Unit Accounting Procedure and shall be applied consistently.

1.8.2. During the calendar month in which Payout occurs, costs will be allocated to Payout cost, as more fully described in Article 10.1.3.1. of the Agreement, in accordance with the following principles:

1.8.2.1. Any operating expenses or capital expenditure (as described in Articles 10.1.3.1. and 10.1.3.3. of the Agreement respectively) shall be allocated based on the daily average of such cost for that calendar month in which Payout occurs, except that any individual charge in excess of Ten Thousand U.S. Dollars (U.S. $10,000) shall be allocated based on the date that charge was accrued.

1.8.2.2. Depreciation, Petroleum received or accrued to PERTAMINA (as described in Article 10.1.3.4. of the Agreement) and income taxes (as described in Article 10.1.3.5. of the Agreement) shall be allocated based on the average daily charge or accrual for such Depreciation, Petroleum share, or taxes during that calendar month in which Payout occurs.

1 4/6 CAE

SECTION 2

CHARGEABLE COSTS AND EXPENSES

2.1. DIRECT UNIT OPERATING EXPENSES

Subject to the provisions of the Agreement and the limitations hereinafter prescribed, the Unit Operator shall charge the Unit Account for all costs and expenses associated with Unit Operations. To the extent that such costs and expenses are incurred directly in the conduct of operations of the Camar Field, such costs will be allocated to the Unit Account in the following manner:

a. Prior to the Production Commencement Date, 64.2% of Camar Field operating expenses will be chargeable to the Unit Account, such allocation based on that proportion which oil-in-place within the Unit Area bears to total oil-in-place contained within the Camar Field.

b. On the Production Commencement Date and thereafter, such chargeable operating expenses will be allocated based on that proportion which the total Unitized Substances produced and saved and not used in Unit Operations from the Unit Area bears to the total Petroleum produced and saved and not used in operations from the Camar Field.

Such costs include, but are not necessarily limited to the following:

2.1.1. Labor and Associated Costs

2.1.1.1. Salaries and wages of employees of Unit Operator and the Unit Operator's Affiliates who are directly engaged in Camar Field operations, whether temporarily or permanently assigned to such activities. To the extent not included in salaries and wages, the Unit Account shall also be charged with the Unit Operator's cost of overtime, holiday pay, vacation pay, incentive pay, sickness benefits, disability benefits, recruitment costs and expenses, expatriate premium, housing, tax equalization payments and costs and other customary allowances applicable to the salaries and wages chargeable under this paragraph in accordance with the Unit Operator's standard personnel policy in force in the relevant period, which amounts shall be charged on a "when and as paid" basis.

2.1.1.2. That portion of the salaries and wages of employees of Unit Operator or its Affiliates, who perform scientific, technical or professional services and who are not directly engaged in Camar Field operations, representing the portion of time spent by such employees in performing work on or for specific projects for the sole benefit of such operations.

147/5 CHB

2.1.1.3. Amounts paid pursuant to assessments imposed by governmental authority which are applicable to Unit Operator's labor cost of salaries and wages chargeable under Sections 2.1.1.1. and 2.1.1.2 of this Unit Accounting Procedure.

2.1.1.4. Reasonable business and travel expenses of those employees whose salaries and wages are chargeable under Sections 2.1.1.1. and 2.1.1.2. of this Unit Accounting Procedure for which expenses the employees are reimbursed under the Unit Operator's standard personnel policy in force in the relevant period.

2.1.2. Employee Benefits

The Unit Operator's cost of established plans for employees' group life insurance, health insurance, pension, retirement, thrift, stock purchase bonus, service and severance indemnities required by law or the Unit Operator's standard personnel policy in force in the relevant period and other benefits of a like nature applicable to the salaries and wages chargeable under Sections 2.1.1.1. and 2.1.1.2. of this Unit Accounting Procedure.

2.1.3. Material

Material purchased or furnished by the Unit Operator for use in Camar Field operations as provided under Section 3 of this Unit Accounting Procedure. So far as it is reasonably practical and consistent with efficient and economic operation, only such Material shall be purchased or charged hereunder as may be required for immediate use, and the accumulation of surplus stocks shall be avoided.

2.1.4. Transportation and Employee Relocation Costs

2.1.4.1. Transportation of Material and other related costs such as expediting, crating, dock charges, inland and ocean freight and unloading at destination to the extent that these costs are not included in Section 3 of this Unit Accounting Procedure.

2.1.4.2. Transportation of employees of the Unit Operator or its Affiliates as required in the conduct of Camar Field operations.

2.1.4.3. Relocation costs of employees of the Unit Operator or its Affiliates engaged in the conduct of Camar Field operations. Relocation costs shall include transportation of employees, employees' families and their personal and household effects and all other relocation costs in accordance with the Unit Operator's standard personnel policies in force in the relevant period, provided that when employee is

reassigned to another location classified as a foreign location by the Unit Operator and is no longer engaged in the conduct of Camar Field operations, the relocation costs respecting such reassignment shall not be charged to the Unit Account.

2.1.5. Services and Facilities

2.1.5.1. The cost of professional consultants, technical services, utilities and other services procured by contract from outside sources which are necessary and proper for the conduct of Camar Field operations other than services covered by Section 2.1.7 of this Unit Accounting Procedure.

2.1.5.2. The cost of technical and professional services including, but not limited to, drafting, geological studies, engineering, reservoir studies and related computer services and data processing performed by the Unit Operator or its Affiliates for the direct benefit of the Camar Field operations, provided such costs shall not exceed those currently prevailing for like services on comparable terms if performed by third parties in the area of such operations.

2.1.5.3. Rentals for use of the Unit Operator's or the Unit Operator's Affiliates solely owned equipment and facilities utilized in the Camar Field operations only with prior approval by the Unit Operating Committee. For the use of any such solely owned equipment and facilities, the Unit Account shall be charged at rates commensurate with the cost of ownership and operation, but such rates shall not exceed those currently prevailing in the general vicinity where the equipment or facilities are being used.

2.1.6. Damages and Losses

All costs or expenses necessary for the repair or replacement of property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or any other cause not controllable by the Unit Operator which is not the liability of the Unit Operator under this Agreement. The Unit Operator shall promptly furnish the Parties with a notice of damage or losses incurred in excess of Twenty-five Thousand U.S. Dollars (US $25,000) for each occurrence after a report thereof has been prepared or received by the Unit Operator. The Unit Operator shall also furnish to any Party, in respect of any damage or loss, such information and documentation as may be requested.

2.1.7. Legal Costs

All legal costs incurred in connection with the Camar Field operations, expenses of handling, investigating and concluding litigation or claims arising by reason of such operations or necessary for the protection or recovery of property, including but not limited to, attorney's fees and expenses, court costs and all other costs of investigation or procuring evidence, but not including amounts paid in settlement or satisfaction of any such litigation, claims or judgments. Such amounts paid in settlement will be charged to the Unit Account according to Section 2.1.9.3. to this Unit Accounting Procedure.

2.1.8. Duties, Taxes, Rentals and Other Fees

All duties, taxes, rentals and other fees of every kind and nature (except taxes based on income of the Parties) assessed or levied upon or in connection with the Camar Field operations, or to acquire and maintain rights to any area in which such operations are conducted, which have been paid by the Unit Operator for the benefit or on behalf of the Parties and are not recoverable by the Unit Operator. If the Unit Operator demonstrates that any tax which is normally recoverable cannot be so recovered, such tax will be chargeable under this Section.

2.1.9. Insurance and Claims

2.1.9.1. Net premiums paid for insurance carried for the benefit of the Camar Field operations.

2.1.9.2. Any insurance recoveries in respect of damages or losses to property shall be credited when received by the Unit Operator.

2.1.9.3. Amounts paid, subject to any necessary approval of the Unit Operating Committee, in settlement of any and all losses, claims, damages and judgments, arising in connection with the Camar Field operations.

2.1.10. Field Offices, Camps, Warehouses and Miscellaneous Facilities

Cost of establishing, staffing, maintaining and operating any office, sub-office, camp, warehouse, housing and other services and facilities directly serving the Camar Field operations not otherwise provided herein, to the extent not chargeable to activities not related to Camar Field operations.

2.1.11. Logistical Support

Any cost of acquiring, leasing, operating and maintaining aircraft, land vehicles, or seagoing vessels as required for the safe and efficient conduct of Camar Field operations or for the storage of Petroleum produced and saved from Camar Field.

2.1.12. Other Expenditures

Any other expenditures not covered or dealt with in the foregoing provisions which are incurred by the Unit Operator and its Affiliates for the necessary and proper conduct of the Camar Field operations.

2.2. OTHER DIRECT UNIT OPERATING EXPENDITURES

The Unit Operator shall charge the Unit Account with one hundred percent (100%) of the total cost of any expenditures directly attributable to the conduct of Unit Operations. Such expenditures shall include, but are not limited to, facilities for the sole benefit of the Unit Area, the cost of drilling, workovers and wireline work in the Unit Area in addition to seismic surveys, processing and reprocessing of seismic data, core sampling and analysis, etc. in the Unit Area. Any other costs identifiable as exclusively attributable to Unit Operations shall be chargeable to the Unit Account under this Section.

2.3. UNIT FACILITIES COST

As described in Section 2.1.a. in this Unit Accounting Procedure, the Unit Operator shall charge the Unit Account with 64.2% of the actual and realized cost of the Camar Facilities, as more fully described in Exhibit V - South Camar Development Budget and VI - South Camar Field Development Plan of the Agreement or as modified in any Approved Program implemented subsequent to the Effective Date of the Agreement, in accordance with an allocation based on that proportion which the oil-in-place in the Unit Area bears to the total oil-in-place contained in Camar Field. In the event that any Approved Program is revised or modified as a result of a discovery of Petroleum not within the Camar Field prior to the Production Commencement Date, the allocation method as described in this Section 2.3. may be changed by the mutual agreement of the Parties.

2.4. INDIRECT UNIT OPERATING EXPENSES

The Unit Operator shall charge the Unit Account for indirect costs of the Unit Operator and its Affiliates not otherwise provided herein. The charge shall be an allocation of the Unit Operator's total indirect costs of its Bawean Block operations as detailed hereunder in the proportion that direct expenditures attributable to the Unit Area bears to the total direct expenditures in each of the Bawean Block areas in which it operates. The charge shall include but not be limited to executive, administrative, legal, accounting, treasury, tax, purchasing and materials control, employee relations, security, office services, and communications, and shall include indirect home office administrative overhead charges at rates not in excess of those allowable in the determination of recoverable cost under the Bawean PSC.

CHG

SECTION 3
MATERIAL

3.1. BASIS OF CHARGES TO THE UNIT ACCOUNT

Subject to the further provisions of this Section 3, Operator will procure all Material, equipment, supplies and services for use in Camar Field operations. At the Unit Operator's option, the Participating Interest Owners may supply Material or services for use in such operations.

3.1.1. Material Purchased

Material, equipment and supplies purchased shall be charged at the net invoice price paid by the Unit Operator after deduction of all discounts actually received. Net invoice price shall include, but not be limited to such items as transportation, duties, license fees and applicable taxes chargeable against the goods.

3.1.2. Material Furnished by the Unit Operator

Material required for Camar Field operations shall be purchased whenever practicable, however, the Unit Operator may furnish Material from its wholly owned stocks, acquire Material from an Affiliate, or from a Party, which Material shall be charged as set out below.

3.1.2.1. New Material (Condition "A") shall be charged at the current market price in the area where Unit Operations are being conducted and shall not exceed the net invoice price chargeable under Section 3.1.1. of this Unit Accounting Procedure for comparable material obtained on similar terms from the nearest source of supply.

3.1.2.2. Material which is in sound and serviceable condition and is suitable for reuse without reconditioning (Condition "B") shall be priced at seventy-five percent (75%) of the current market price in the area where Unit Operations are being conducted and shall not exceed seventy-five percent (75%) of the net invoice price chargeable under Section 3.1.1. of this Unit Accounting Procedure for comparable Material obtained on similar terms from the nearest source of supply.

3.1.2.3. Material which is not in sound and serviceable condition (Condition "C") but is suitable for reuse after reconditioning shall be charged at fifty percent (50%) of the current market price in the area where Unit Operations are being conducted and shall not exceed fifty percent (50%) of the net invoice price chargeable under Section 3.1.1. of this Unit Accounting

1 R4 [illegible] cwB

Procedure for comparable Material obtained on similar terms from the nearest source of supply.

3.1.2.4. Obsolete Material (Condition "D") or Material which cannot be classified as Condition "A", "B" or "C" shall be priced at a value commensurate with its use.

3.1.2.5. Tanks, buildings and other equipment including erection costs shall be charged at applicable percentage of knocked-down new price.

3.1.3. Warranty of Material

The Unit Operator does not warrant the Material purchased for the Unit Account beyond or back of the dealer's or manufacturer's guaranty. In the case of defective Material a credit shall not pass to the Unit Account until an adjustment has been received by the Unit Operator from the manufacturers, suppliers or their respective agents. The Unit Operator shall promptly credit the Unit Account for the amount charged to the Unit Account in respect of all defective Material furnished from the Unit Operator's or Affiliates' stocks.

3.2. INVENTORIES

3.2.1. Inventory Records

The Unit Operator shall maintain detailed records of Material in the warehouses based on the Unit Operator's usual procedure and in accordance with the general practice of the petroleum industry.

3.2.2. Periodic Inventories, Notice and Representation

The Unit Operator shall take an inventory of a major construction project upon its completion or at the direction of the Unit Operating Committee. At reasonable intervals, but not less than annually, inventory of the Controllable Material in the warehouses shall be taken by the Unit Operator. Written notice of intention to take an inventory shall be given at least thirty (30) days before the inventory is to begin so that the Parties may be represented. Failure of any of the Parties to be represented at the taking of an inventory shall bind such Party to accept the inventory taken by the Unit Operator.

3.2.3. Reconciliation and Adjustment of Warehouse Inventories

Reconciliation of the inventory to which charges to the Unit Account shall be made by the Unit Operator at least annually and a list of overages and shortages shall be furnished to the Parties. Inventory adjustments together with relevant explanations shall be made by the Unit Operator to the Unit Account for overages and shortages, but the Unit Operator shall be liable to the Parties for shortages only in accordance with Article 6.6. of the Agreement.

3.2.4. Special Inventories

Whenever there is a sale or change of Unit Interests, a special inventory may be taken by the Unit Operator, provided that both the seller and the purchaser shall be represented and shall be governed by the inventory so taken. The cost of this inventory shall be at the expense of either the seller or the purchaser and not charged to the Unit Account.

1 [illegible] GKG

EXHIBIT V

EXHIBIT VI

EXHIBIT VI
TO THE
SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

CAMAR FIELD DEVELOPMENT PLAN

The development plan for the Camar Field includes a satellite well-protector platform connected by pipelines to a central production platform with a Catenary Anchor Leg Mooring (CALM) system and a storage tanker, as shown in Figure 1. In addition, one subsea well will be tied-back to the central production platform. The central production platform will be installed at the Camar-1 location in the South Lobe and will support facilities necessary to process 22,500 BOPD and quarters for twelve men. Camar-1 and three additional pre-drilled wells will be tied-back to the central platform. The satellite well-protector will be installed at the Camar-5 location in the North Lobe approximately six miles from the central platform. Facilities on the satellite platform will provide initial separation for 7,500 BOPD, with final processing being completed on the central production platform. Camar-2 and two additional pre-drilled development wells will be tied-back to the satellite platform. In addition to providing storage capacity, the tanker will also be used for quarters for most of the non-staff personnel.

The central production platform will have a two-level deck with column spacing on 45 ft. x 50 ft. and a deck area of 4,500 sq. ft. (65 ft. x 70 ft.) on each level. The 4-pile jacket will not be designed to support a drilling rig but will have one straight face to allow a jack-up to service the wells. The platform will have six well slots with four wells to be initially completed.

Produced fluids from all wells on the platform and the subsea well will be combined in a production manifold and processed through three stages of separation. Gas and liquids from the satellite platform can be added to the fluids produced on the central platform upstream of either the first or second stage of separation, depending on pressure constraints. Fluids from any well on the platform or the subsea well can be routed to the test separator for evaluation. Oil shipping pumps will transfer the stabilized crude via an 8-inch pipeline to the storage tanker. Oil leaving the platform will be metered for allocation purposes.

A portion of the gas from the first-stage production and test separators will be compressed in a two-stage gas-engine-driven gas lift compressor, which is designed for 4 MMCFPD. The lift gas is distributed as required via the gas lift manifold to any well on the production platform and to the satellite platform and subsea well via pipelines. Fuel gas for the storage tanker will be transferred via a 4-inch pipeline. Gas not used for fuel or gas lift will be flared.

Produced water will be treated and disposed. The deck will also drain into the disposal caisson. Oil reclaimed from the water treatment separator, the disposal caisson, and the closed drain header is accumulated in the hydrocarbon sump vessel, and recycled to the second-stage production separator.

1 4 4 CMB

EXHIBIT V

TO THE

SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

SOUTH CAMAR DEVELOPMENT BUDGET

MM$

	1988			1989				1990		
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	TOTAL
CAMAR FACILITIES										
Engineering and Award of EPC Contract	---	.30	.30	.10	---	---	---	---	---	.70
EPC Contract - Platforms	---	---	---	---	1.80	2.70	4.60	3.46	.60	13.16
EPC Contract - Pipelines	---	---	---	---	.20	1.00	1.20	1.63	1.43	5.46
Project Management	.21	.21	.20	.27	.29	.36	.30	.28	.24	2.36
A&G/DTS/OH	1.32	1.00	.36	.08	.32	.59	.63	.42	.69	5.41
Facility Total	1.53	1.51	.86	.45	2.61	4.65	6.73	5.79	2.96	27.09
South Camar Unit Net (X 64.2%)	.98	.97	.55	.29	1.67	2.99	4.32	3.72	1.90	17.39
DEVELOPMENT WELLS										
South Lobe Wells	---	---	.40	4.50	1.99	---	.59	2.18	---	9.66
A&G/DTS/OH	---	---	.29	.91	.27	---	.08	.24	---	1.79
Well Total	---	---	.69	5.41	2.26	---	.67	2.42	---	11.45
GRAND TOTAL SOUTH CAMAR UNIT	.98	.97	1.24	5.70	3.93	2.99	4.99	6.14	1.90	28.84

A 12-man quarters building will be provided including full messing, sleeping, and recreational facilities. Utilities for the central platform also include a gas-engine-driven generator package, an emergency diesel generator package, utility water system, instrument air system, watermaker, and fuel gas treating system.

Safety facilities will include emergency shut down (ESD) systems to isolate appropriate facilities in emergencies. The central platform is also protected by a firewater system which is fed by a diesel-driven pump. The quarters have a fire, gas, smoke, and heat detection system to monitor all enclosed spaces. A survival craft will also be provided for serious emergencies.

The satellite well protector platform will have a single-level deck with a column spacing of 30 ft. x 30 ft. and a deck area of 2,500 sq. ft. (50 ft. x 50 ft.). The 4-pile jacket will have one straight face to allow a jack-up to service the wells. The platform will have four well slots with three wells to be initially completed.

Produced fluids from all wells will be combined in the production manifold and separated in a single three-phase separator. Gas is metered and sent to the central production platform via a 6-inch pipeline. After metering, the oil and water are recombined and sent to the central platform via an 8-inch pipeline. A gas-engine-driven transfer pump is also provided on the satellite platform, to be used when pressures decline to a point that fluids will no longer flow to the central platform.

The well protector platform will be designed for unmanned operation; however, a shelter/storage room will be provided. The well bay is serviced by a boom winch for handling wireline and other service equipment from the boatlanding. Platform instruments will operate on instrument gas which is treated in a coalescer/filter on the separator skid. The navigational aids are powered by a bank of solar cells and a battery pack. Oil from skid drains is collected in a sump tank which can be drained periodically by a work boat.

Safety facilities will include ESD systems to isolate appropriate facilities in emergencies. In addition, all satellite facilities and pipelines between the platforms are designed to withstand the wellhead shut-in pressure (1,550 psi) plus a 10 percent safety margin in order to allow satellite production to be shut-in at the central platform.

Due to the environmental conditions at the Camar Field, a Catenary Anchor Leg Mooring (CALM) system with rigid yoke has been selected for the development. The higher initial cost of this system is expected to be offset by lower operating cost and improved operating efficiency. The CALM system will be designed to allow for transfer of two products, oil and fuel gas, from the central platform to the storage tanker. In order to insure safe operations, the mooring system and tanker will be located one mile from the central production platform.

The recommended size of the storage tanker is 100,000-150,000 DWT, which is the most economical in today's market and also provides sufficient storage capacity (+-30 days). In addition to providing storage capacity, the vessel will also provide logistic support of overall field operations, including the

2 4 CHO

provision of quarters, helicopter facilities, central communications equipment, storage of spare parts, and shop facilities for minor repairs.

A suitable tanker will be located and modified. These modifications will include outfitting with bunks to provide adequate quarters for 60 to 70 men. The bow or stern must be modified to facilitate the single-point mooring, and the following equipment will be added:

a) Helideck
b) Helicopter refueling system
c) Crude custody meters
d) Safety equipment
e) Crude off-loading facilities

In addition, some of the tanker's boilers and generators will be converted to use produced gas a primary fuel, which will be piped from the central production platform.

The Development Schedule shown on Figure 2 assumes that final engineering, construction, and installation for the entire Camar development will be provided under one turnkey contract. As shown, initial production from the central platform is estimated to be 13 months from award of the turnkey project with initial production from the satellite platform one month later. First production can be expected by mid-1990.

As indicated on the schedule, five platform wells will be pre-drilled and suspended in late 1989. The subsea well will be drilled and completed immediately following the platform wells. The platforms will be set in late 1989 or early 1990. Immediately following the installation of the central platform deck, a jack-up rig will be moved in to tie-back and complete the platform wells.

Figure 1


WELL PROTECTOR PLATFORM
4 PILE
(3 WELLS)
SUBSEA WELLHEAD
4" FLOWLINE
3" GAS LIFT
4" GAS LIFT
6" GAS
8" OIL & WATER
MOORING BUOY
STORAGE VESSEL
100,000 DWT
SUBMERGED BUOY
SUBSEA PLEM
4" FUEL GAS
6" OIL
4 PILE PRODUCTION PLATFORM
(4 WELLS)

CAMAR FIELD DEVELOPMENT

EXHIBIT VI, FIGURE 2

CAMAR FIELD DEVELOPMENT

PROJECT SCHEDULE

```
                                    |     1988       |     1989       |     1990       |
                                    | 1 | 2 | 3 | 4 | 1 | 2 | 3 | 4 | 1 | 2 | 3 | 4 |
PLATFORM AND PROCESS FACILITIES

    Preliminary engineering             .xxx.xxx.x

    Engineering, Procurement &
      Construction Bid & Approval                 x.xxx.xxx.xxx.xxx.
                                                                       1st Production
    Fabrication, Installation &                                             !
      Startup                                                 .xxx.xxx.xxx.xxx.

TANKER AND SPM

    Tanker/SPM Design & Bid               x.xxx.xxx.x

    Contract Approval & Award                     .xxx.xx

    Modification/Fabrication &
      Installation                                        xx.xxx.xxx.xxx.xxx.

DRILLING AND COMPLETION

    Prepare A.F.E.'s, Programs
      & Rig Bid                         .xxx.xxx.x

    Contract Approved - Rig &
      Services                             x.xxx.x

    Development Drilling                        .xxx.xxx.xxx

    Well Completion                                             .xxx.
```

ℒ ꟾ꟟ 4 CHB

EXHIBIT VII

EXHIBIT VII

TO THE

SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

SCHEDULE FOR PRE-UNITIZATION COSTS

BAWEAN GROUP'S COSTS

	000's U.S. Dollars
Drilling & Testing Camar #1	3,849
Drilling & Testing Camar #3	4,261
Drilling & Testing Camar #4	3,450
Geological & Geophysical (South Camar Unit Area)	168
Exploration Administration (South Camar Unit Area)	196
Administration & General (South Camar Unit Area)	2,975
Administration Overhead (South Camar Unit Area)	233
Subtotal	15,132
Camar #1 Long Term Production Test Costs	10,172
Revenue from Camar #1 Test	(14,633)
Profit Oil to PERTAMINA	2,607
Contractor Income & Dividend Tax	755
Total	14,033

WEST MADURA GROUP'S COSTS

Seismic Surveys	951
G&G and Exploration Administration	652
General and Administration (incl.Home Office overhead)	417
Total	2,020

NOTE: The above costs are estimates as of 1/1/88, and the final costs will include expenditures since that date up to Effective Date. The above costs will be subject to audit by each Group as more fully described in Article 8.1.2 and Exhibit IV - Unit Accounting Procedure.

CHB20.110387.6

A. H. G. CAB

A4

FIRST AMENDMENT TO SOUTH CAMAR UNITIZATION AND UNIT OPERATING AGREEMENT

This First Amendment to the South Camar Unitization and Unit Operating Agreement dated the 15th day of March, 1988 ("Camar UOA") made and entered into by and between Texas Eastern Bawean Ltd. ("Texas Eastern"), Samedan Oil of Indonesia, Inc. ("Samedan"), Tesoro Java Petroleum Company ("TESORO"), Kodeco Energy Company ("Kodeco"), Perusahaan Pertambangan Minyak Dan Gas Bumi Negara ("Pertamina"), Korea Petroleum Development Corporation ("Pedco") and Kufpec (Java) Limited ("KUFPEC").

<u>WITNESSETH</u>

WHEREAS, Texas Eastern, Samedan, TESORO, Pertamina, Kodeco, and Pedco entered into the Camar UOA; and

WHEREAS, TESORO, by that certain Deed of Assignment ("Assignment") effective on the date that Pertamina grants written approval for the Assignment, assigned to KUFPEC all its right, title, interest and obligations in and under that certain Production Sharing Contract dated the 12th day of

February, 1981 originally between Kerr-McGee of Indonesia, Inc., Quintana Indonesia, Ltd., Samedan and Wainoco International, Inc. ("Bawean Production Sharing Contract");

WHEREAS, TESORO, by the Assignment, assigned to KUFPEC all its right, title, interest and obligations in and under the Camar UOA; and

WHEREAS, the Parties hereto desire to amend the Camar UOA to provide for the acquisition by KUFPEC of all of TESORO's interest in and under the Camar UOA;

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree as follows:

1. As of the effective date hereof, TESORO has transferred all of its right, title and interest in and under the Camar UOA to KUFPEC, and KUFPEC has accepted such interest and all of the rights and obligations attributable thereto, subject to the terms and conditions of the Bawean Production Sharing Contract and that certain Operating Agreement covering the Bawean Block, East Java Sea, Indonesia, effective February 12, 1981, as amended.

2. The Unit Interest specified in Article 4.1 of the Camar UOA shall be amended to read as follows:

BAWEAN GROUP	INTEREST
Texas Eastern	48.00%
KUFPEC	20.00%
Samedan	12.00%
TOTAL BAWEAN GROUP	80.00%
WEST MADURA GROUP	
Kodeco	7.50%
Pertamina	10.00%
Pedco	2.50%
TOTAL WEST MADURA GROUP	20.00%

3. The Participating Interest specified in Article 4.2 of the Camar UOA shall be amended to read as follows:

BAWEAN GROUP	INTEREST
Texas Eastern	60.00%
KUFPEC	25.00%
Samedan	15.00%
TOTAL BAWEAN GROUP	100.00%

4. Article 17 of the Camar UOA shall be amended by deleting the address of TESORO for notices and adding the address for KUFPEC as follows:

Kuwait Foreign Petroleum Exploration
Company, k.s.c.
Al-Salhia Complex
Fahed Al Salem Street
PO Box 26565 Safat
13126, Safat
Kuwait
Telephone: 2455455/2421677
Telex: 44874 PETCORP KT.
Fax: 2423371
Attention: The Chairman

5. This First Amendment may be executed in multiple counterparts, each of which shall be an original but all of which shall constitute one instrument.

6. This First Amendment shall be effective on the date on which Pertamina grants written approval for the assignment of TESORO's interest in the Bawean Production Sharing Contract to KUFPEC notwithstanding the date of execution hereof.

Except as otherwise provided herein, the Camar UOA shall remain in full force and effect.

TEXAS EASTERN BAWEAN LTD.

BY: C.E. [signature]

TITLE: Executive Vice President

SAMEDAN OIL OF INDONESIA, INC

BY: [signature]

TITLE: AGENT & ATTORNEY-IN-FACT

TESORO JAVA PETROLEUM COMPANY

BY: [signature]

TITLE: PRESIDENT

KODECO ENERGY COMPANY

BY: [signature]

TITLE: Executive Vice President

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA

BY: [signature]

TITLE: DIREKTUR USAHA PERTAMINA

KOREA PETROLEUM DEVELOPMENT CORPORATION

BY: [signature]

TITLE: Vice President

KUFPEC (JAVA) LIMITED

BY: [signature]

TITLE: AREA GENERAL MANAGER

Translation: Pertamina letter No. 435/338/DJM/88, Dated April8, 1988

Subject: ***Mutual Agreement South Camar Unitization between Texas Eastern Bawean Group and Kodeco Energy Coy.Group.***

Pursuant to your letter No. 779/C0000/88-S1 dated March 29, 1988 regarding South Camar Unitization, we herewith inform you that as per Director General of Oil & Gas decision No. 402/DD/Migas/1967 dated December 20, 1967, we can approve for realization of Unitization exploration & exploitation Oil and Gas on Camar structure in offshore Madura/Bawean as mention in South Camar Unitization and Unit Operating Agreement between Texas Eastern Bawean Group and Kodeco energy Coy Group with each part for Oil and Gas as big as 80% : 20%.

Thank you.

Director General Oil and Gas

Ir. Soedarno Martosewojo

DEPARTEMEN PERTAMBANGAN DAN ENERGI REPUBLIK INDONESIA
DIREKTORAT JENDERAL MINYAK DAN GAS BUMI

8 APR

Jalan M.H. Thamrin No. 1 Jakarta

Telex: 44363 Kawat: Ditjen Migas: Tromol Pos: 296/Jkt Telepon: 30541 — Sentral

Nomor : 435 /338/DJM/88

Sifat :

Lampiran :

Perihal : Persetujuan atas perjanjian Unitisasi South Camar antara Texas Eastern Bawean Group dan Kodeco Energy Coy. Group.

Jakarta, 8 April 1988

Kepada Yth.
Kepala BKKA PERTAMINA
Jl. Merdeka Timur No.1A
J A K A R T A

Sehubungan dengan surat Saudara No. 779/C0000/88-S1 tanggal 29 Maret 1988 mengenai Unitisasi South Camar, dengan ini diberitahukan bahwa sesuai Keputusan Direktur Jenderal Minyak dan Gas Bumi No. 402/DD/Migas/1967 tanggal 20 Desember 1967 pada dasarnya kami dapat menyetujui pelaksanaan Unitisasi eksplorasi dan eksploitasi minyak dan gas bumi pada struktur Camar di daerah lepas pantai Madura/Bawean sebagaimana dimaksud dalam South Camar Unitization and Unit Operating Agreement antara Texas Eastern Bawean Group dan Kodeco Energy Coy Group dengan bagian masing-masing untuk minyak dan gas bumi sebesar 80% : 20%.

Demikian agar menjadi maklum.

DIREKTUR JENDERAL MINYAK DAN GAS BUMI

Ir. Soedarno Martosewojo

Tembusan :

1. Direktur Direktorat EP Migas ;
2. Direktur Direktorat Pembinaan Pengusahaan Migas ;
3. Texas Eastern Bawean Inc. ;
4. Kodeco Energy Coy.

SCHEDULE "B" ATTACHED TO AND FORMING PART OF AN ASSET PURCHASE AND SALE AGREEMENT DATED NOVEMBER 26, 2004, BETWEEN INDO-PACIFIC RESOURCES (JAVA) LTD. AND CAMAR RESOURCES CANADA INC.

<u>TANGIBLE ASSETS</u>

An undivided 70% interest in the inventory and equipment listed on the 13 pages attached to this Schedule.

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
1	Screen Derrick Type : DX - 140 PWP	1		45	183.75	8,268.75
2	Screen Derrick Type : DX - 110 PWP	1		30	183.75	5,512.50
3	Screen Derrick Type : DX - 84 PWP	1		33	183.75	6,063.75
4	Screen Derrick Type : DX - 70 PWP	1		36	157.50	5,670.00
5	Screen Derrick Type : DX - 50 PWP (ID-119-30-2)	1		15	157.50	2,362.50
6	6 " Rock Bit Security Type M44NF(IADC 216) S/N ,720033 W/API 3 1/2" PIN Connec. & Set Nozzle	1	DR-3097-BWN	1	2,300.00	2,300.00
7	20" Corrosion Cap P/N 50086-3	1	DR-3096-BWN	2	3,878.00	7,756.00
8	13-3/8" Corrosion Cap P/N 143050-1	1	DR-3096-BWN	1	3,795.00	3,795.00
9	Assy Valve Back Pressure Type "H" 3 -1/3" MAX OD P/N 080246-04	1	DR-3154-BWN	1	3,547.00	3,547.00
	ROCK BIT					
10	4-1/8" Rock Bit Hughes Christensen Type : DR-5	1	DR-3056-BWN	2	1,718.00	3,436.00
11	6" Rock Bit Smith Type FDS S/N LJ9933,LJ9165,LJ9934	1	DR-3013-BWN	3	2,500.00	7,500.00
12	6" Rock Bit Security Type M44NF (IADC 216) S/N 720011,720193,720033	1	DR-3097-BWN	3	2,300.00	6,900.00
13	8-1/2" Rock Bit Hughes Type GTX-G3 IADC. 1-3-5 S/N. P50CH; 051CL; & P52CL	1	DR-3047-BWN A	2	3,450.00	6,900.00
14	8-1/2" Rock Bit Hughes Type GT-1 S/N. L67CF & L70CF	1	DR-3047-BWN A	2	3,450.00	6,900.00
15	8-1/2" Rock Bit Hughes Type R-7 (R14CK ; R15CK & R 16 CK)	1	DR-3047-BWN A	3	1,935.00	5,805.00
16	8-1/2" Rock Bit Security Type H77 S/N. 367193	2	-	1	2,600.00	2,600.00
17 a	8-1/2" Rock Bit Security Type FS2645 (IADC S434) s/n 5972798	3	DR-3097-BWN	1	11,000.00	11,000.00
18	8-1/2" Rock Bit Security Type H77SG (IADC 335) s/n 719780,720029	1	DR-3097-BWN	2	3,150.00	6,300.00
19	8-1/2" Rock Bit Varel Type V-517 S/N. 58750 & 945785	1	-	2	3,825.00	7,650.00
20	8-1/2" Rock Bit Varel Type V-437-S/N 62088	2	-	1	3,825.00	3,825.00
21	8-1/2" Rock Bit Varel Type L137 S/N. 59382	2	-	1	2,600.00	2,600.00
22	8-1/2" Rock Bit Smith Type SVH IADC. 215 S/N. LG4497; LG5958; LF9718; LG1650 & LG5983	1	DR-3013-BWN	5	2,600.00	13,000.00
23	8-1/2" Rock Bit Smith Type SVH s/n lg 1651	2	-	1	2,600.00	2,600.00
24	8-1/2" Rock Bit Reed Type HP12 IADC.126 S/N. DJ4857 & DJ4855	1	DR-3047-BWN B	2	3,075.00	6,150.00
25	8-1/2" Rock Bit Reed Type HP13GJ S/N. 5702	1	-	1	2,600.00	2,600.00
26	8-1/2" X 4" Stratopax Core Bit Type RC476 S/N.1490227 (Eastman Christensen)	3	-	1	9,375.00	9,375.00
27	12-1/4" Rock Bit Smith Type FV S/N. EA 6757 & EA 6750	1	-	2	2,827.00	5,654.00
28	12-1/4" Rock Bit Smith Type F2 S/N. XJ5182; XF8801; XJ5183; & XJ4651	1	-	4	8,234.00	32,936.00
29	12-1/4" Rock Bit Type MSDGH S/N. ME8284	2	-	1	3,803.00	3,803.00
30	12-1/4" Rock Bit Reed Type HP51AJ S/N. BT4916; BT5161; BT4918	1	-	3	4,769.50	14,308.50
31	12-1/4" Rock Bit Security Type H77 S/N. 345012	1	-	1	1,509.00	1,509.00
32	12-1/4" Rock Bit Security Type FS2663 (IADC S323) s/n 5972397	1	DR-3097-BWN	1	42,000.00	42,000.00
33	12-1/4: Rock Bit Varel Type L-136 IADC.136 S/N. 62746, 62515, 62747 & 62749	4	-	4	3,623.00	14,492.00
34	17-1/2" Rock Bit Type L-135 M, S/N 88713		-	1	9,535.00	9,535.00

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
35	17-1/2" Rock Bit Varel Type L-135M IADC. L135 S/N. 54313	2	DR-3006-BWN	1	7,151.25	7,151.25
36	17-1/2" Rock Bit Smith Type BHDJ C/W NOZZLES BIG EYE 1 X 20/32" & 2 X 10/32" S/N K2-9845,K2-9	1	-	3	5,862.00	17,586.00
37	17-1/2" Rock Bit Type R-1 IADC. 111	1	-	1	5,681.00	5,681.00
38	17-1/2" Rock Bit Security Type S633SGJ4 (IADC 115M)	1	DR-3097-BWN	3	11,000.00	33,000.00
39	17-1/2" Rock Bit Security Type ERA IR (IADC 115M)	1	DR-3097-BWN	2	17,500.00	35,000.00
40	26" Rock Bit Varel Type 1-1-1, IADC L111	1	DR-3117-BWN	1	15,115.00	15,115.00
	NOZZLE					
41	Bit Nozzle 18/32" Type "FK" f/ Rock Bit Hughes, 8-1/2"-14"	1	DR-3047-BWN	1	156.00	156.00
42	Bit Nozzle 16/32" f/ Rock Bit Hughes, 8-3/8"-14	1	DR-3047-BWN	1	156.00	156.00
43	Bit Nozzle 12/32" FK f/ Rock Bit Hughes, 8-3/4"-14"	1	-	1	156.00	156.00
44	Bit Nozzle K-10 f/ Rock Bit Hughes, 8-3/8" - 14"	1	-	1	70.00	70.00
45	Bit Nozzle K-12 f/ Rock Bit Hughes, 8-3/8" - 14"	1	-	7	70.00	490.00
46	Bit Nozzle K-14 f/ Rock Bit Hughes, 8-3/8" - 14"	1	-	2	70.00	140.00
47	Bit Nozzle K-20 f/ Rock Bit Hughes, 8-3/8" - 14"	1	-	2	70.00	140.00
48	Bit Nozzle K-00 f/ Rock Bit Hughes, 8-3/8" - 14"	1	-	1	70.00	70.00
49	Bit Nozzle L-20 f/ Rock Bit Hughes, 17-1/2"	1	-	1	70.00	70.00
50	Bit Nozzle F-12 f/ Rock Bit Hughes, 6 - 6 3/4"	1	-	3	70.00	210.00
51	Bit Nozzle 18/32" f/ Rock Bit Varel 26"	1	DR-3047-BWN	1	150.00	150.00
52	Bit Nozzle 15/32" Type "D" f/ Rock Bit Varel, 8-1/2"-15"	1	DR-3037-BWN	1	160.00	160.00
53	Bit Nozzle 18/32" Type "D" f/ Rock Bit VarelL, 8-1/2"- 15"	1	-	1	156.00	156.00
54	Bit Nozzle 20/32" Type "D" f/ Rock Bit Varel, 8-1/2"- 15"	1	DR-3037-BWN	1	160.00	160.00
55	Bit Nozzle Size Blank Type "D" f/ Rock Bit, 8-1/2"-15'	1	-	1	156.00	156.00
56	Bit Nozzle 12/32" f/ Rock Bit Smith, 8-1/2"-15"	1	-	6	156.00	936.00
57	Bit Nozzle 13/32" f/ Rock Bit Smith, 8-1/2" - 15"	1	-	6	156.00	936.00
58	Bit Nozzle 16/32" f/ Rock Bit Smith, 8-1/2"- 15"	1	-	4	156.00	624.00
59	Bit Nozzle 18/32" f/ Rock Bit Smith, 8-1/2"- 15"	1	-	5	156.00	780.00
60	Bit Nozzle 16/32" f/ Rock Bit Smith, 7-3/8"- 7-7/8"	1	-	3	156.00	468.00
61	Bit Nozzle 18/32" f/ Rock Bit Smith, 7-3/8"- 7-7/8"	1	-	3	156.00	468.00
62	Bit Nozzle Size : CK-11, CK-12, CK-14, CK-18 f/ Rock Bit Reed, 8-1/2"	1	DR-3047-BWN	2	95.00	190.00
	TUBING					
63 a	2-3/8" Tubing 4.70 PPF EUE J 8RD R2	1		4	51.23	204.92
64	2-7/8" Tubing 6.5 PPF, L-80, EUE 8RD B X P R-2 SMLS	1	-	20	175.50	3,510.00
65	2-7/8" Tubing 6.5 PPF, K-55, EUE 8RD B X P R-2	1	ARS. 009/97	49	181.77	8,906.73
66	3-1/2" Tubing 9.3 PPF, N-80 EUE 8RD B X P R-2	1	2035BW	152	284.99	43,318.48
67 a	3-1/2" Tubing 9.3 PPF, W/ Thread Protectors	1	0447BW	25	303.29	7,582.25

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
68	3-1/2" Tubing 9.3 PPF, J-55 EUE 8RD B X P R-2 Ex W/O Camar	2		6	303.29	1,819.74
69	3-1/2" Tubing OD 2.9 PPF, API -5CT,N-80,TKC 4040 R-2	1	ARS 042/97	188	203.00	38,164.00
	CASING					
70	5" Casing 15 PPF, K-55, BTC B X P Connec. R-3 SMLS	1	-	12	397.50	4,770.00
71	7" Casing 23 PPF, K-55 , BTC B X P R-3	1	DR-0447-BWN	1	472.65	472.65
72	7" Casing OD 26.0 PPF, L- 80 R - 3 Buttress	1	DR-3093-BWN	36	503.57	18,128.38
73	9-5/8" Casing 40 PPF, N-80, BTC B X P Connec. R-3 SMLS	1	DR-2051-BWN	1	995.16	995.16
74	9-5/8" Casing 53.5 PPF, C-59, BTC B X P Connec. R-3 SMLS	1	-	33	1,071.56	35,361.48
75	9-5/8" Casing 47 PPF, NT-80, BTC Connec. R-3 SMLS	1	-	21	713.27	14,978.67
76	9-5/8" Casing 40 PPF, NT-55 HE BTC B X P Connec. R-3 SMLS	1	-	5	573.29	2,866.45
77	13-3/8" Casing 68 PPF, L-80 BTC B X P Connec. R-3 SMLS	1	-	7	1,340.00	9,380.00
78	13-3/8" Casing OD K-55,68.0 PPF R-3 BCSG	1	DR-3092-BWN B	1	1,104.96	1,104.96
79	30" Casing 1" WT, API, 5LX, Grade-B, SAW Type ST-2 Vetco P X B	3	-	6	4,088.03	24,528.18
	PUP JOINT					
80	2-7/8" Pup Joint 6.5 PPF, K-55, EUE 8RD B X P 2 FT Long	1	ARS. 009/97	4	340.00	1,360.00
81	2-7/8" Pup Joint 6.5 PPF, K-55, EUE 8RD B X P 4 FT Long	1	ARS. 009/97	11	400.00	4,400.00
82	2-7/8" Pup Joint 6.5 PPF, K-55, EUE 8RD B X P 6 FT Long	2	ARS. 009/97	2	430.00	860.00
83	2-7/8" Pup Joint 6.5 PPF, J-55, EUE 8RD 4 FT Long	1	DR-3131-BWN	7	921.66	6,451.62
84	3-1/2" Pup Joint 9.3 PPF, N-80 EUE 8RD B X P 4 FT Long	1	-	1	152.25	152.25
85	3-1/2" Pup Joint OD 2.9 PPF, API-5CT,N-80,TKC 4040 4 FT Long	1	ARS 042/97	2	136.14	272.28
86	3-1/2" Pup Joint 9.3 PPF, N-80 EUE 8RD B X P 5 FT Long	4	-	4	228.00	912.00
87	3-1/2" Pup Joint 9.3 PPF, N-80 EUE 8RD B X P 6 FT Long	4	-	2	170.50	341.00
88	3-1/2" Pup Joint OD 2.9 PPF, API-5CT,N-80,TKC 4040 6 FT Long	1	ARS 042/97	2	204.21	408.42
89	3-1/2" Pup Joint OD 2.9 PPF, API-5CT,N-80,TKC 4040 8 FT Long	1	ARS 042/97	2	272.29	544.58
90	3-1/2" Pup Joint 9.3 PPF, J-55, EUE 8RD B X P 10 FT Long	1	ARS. 009/97	1	400.00	400.00
91	3-1/2" Pup Joint 9.3 PPF, N-80 EUE 8RD B X P 10 FT Long	3	-	23	291.50	6,704.50
92	3-1/2" Pup Joint OD 2.9 PPF, API-5CT,N-80,TKC 4040 10 FT Long	1	ARS 042/97	2	340.36	680.72
93	9-5/8" Pup Joint 40 PPF, N-80 B X P Connec. 5 FT Long	1	DR-2051-BWN	5	408.75	2,043.75
94	9-5/8" Pup Joint 40 PPF, N-80 B X P Connec. 10 FT Long	1	DR-2051-BWN	2	517.75	1,035.50
95	9-5/8" Pup Joint 40 PPF, N-80 B X P Connec. 20 FT Long	1	DR-2051-BWN	4	768.45	3,073.80
96	13-3/8" Pup Joint 68 PPF, N-80, BTC B X P Connec. 5 FT Long	1	DR-2051-BWN	5	490.50	2,452.50
97	13-3/8" Pup Joint 68 PPF, N-80, BTC B X P Connec. 10 FT Long	1	DR-2051-BWN	4	697.60	2,790.40
98	13-3/8" Pup Joint 68 PPF, N-80, BTC B X P Connec. 20 FT Long	1	DR-2051-BWN	3	1,117.25	3,351.75
99	20" Pup Joint 94 PPF, K-55 B X P Connec. 5 FT Long	1	DR-2051-BWN	3	926.50	2,779.50
	CROSS OVER					

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
100	X-Over 2-7/8" EUE Pin X 2-7/8" EUE 8RD Pin	1	DR-3050-BWN	2	208.00	416.00
101	X-Over 2-7/8" N-Vam Pin X 2-7/8" EUE 8RD Box	1	-	8	210.00	1,680.00
102	X-Over 2-7/8" N-Vam Pin X 2-7/8" EUE 8RD Pin	1	-	8	278.80	2,230.40
103	X-Over 2-7/8" EUE Pin X 3-1/2" N-Vam Box	1	DR-3029-BWN	1	445.00	445.00
104	X-Over 2-7/8" EUE 8RD Pin X 3-1/2' EUE Pin X 8" Oal	1	DR-3031-BWN	15	227.00	3,405.00
105	X-Over 3-1/2' EUE Pin X 3-1/2" N-Vam Box	1	DR-3029-BWN	2	450.00	900.00
106	X-Over Sub 3-1/2" N-Vam Pin X 3-1/2" EUE 8RD Box L-80	1	DR-3020-BWN	2	1,425.00	2,850.00
107	X-Over Sub 3-1/2" IF Box X 4-1/2" IF Pin	3	-	1	187.50	187.50
108	X-Over Sub C/W 3-1/2" 9.3 PPF API EUE 8RD by 3 1/2" 9.2 PPF TKC 40-40 NU L-80 by 18" L/W Protector	1	DR-3138-BWN	2	250.00	500.00
109	X-Over Sub C/W 3-1/2" 9.3 PPF TKC 40-40 NU Box by 3-1/2" PPF API EUE 8RD Pin Mat L-80,by 18" L/W	1	DR-3138-BWN	5	270.00	1,350.00
110	X-Over Sub C/W 3-1/2" 9.3 PPF API EUE 8RD Box by 3 1/2" 9.2 PPF TKC 40-40 NU L-80 by 18" L/W Prot	1	DR-3138-BWN	3	250.00	750.00
111	X-Over 3 1/2" EUE 8RD Pin X 2-2/7" EUE 8RD Pin	1	DR-3131-BWN	1	714.66	714.66
112 a	X-Over 3 1/2" EUE 8RD Pin X 2-2/7" EUE 8RD Pin	1	DR-3145-BWN	1	650.00	650.00
113 b	X-Over 3 1/2" EUE 8RD Pin X 2-2/7" EUE 8RD BOX	1	DR-3145-BWN	1	650.00	650.00
114	20" X-Over Joint, 91.50 PPF , Grade X-52, ALT-2 Pin X JVLW Pin 20 FT Long	1	-	1	4,000.00	4,000.00
115 a	20" X-Over Joint, Butter Pin X National CM OX Connec. 0.625 10 FT Long	1	DR-3065-BWN	1	2,250.00	2,250.00
116	30" X-Over Joint, 1" WT, X-52, Cameron CC Box X ST-2 Pin R-3	1	-	1	9,309.37	9,309.37
117	30" X-Over Joint Mudline Grade X-52 X 1" WT R-3 Pipe C/W Driveable DMR, RL-4 Conn	1	DR-3092-BWN A	2	11,800.00	23,600.00
118	30" X-Over Joint Grade X-52 X 1" WT R-3 Pipe C/W Driveable DMR, RL-4 Conn	1	DR-3092-BWN A	2	11,800.00	23,600.00
119	30" X-Over Joint Grade X 52 X 1WT R3 Pipe C/W Reusable RL-4 Up X Conn P/N 301720-1002	1	DR-3092-BWN A	1	11,800.00	11,800.00
	CASING DRIFT					
120	Casing Drift 7"	2	-	1	250.00	250.00
121	Casing Drift 9 5/8"	3	-	1	300.00	300.00
122	Casing Drift 20"	3	-	1	45.00	45.00
123	Buttress Coupling 9 5/8"	2	-	3	103.50	310.50
124	Buttress Coupling 13 3/8"	1	-	2	139.50	279.00
125	Tubing Sub, 3-1/2" X 2-7/8" (Installed to T-2 Dual String Hyd. Packer)	1	ARS. 009/97	1	850.06	850.06
126	Tubing Coupling, 3-1/2" OD (Installed to T-2 Dual String Hyd. Packer)	1	ARS. 009/97	1	1,025.25	1,025.25
127	Tubing Coupling, Baker 3-1/2" W / 3-1/2" OD , 9.2 # Vam Box X 2-7/8" EUE BOX C/N 457-60-2599	1	ARS. 009/97	1	745.00	745.00
	FLOAT SHOE					
128	7" Float Shoe BTC Gemoco	2	-	2	335.00	670.00
129	9-5/8" Float Shoe Type GV-2 BTC Gemoco	2	-	2	313.75	627.50
130	9-5/8" Float Shoe Type 500-PVTS, BTC for Standart Weight Grade N-80 Material	1	DR-3075-BWN	1	624.33	624.33
131	9-5/8" Float Shoe Type 700-PVTS, BTC for Standart Weight Grade N-80 Material	1	DR-3075-BWN	1	677.62	677.62
132	13-3/8" Float Shoe Type 500-PVTS, BTC for Standart Weight Grade N-80 Material	1	DR-3075-BWN	1	926.35	926.35

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
133	13-3/8" Float Shoe BTC Halliburton	1	-	1	715.00	715.00
134	20" Float Shoe SS-II Buttress Halliburton	1	DR-3001-BWN	2	797.00	1,594.00
135	20" Guide Shoe BTC Casing Thread	1	038.ARS/LOG/97	1	2,011.43	2,011.43
136	20" Float Shoe Joint Halliburton R3, by stab in collar C/W RL-4S Box Conn	1	DR-3107-BWN	2	4,360.00	8,720.00
137	30" Shoe Joint, 1" WT, API, GL Grade X-52, SOW Type CC Pin UP CSG Squnch R-3	1	DR-2051-BWN	2	4,000.00	8,000.00
138 a	30" Shoe Joint, 1" WT, API, GL Grade X-52, ST-2 Pin Up R-3	1	DR-3065-BWN	1	4,160.00	4,160.00
139	30" Float Shoe Joint Halliburton Grade X-52 X 1" R3 C/W CC Pin Conn	1	DR-3107-BWN	2	12,594.80	25,189.60
	FLOAT COLLAR					
140	7" Float Collar Type (Cardium) BTC	1	-	1	577.80	577.80
141	7" Stop Collar Clearance Hinge Type	3	-	145	6.00	870.00
142	9-5/8" Two Stage Cementing Collar Type 778-MC BTC, to be Run On, 40 PPF CSG THRU C/W PLug set,1	1	DR-3026-BWN	1	4,100.00	4,100.00
143	9-5/8" DV Collar BTC C/W First Stage Wiper Plug & Buffle Plate, Sec. Stage Opening& Closing Plug	2	-	2	3,000.01	6,000.02
144	9-5/8" DV Collar BTC Uncomplete	5	-	1	3,000.00	3,000.00
145	9-5/8" Float Collar Type GV-2 BTC Gemoco	2	-	3	313.75	941.25
146	9-5/8" Stop Collar Halliburton	1	-	139	18.00	2,502.00
147	9-5/8" Stop Ring On Type	5	-	7	9.00	63.00
148	9-5/8" Stop Ring Hinges Type Saga Trade	5	-	13	10.89	141.57
149 s	13-3/8" Float Collar SSII BTC	1	JV-0396	2	720.00	1,440.00
150	13-3/8" Two Stage Cementing Collar Type 78-MC BTC, to be Run On, 68-72 # CSG THRU	1	DR-3026-BWN	2	5,840.00	11,680.00
151	13-3/8" DV Collar C/W First stage Wiper Plug, Second Stage Opening Bomb & Closing Plug	5	-	1	5,580.00	5,580.00
152	13-3/8" DV Collar Gemoco C/W First stage Wiper Plug, Second Stage Opening Bomb & Closing Plug	5	-	1	6,200.00	6,200.00
153	13-3/8" Float Collar Type 700-PVTS, BTC for Standart Weight, Grade N-80 Material	1	DR-3075-BWN	1	972.97	972.97
154	13-3/8" Stop Collar Halliburton	1	-	96	21.00	2,016.00
155	13-3/8" Stop Collar Hinges Type	3	-	7	10.00	70.00
156	20" Float Collar SS-II BTC Halliburton	1	DR-3001-BWN	2	920.00	1,840.00
157	20" Float Collar SOW	1	038.ARS/LOG/97	1	1,097.37	1,097.37
158	20' Float Collar Type 700-PVTS Butweld for Standart Weight, Grade X-56 W/JVLW Conn. well on	1	DR-3075-BWN	1	2,923.59	2,923.59
159	20" Stop Collar Hinges Type	5	-	4	10.80	43.20
	PLUG					
160	7" Cement Retainer Mechanical Set C/W Bridging Plug	2	-	4	2,600.00	10,400.00
161	7" Cement Retainer Mechanical Set " Elder " Sur Drill C/W Bridging Plug Kit	2	-	2	964.08	1,928.16
162	7" Cement Retainer Mechanical Set " Elder " Sur Drill C/W Bridging Plug Kit	5	-	2	964.08	1,928.16
163	7" Cementing Bottom & Top Plug	2	-	1	145.00	145.00
164	9-5/8" Cementing Top & Bottom Plug BJ Sub Sea C/W 2 ea Ball Cacher, 2 ea Connector,2ea Lounching	1	-	2	4,200.00	8,400.00
165	9-5/8" Cementing Bottom Plug	1	038/ARS/LOG/97	1	90.11	90.11
166	9-5/8" Cementing Top Plug	1	038/ARS/LOG/97	1	72.22	72.22

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
167	9-5/8" EZSV Bridge Plug Halliburton	1	-	1	2,600.00	2,600.00
168	9-5/8" External Casing Packer (ECP)	5	-	1	6,103.62	6,103.62
169	13-3/8" Top & Bottom Wiper Plug Sub Sea Launch	5	-	1	1,750.00	1,750.00
170	13-3/8" Cementing Bottom Wiper Plug	1	-	4	340.00	1,360.00
171	13-3/8" Cementing Bottom Plug	1	038/ARS/LOG/97	1	221.61	221.61
172	13-3/8" Cementing Top Wiper Plug	1	-	2	1.00	2.00
173	13-3/8" Cementing Top Plug	1	038/ARS/LOG/97	1	122.92	122.92
174	13-3/8" Cementing Top & Bottom Plug BJ Sub Sea C/W 2 EA Ball Catcher, 2 ea Connector,	1	-	2	6,500.00	13,000.00
175	13-3/8" Cement Basket, Welded Slip On P/N. 18357 Saga Trade	1	DR-3015-BWN	7	328.00	2,296.00
176	20" Top & Bottom Wiper Plug Set	1	-	1	2,775.00	2,775.00
	CENTRALIZER					
177	5" Rigid Centralizer & Stop Ring P/N. 15210	1	-	2	42.50	85.00
178	5" Spring Centralizer & Stop Ring P/N. 11216 Saga Trade Murni	3	-	47	32.50	1,527.50
179	Stab In Cementing Adaptor for 4-1/2" Gemoco	1	-	1	400.00	400.00
180	7" Turbolizer Saga Trade P/N. 31216	2	-	12	44.00	528.00
181	7" Centralizer for 12-1/4" Straight Bow for 9-5/8" Hole	2	-	63	44.00	2,772.00
182	7" Rigid Centralizer	2	-	21	34.97	734.37
183	9-5/8" Bow Centralizer Halliburton	1	-	254	54.00	13,716.00
184	9-5/8" Bow Centralizer Welded Bow 4 Hinges	2	-	124	54.00	6,696.00
185	9-5/8" Bow Centralizer, Low Clearance for 12-1/4" HSB	2	-	69	22.50	1,552.50
186	9-5/8" Cement Basket, Welded Slip On P/N. 18357 Saga Trade	1	DR-3051-BWN	7	236.00	1,652.00
187	9-5/8" Bow Turbolizer, Welded Latch On P/N. 31236 Saga Trade	1	DR-3051-BWN	6	71.50	429.00
188	9-5/8" Cement Retainer 40-48 PPF Model K-1 C/W Bridging Plug	2	-	8	1,719.60	13,756.80
189	13-3/8" Bow Centralizer Halliburton	1	-	48	163.00	7,824.00
190	13-3/8" Bow Centralizer (5 Hinges) P/N. D/S 056911-133	1	-	44	27.00	1,188.00
191	13-3/8" External Casing Packer (ECP)	5	-	1	9,011.25	9,011.25
192	20" Bow Centralizer Welded Type	1	-	10	51.71	517.10
193	20" Rigid Centralizer Welded Type	2	-	8	63.86	510.88
194	20" Stop Ring Slip On Type	5	-	8	10.80	86.40
	Ring Gasket					
195 s	7" EZSV Packer	1	JV-0396	2	2,136.63	4,273.26
196 s	5" EZSV Packer	1	JV-0396	2	1,587.26	3,174.52
197	Circulating Sub, 4-1/2" IF Pin X 4-1/2" IF BOX	3	-	1	5,025.00	5,025.00
198	5"x6" Sir Lizer Rotating Busing ID 5.10" and 5-3/4" Leng 10" Spiral Blade	1	DR-3112-BWN	75	120.00	9,000.00
199	5" Spir - Lock Locating Collar C/W 8 Set Screw	1	DR-3112-BWN	64	34.00	2,176.00

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
	LINER HANGER					
200 s	X-Over Sub 8RD Box 5" SHJP Pin (TIW)	2	-	1	750.00	750.00
201 s	5" Float Collar Regular Type 18# L-80 HYDRILL FJL THD BX P (TIW)	2	-	1	750.00	750.00
202 s	5" Set Shoe Type CLS -2 W/ 2 Back Pressure Valve 18#1-80 Hydril Box Up (TIW)	2	-	1	995.00	995.00
203 s	5" Landing Collar Type HS-SR C/W Setting Ball & 2500 PSI Shear OUT 18 L-80 FJL THD	2	-	1	490.00	490.00
204 s	3-1/2" Drill Pipe Pump Down Plug (TIW)	2	-	1	380.00	380.00
205	7" Set Shoe Type CF5 (Cardium) BTC	4	-	1	928.80	928.80
206	7" Liner Tie Back Seal Nipple Type LG-6, C/W 4 Seals Chevron Seal BTC Box (TIW)	4	-	1	5,366.70	5,366.70
207	7" Liner Tie Back Orffice Float Collar, 26 PPF, Type CF, N-80 BTC B X P (TIW)	4	-	1	641.70	641.70
208	5" Setting Collar Type LG-6 W/ Retrievable Packoff Bushing Profile and 5" Tie Back Receptacle 18PPF N-	4	-	1	2,290.00	2,290.00
209	5" Tie Back Receptacle 18 PPF, N-80 8RD LT & C Pin X 7", 26 PPF (TIW)	4	-	1	5,580.00	5,580.00
210	5" Tie Back Receptacle 6 FT Long (TIW)	4	-	1	600.00	600.00
211	5" Liner Packer Type S6 & 6 FT Tie Back Sleeve (TIW)	4	-	1	4,383.00	4,383.00
212	Lindsey 5" PDPC Drill Pipe Pump down plug WT 5 pound P/N PDPC 5004	1	DR-3095-BWN A	1	330.00	330.00
213	Dual Valve Float Shoe W/ Blade Bottom, Side Port, Down Jets W/ BTC Conn P/N LDFL 12100LVF15 (CAF	1	DR-3095-BWN B1	1	1,200.00	1,200.00
214	Single Valve Float Collar W/BTC Box by Pin Conn P/N LTCD 12100LVF15	1	DR-3095-BWN B1	1	1,050.00	1,050.00
215	Ball Catch Plug Landing Collar W/shear setting Ball W/BTC conn P/N LHLC 12000LVF15	1	DR-3095-BWN B1	1	1,950.00	1,950.00
216	X-Over Vam FJL to BTC P/N MXFR127XX	1	DR-3095-BWN B1	5	2,100.00	10,500.00
	WELLHEAD / X-MAS TREE, TEST PLUG, RING GASKET & PRESSURES & GAUGE :					
217 s	Adapter 11" 3M Flange By 11" 3M Gray Lock Clam (Vetco) P/N 49796	1	Metaloc inv10538	1	6,850.00	6,850.00
218 s	Tee All Studed 3 1/8" X 3–1/8" API 5M R-35 (Installed 4 EA Gate Valve Model FCC)	2	-	1	1,350.00	1,350.00
219	Wellhead, 21-1/4" X 20" SOW 2000 PSI VETCO (SEC A) C/W 30" LANDING/SUPPORT PLATE includ	1	DR-2078-BWN	1	9,500.00	9,500.00
220	Wellhead, 21-1/4" 2000 PSI X 13-5/8" 5000 PSI VETCO (SECTION - B) W/16 stud&nuts1-1/2"X13",1	1	DR-2078-BWN	1	11,500.00	11,500.00
221 a	REFURBISH GFB X- MASTREE BLOK 3-1/8" STUDED BOTTOM W/D" FLG PREP X 3-1/8" STUD TOP IN	1	JV 0471	1	36,160.00	36,160.00
222 b	REFURBISH GFB TUBING BONET,GKC M 112 GRAY LOCK BOTTOM X 3-1/8" 3m FLANE TOP W/1/4" C	1	JV 0471	1	6,700.00	6,700.00
223	Wellhead, 13-5/8" 5000 PSI X 11" 10000 PSI VETCO (SECTION - C)W/16ea stud&nut 1-5/8"X15.5",	1	DR-2078-BWN	1	12,500.00	12,500.00
224	Casing Head, 13-3/8" SOW Bottom, 13-5/8" -5K Flange Top C/W 2 Flange Outlet,1 ea Gate Valve API Scr	1	DR-3034-BWN	1	5,500.00	5,500.00
225	Tubing Spool Comprises, 13-5/8"-5M C/W 2-1/16" Valve, Studs & Nuts , and Ring Gasket	1	DR-3034-BWN	1	13,500.00	13,500.00
226	Casing Head, 21-1/4" - 2M X 2-" SOW Type NSB National	1	-	1	8,075.61	8,075.61
227	Casing Head Spool C-29-FT-FS, 9-5/8" X 11"-5K FMC	1	-	1	6,393.57	6,393.57
228	DSA (Double Stud Adapter) , 13-5/8"-5M X 13-5/8"-3M C/W Studs & Nuts FMC	1	DR-3023-BWN	1	4,498.00	4,498.00
229	X-Over Adapter 13-5/8" -5K X 11" - 3K (R-57 & R-53) FMC	1	ARS/009/97	1	4,825.00	4,825.00
230	Casing Hanger, 20" X 13-3/8" National	1	-	1	1,791.05	1,791.05
231	Casing Hanger Type WE, 13-3/8" X 9-5/8" P/N G022051 Vetco	1	-	1	1,060.71	1,060.71

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
232	Casing Hanger Type WE, 10-3/4" X 7" P/N. G022112 Vetco	1	-	1	847.80	847.80
233	Tubing Hanger CWC - FSC, DUAL 10.7" X 3.5" Vetco	1	DR-3034-BWN	1	5,755.00	5,755.00
234 a	Tubing Head Spool CWCT BT 13-5/8" 3M FLG Down X M112 G Loc Top Studed Outlets P/N. C301758-100	1	DR-3034-BWN	1	4,120.00	4,120.00
235	Tubing Hanger Type FBB, 11" NOM W/ 6-1/4" OD, 3-1/2" UP TBG & Thread BTM & Top FMC	1	-	1	1,500.00	1,500.00
236	Primary Support Packing Ring P/N. 503713 Vetco	2	-	1	566.20	566.20
237	Seal For Extended Neck Tubing Hanger TC-60-EMS. P/N. SP-82-22520 FMC	1	DR-3044-BWN	2	437.00	874.00
238	Seal For Extended Neck Tubing Hanger TC-60-EMS. P/N. SP-82-22519 FMC	1	DR-3044-BWN	2	437.00	874.00
239	Dovetail Packing for 10" Nominal Test Plug FMC	1	DR-3023-BWN	2	55.00	110.00
240	Dovetail Packing for 12" Nominal Test Plug FMC	1	DR-3023-BWN	2	49.00	98.00
241	Wear Bushing Type : C-29, 13-3/8" X 12-1/4" ID FMC	1	ARS.009/97	1	2,257.00	2,257.00
242	Gate Valve Model FC 3" X 3-1/8" -5M P/N. 630663-16-01 Cameron		-	1	900.00	900.00
243	Pressure Gauge, 3000 PSI	1	-	8	100.00	800.00
244	Double Studed Adapter Size 13-3/8"3M X 13-3/8" 5M	1	DR-3104-BWN	1	4,225.00	4,225.00
245 a	Double Studed Adapter Size 11"3M X 11" 5M	2	DR-3104-BWN	1	2,346.00	2,346.00
246	18-3/4" SG-LT Packoff Assy special tieback tool	1	DR-3108-BWN	1	8,550.00	8,550.00
247	13-3/8" special tie back tool hanger noise seal p/n R50631-1	1	DR-3108-BWN	1	5,500.00	5,500.00
248	Wear Bushing for 12" Nom P/N TBA	2	DR-3055-BWN	1	1,072.52	1,072.52
249	Wear Bushing for 10" Nom P/N SM-103-A-AUII	2	DR-3055-BWN	1	600.04	600.04
250	Combination Tool for 10" Nom/Including Test Plug P/N SM-104-A-AU11	2	DR-3055-BWN	1	1,034.46	1,034.46
251	Combination Tool for 12" Nom/Including Test Plug P/N SM-109-A-AUII	2	DR-3055-BWN	1	1,559.44	1,559.44
252	O-Ring for Combination Tool P/N : NF 1449-070	1	DR-3055-BWN	2	12.12	24.24
253	O-Ring for Combination Tool P/N BF 1454-070	1	DR-3055-BWN	2	18.11	36.22
254	Packing For Tubing Hanger 11"	1	DR-3055-BWN	2	581.54	1,163.08
255	O-Ring for Combination Tool 12"	1	DR-3055-BWN	2	18.11	36.22
256	O-Ring for Combination Tool 10"	1	DR-3055-BWN	2	12.12	24.24
257	Bore Protector 20" Nom P/N 526400-20A	2	DR-3137-BWN	1	2,542.00	2,542.00
258	Handling Tool Bore Protector 20" Nom P/N 526415-1FA	2	DR-3137-BWN	1	2,925.00	2,925.00
259	Stud Bold C/W Nuts, 7/8 9UN X 6-1/4" Long	1	-	5	4.20	21.00
260	Stud Bold C/W Nuts, 1-5/8" X 10-1/4" Long	5	-	2	11.70	23.40
261	Stud Bold C/W Nuts, 1-5/8" X 12-3/4" Long	5	-	2	11.70	23.40
262	Stud Bold C/W Nuts, 1-5/8" X 12-1/2" Long	1	-	4	10.30	41.20
263 s	Ring Gasket, R-53S	1	DR-3126-BWN	2	390.00	780.00
264	Ring Gasket, RX - 24S	1	-	2	30.00	60.00
265	Ring Gasket, RX - 27 S	1	-	1	30.00	30.00
266	Ring Gasket, RX - 31 S	1	-	1	30.00	30.00

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
267	Ring Gasket, RX - 53CS P/N. 73-050-053	1	DR-3025-BWN	4	53.00	212.00
268	Ring Gasket, RX - 57CS P/N. 73-050-057	1	DR-3025-BWN	3	69.00	207.00
269	Ring Gasket, R - 73S	1	-	6	215.00	1,290.00
270	Ring Gasket, R - 73D	1	-	3	215.00	645.00
271	Ring Gasket, BX - 160S	1	-	8	87.00	696.00
272	Ring Gasket, R X- 37S	1	-	1	30.00	30.00
	SUBSEA WELLHEAD & ACCESSORIES					
273 s	Corrosion Cap Running Tool Vetco ML 5 (short)	3	-	1	900.00	900.00
274	13-3/8" Corrosion Cap Vetco	4	-	1	2,789.00	2,789.00
275	30" Trash Cap Vetco	1	-	4	2,909.94	11,639.76
276	Slope Indicator, 0 - 5 Deggress P/N. HO-30941-01	5	-	2	993.38	1,986.76
277	Corrosion Cap Running Tool Vetco ML 5 (Long)	3	-	1	1,591.31	1,591.31
278	Corrosion Cap SG-5 Diverless (Vetco) P/N H50192-1	1	DR-3064-BWN A	1	12,000.00	12,000.00
279	30" Trash Cap P/N R50506-1	1	DR-3096-BWN	2	3,500.00	7,000.00
280	13-3/8"Corrosion Cap P/N 143050-1,	1	DR-3096-BWN	1	3,795.00	3,795.00
281	9-5/8"Corrosion Cap P/N 143032-1 C/W Corrosion Cap Running Tool P/N	1	DR-3096-BWN	2	3,795.00	7,590.00
	COMPLETION EQUIPMENT & REDRESS / REPAIR KIT					
282 ss	Camco , 2.500" as Blanking Plug W/ 2.187" Max Plug OD 1.15/16"- 14 PTI Pin Conn. Pressure P/N 214	1	DR-3045-BWN	1	2,814.67	2,814.67
283 ss	Camco , 2.500" M Selective Lock W/ 2.312" Packing OD 1.750" Extenal Fishing Neck & 1.125" Min ID M	1	DR-3045-BWN	1	4,066.68	4,066.68
284 s	Packing P/N SP 82-4806	1	DR-3134-BWN	1	449.00	449.00
285 s	Junk Ring P/N SP 82-5310	1	DR-3134-BWN	1	524.00	524.00
286 s	Swage Connector P/N 61-048-687	1	DR-3134-BWN	1	20.00	20.00
287 s	Nominal SBMS 2-1/2" P/N 73-041-548	2	-	1	136.50	136.50
288 s	Nominal SBMS 3" P/N SP 73-4852	2	-	1	150.00	150.00
289 s	FMC Tubing Hanger Running Tool P/N:SP-4817 (2-7/8" EUE Box Top X Acme Pin Bottom)	2	-	1	756.00	756.00
290 s	FMC Tubing Hanger Running Tool P/N:SP-4815 (3" EUE Box Top X Acme Pin Bottom)	2	-	1	794.25	794.25
291 s	2-1/2" NOM LS-A Back Pressure Valve P/N 51-094-010	2	-	1	303.00	303.00
292 s	3"NOM IS-A Back Pressure Valve P/N 51-094-020	2	-	1	355.50	355.50
293 s	Running Tool for 3" NOM IS-A BPV P/N 51094-036	2	-	1	999.00	999.00
294 s	Running Tool for 2-1/2" NOM IS-A BPV P/N 51094-027	2	-	1	960.00	960.00
295 s	Retriaving Tool for 3" NOM IS -A BPV P/N 51-094-039	2	-	1	1,308.00	1,308.00
296 s	Retriaving Tool for 2-1/2" NOM IS -A BPV P/N 51-094-019	2	-	1	1,548.75	1,548.75
297 s	Dummy Valve Side Pocket 1" C/W Top Latch Baker MC Murry	1	-	5	180.00	900.00
298	O-RING 30" for Casing 30" CC-FB Conector	1	-	2	10.00	20.00

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
299	30" Tie Back Funnel, ST-2 Pin X 32" Funnel C/W Lock Down Sub P/N.10038 VETCO	1	-	1	15,163.20	15,163.20
300	Joint Mudline Casing Hanger, 20" MLC X BTC PIN C/W 20" Pup Joint, 94 #, k-55 BTC 10'	3	-	2	2,292.58	4,585.16
301	Joint Mudline Casing Hanger, 13-3/8" MLC X BTC BOX C/W 13-3/8" PUP JT, 68#, N-80 BTC 10'	2	-	1	2,884.50	2,884.50
302	Joint Mudline Casing Hanger, 13-3/8" MLC X BTC BOX C/W 13-3/8" PUP JT, 68#, N-80 BTC 20'	2	-	1	2,884.50	2,884.50
303	Joint Mudline Casing Hanger, 13-3/8" C/W LH Thread C/W X BTC Thread UP Made UP Pin	2	-	1	5,039.10	5,039.10
304	Male Connector, 1/4" ODT X 1/8" NPT P/N. 4CM2-316	1	DR-3023-BWN	1	5.97	5.97
305	Union, 1/4" ODT X 1/4" ODT P/N. 4U-316	1	DR-3023-BWN	1	9.73	9.73
306	Swage Lock, 1/4" ODT X 1/8" NPT	1	-	2	10.00	20.00
307	Control Line, 1/4" X 0.049" WT Type 316L (400' ROLL)	1	DR-3032-BWN	3	1,685.00	5,055.00
308 s	Control Line Protector for 3 1/2" Tubing P/N : 78CPW3520 O.D. 4.750" Length : 6.00"	1	DR-3146-BWN	15	81.00	1,215.00
309 s	Taperlock Pin F/ Webco Control Line Protector P/N : 78CPW2 Length : 10.50"	1	DR-3146-BWN	15	8.50	127.50
310 s	Assembly Tool F/ Webco Control Line Protector P/N : 78CPW3	1	DR-3146-BWN	1	74.00	74.00
311	Guide Wireline Entry, Size 3-1/2" (Baker Shear Out Ball Seat Sub) w / 3-1/2" OD, 9.3 # B X P	1	ARS. 009/97	1	595.00	595.00
312	Guide Wireline Entry, Size 2-7/8" OD, 6.5 # B X P	1	ARS. 009/97	2	285.00	570.00
313	Nipple Size 3" ID X 12" Long X 3" LP PIN X Collect End	1	-	1	75.00	75.00
314	Nipple Size 2-7/8" X 2.250" Baker Model: R NO-GO-Non Ported	1	ARS. 009/97	1	820.00	820.00
315	Swage Nipple 2-7/8" x 2-1/2"	1	-	5	820.00	4,100.00
316	Swage Nipple 2-7/8" EUE Pin 3-1/2" EUE Pin	1	-	3	820.00	2,460.00
317	Paker Size 51B (9-5/8", 40-47 # CSG) Baker Model T-2 Dual String Hyd. W/ Flat	1	ARS. 009/97	1	18,510.00	18,510.00
318	Dual Packer Hyd. Set 9-5/8" X 3-1/2" X 2-7/8" HRP Hyd. Set 40-47 # EUE 8RD B X P	1	-	4	5,000.00	20,000.00
319	Packer Size 194-32 (9-5/8" , 23.3 - 53.5 # CSG) Packer Model: DB Retainer Production	1	ARS. 009/97	1	8,550.00	8,550.00
320	Single Packer, 7" X 2-7/8" HRP Hyd. Set 23-29 # EUE 8RD B X P Guide 2-7/8" 1250 PSI Arrow	1	-	2	3,493.75	6,987.50
321 a	Single Packer, 7" X 2-7/8" HRP Hyd. Set 23-29 # EUE 8RD B X P Guide 2-7/8" 1250 PSI Arrow	1	-	1	2,620.31	2,620.31
322	Single Packer Prod. 7" , 20-29 #, Staight Pull , 2-7/8" EUE 8RD B X P REG, 1500 PSI Gulberson	1	-	1	851.84	851.84
323	Single Packer 7" X 2-7/8" EUE 8RD Gulberson (Redressed)	1	-	2	979.76	1,959.52
324	Single Packer, 7" X 3-1/2" EUE 8RD Gulberson (Redressed) C/W 3-1/2" Pup Joint	5	-	1	5,514.00	5,514.00
325	Single Packer, 7" X 3-1/2" EUE 8RD Gulberson (Redressed)	5	-	1	5,514.00	5,514.00
326	P/N. 94939 Gulberson AVA G-77 Retrievable Hydraulic Set Packer 5", K-55 X 2-3/8", 4.70#EUE 8RD Box	1	DR-3030-BWN	1	3,110.00	3,110.00
327	Baker Model : G-22 Locator Tubing Seal Assy. W/ 1 Seal Unit, 3-1/2" EUE 8RD B X P	3	-	1	3,750.00	3,750.00
328	Baker Model : G-22, Size 80-32, Locator Tubing Seal Assy. W/ 2-7/8", 6.5 # EUE BOX UP X Half Mule Sl	1	ARS. 009/97	1	6,230.00	6,230.00
329	Baker Model : DNC Non Elatomeric Sliding Sleeve W/ 2-7/8" OD	1	ARS. 009/97	2	1,340.00	2,680.00
330	Baker Model : T-5 Size 2-7/8", Tubing Retrievable Non Equalising Flapper Safety	1	ARS. 009/97	1	7,440.00	7,440.00
331 a	GXO, Sliding Sleeve Size 2-3/8" EUE 8RD, 4.70 # Box Up X Pin Down X 1.87 # Standart Serv.	2	-	1	1,312.50	1,312.50
332 a	GXN, Sliding Sleeve Size 2-3/8" EUE 8RD, 4.70 # Box Up X Pin Down X 1.87 # Standart Bore		-	1	258.75	258.75
333	Plug Size 2-3/8" to be Set Inside XN Profile Landing Nipple Standart Services	2	DR-3050-BWN	1	1,675.00	1,675.00

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
334	Sub Size 80 - 32 # , Bottom Sub With 4.094" OD 8N Box Up X 2-7/8" , 6.5 # EUE 8RD Pin Down	1	ARS. 009/97	1	1,650.00	1,650.00
335	Sub Size 3-1/4" X 24' Stroke Lescoping Swivel Sub With 3-1/2" OD , 9.3 # B X P	1	ARS. 009/97	1	1,340.00	1,340.00
336	Safety Valve, 3-1/2" X 2.813" Flapper Type " X-Lock" EUE 8RD 6M Tubing Ret Otis	1	-	4	7,452.90	29,811.60
337	Safety Valve, 2-7/8" X 2.312" Flapper Model FV.6 EUE 8RD 6M Tubing Ret Chevron baker seal	1	-	2	7,839.29	15,678.58
338	Safety Valve, 2-7/8" Baker SS , FV-6 EUE B X P	1	021/ARS/LOG/97	1	7,839.29	7,839.29
339	Sliding Sleeve, 3-1/2' Type WB-1 EUE 8RD B X P Camco	1	021/ARS/LOG/97	3	2,773.20	8,319.60
340	Sliding Sleeve Model L W/ 3-1/2" EUE 8RD B X P Baker	3	-	1	3,625.00	3,625.00
341	Sliding Sleeve, 2-7/8" Type WB-1-DE , 6.5 # EUE 8 RD B X P Camco	1	021/ARS/LOG/97	8	1,529.06	12,232.48
342 a	Sliding Sleeve, 2-7/8" Type WB-1-DE , 6.5 # EUE 8 RD B X P Camco	1	-	2	1,146.76	2,293.52
343	Sliding Sleeve, 2-7/8" , 6.5 # EUE 8RD B X P Baker	1	021/ARS/LOG/97	2	1,477.24	2,954.48
344	Landing Nipple, 2-7/8" Type XN , EUE 8 RD Pin X Pin Camco	1	-	4	358.71	1,434.84
345	Landing Nipple, 2-7/8" EUE 8RD Pin X Box Camco	1	-	3	494.53	1,483.59
346	Gaslift Mandrel, 2-7/8" EUE 8RD " F0-1-C1 " Baker MC.Murray & Dummy Valve 1" C/W Top Lacth Baker	1	-	5	1,100.00	5,500.00
347	Adjustable Expansion Joint , 2-7/8" EUE 8 DRD B X P Arrow	1	-	4	1,489.00	5,956.00
348	Spacer Tube, 2-7/8" , 9.3 # , N-80 EUE 8RD 6' Long (Intalled to T-2 Dual String hyd. packer)	1	ARS. 009/97	2	351.52	703.04
349	Sub Baker Heavy Duty Tubing Sub (Installed to T-2 Dual String Hyd. Packer)	1	ARS. 009/97	1	845.00	845.00
350	2-1/2" Blanking Plug Packing, 2.31 " OD (In Landing Nipple Otis) C / W Equalizing Prong (W/lock Mandr	1	DR-3043-BWN	2	1,875.00	3,750.00
351	Redress Kit for, 3-1/2" OEJ	3	-	1	3,402.00	3,402.00
352	Retrieving Head for, 3-1/2" OEJ	3	-	2	1,025.25	2,050.50
353	Retrieving Head for, 2-7/8" OEJ	3	-	1	1,025.25	1,025.25
354	Adaptor Tube (Gulberson Packer) P/N. 82064	5	-	1	1,275.00	1,275.00
355	3-1/2" Tubing Seal Receptacle	4	-	1	12,759.00	12,759.00
356 a	2-7/8" Tubing Seal Receptacle	4	-	2	12,759.00	25,518.00
357 b	2-3/8" Tubing Seal Receptacle	4	-	1	12,759.00	12,759.00
358	Perforated Production Sub, 3-1/2' EUE 10' Long	4	-	1	446.00	446.00
359	3-1/2"X2.75 Type XO Sliding Sleeves Nipple Profile 2.750 OTIS X Selective Conn 3-1/2" EUE 8RD	1	017/ARS/LOG/97	3	2,564.00	7,692.00
360 a	Lindsey SATM Hydrolic w/6"L x 8.25" OD x 7.375" ID T ie Backs	1	DR-3095-BWN A	1	2,392.50	2,392.50
361 a	Side Pocket Mandrill Type SFO 3.2/2", 1714-016	2	-	1	1,420.92	1,420.92
362	20" Tie back connector, 20" con box up x39-3/8" 1 OD RL-Guide Funnel Down P/N R50662-1	1	DR-3108-BWN	1	67,850.00	67,850.00
363	Primary Packing Support B for 21-1/4"x13-3/8" casing PN NH187-2-AU11	1	DR-3055-BWN	2	714.99	1,429.98
364	Secondary Packing Support B" 21-14"X13-3/8" Casing P/N NH 221-1-1Au211	2	DR-3055-BWN	2	514.27	1,028.54
365	Secondary Packing Element B" 21-14"X13-3/8" Casing P/N NH 221-2-1Au211		DR-3055-BWN	2	208.31	416.62
366	Primary Packing Element 13-5/8" X 9-5/8" Casing P/N NH 178-2-AU11		DR-3055-BWN	1	132.75	132.75
367	Secondary Packing Element B' 13-5/8" x 9-5/8" Casing P/N 105-2-AU11		DR-3055-BWN	1	122.71	122.71
368	Primary Packing Element B for 21-1/4"x13-3/4" casing PN NH187-2-AU11		DR-3055-BWN	2	410.19	820.38

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
369	Control Line Size /wall thicness 0.49" tubing OD 1/4" Conn 1/4" Tubing X 1/8 MP 800 FT	1	DR-3101-BWN A	2	1,476.00	2,952.00
370	Banding Material	1	DR-3101-BWN A	3	150.00	450.00
371	Buckles	1	DR-3101-BWN A	4	100.00	400.00
372	Tubing retrievable safety valve Wallstar Halliburton Max OD 4.65" P/N 78LXE 23105-P	1	DR-3101-BWN A	2	10,264.00	20,528.00
373	Halliburton BDH Hydraulic Set Dual Production Pacer Casing Set 5000PSI, W/Conn Top 2-7/8 Alloy	1	DR-3101-BWN A	1	20,500.00	20,500.00
374	Blass Joint Halliburton OD 3.70" ID 2.36"Alloy, 9700 PSI	1	DR-3101-BWN A	10	1,450.00	14,500.00
375	Landing Nipple Packing Bore ID 2.313" P/N 711x9	1	DR-3101-BWN A	3	410.00	1,230.00
376	PHL Hydraulic Set Production Set Size 7" Halliburton ,23-29ppf &" P/N 12PHH71232-E	1	DR-3101-BWN A	1	6,200.00	6,200.00
377	Sliding Side Door Packing Bore Halliburton ID 2.313",Matrial Teflon,P/N 121XDI	1	DR-3101-BWN A	1	3,465.00	3,465.00
378	Halliburton Landing Nipple OD 3.24" Packing Bore ID 2.313" P/N 7111XN23101	1	DR-3101-BWN A	1	534.00	534.00
379	Muleshoe GuideHalliburton ,OD 3.21" TOP 2-7/8" EUE Box P/N 212G32500-A	1	DR-3101-BWN A	1	255.00	255.00
380	30" Mudline Landing Ring Welded to 30" Mudline Landing Joint S/N 143001-1	1	DR-3096-BWN	2	2,100.00	4,200.00
381	20" MLC Mudline Casing Hanger W/ Running Tieback thread W/ 20" Pup Joint Approx 10FT W/RL4S P/N 3	1	DR-3096-BWN	2	7,850.00	15,700.00
382	13-3/8" MLC Mudline Casing Hanger W/ Running Tieback thread W/13.3" Pup Joint Approx 10 ft 68 ppf K55	1	DR-3096-BWN	2	7,950.00	15,900.00
383	9-5/8" MLC Mudline Casing Hanger W/ Running Tieback thread W/9.6" pup joint 47ppr L-80ox 15ft P/N 143	1	DR-3096-BWN	2	8,175.00	16,350.00
384	20""MLC Hanger Running & Tieback Tool W/20" Pup Joint 10ft RL4S Box Conn Up P/N 301731-1005	1	DR-3096-BWN	2	2,950.00	5,900.00
385	13-3/8"MLC Hanger Running Tool C/W BTC Thread up W/13.3" pup joint 10ft 68 box conn up P/N 301731	1	DR-3096-BWN	2	2,500.00	5,000.00
386	9-5/8"MLC Hanger Running Tool C/W BTC Thread up W/9.6" pup joint 8ft 53.5ppf L-80 box conn up P/N 1	1	DR-3096-BWN	2	2,300.00	4,600.00
387 a	Tubing Retrievable Safety Valve Welstar Halliburton OD 5.20" ID W/O Pack Bore 2.84", ID 2.813" L 56.30"	2	-	1	9,166.50	9,166.50
388	PHL HYD-Set Prod Packer, Casing 7" W 23-29lb/ft Od 5.980",ID 2.885" Leng 64.96",mat alloy 22RC P/N.1	1	DR-3101-BWN C	1	6,394.00	6,394.00
389 a	PHL HYD-Set Prod Packer, Casing 7" W 23-29lb/ft Od 5.980",ID 2.885" Leng 64.96",mat alloy 22RC P/N.1	1	DR-3153-BWN	1	6,131.51	6,131.51
390	Sliding Side Door Circulate Device Halburton OD 4.28",Packing Bore ID 2.130" Lght 42.18" Conn 3-1/2" AP	1	DR-3101-BWN C	2	4,474.00	8,948.00
391	PHL HYD-Set Prod Packer, Casing 7" W 23-29lb/ft Od 5.980",ID 2.885" Leng 64.96",mat alloy 22RC P/N.1	1	DR-3101-BWN B	1	6,394.00	6,394.00
392	Tester Cup Ruber Casing 9-5/8" P/N P.306-01	1	DR-3125-BWN	1	1,050.00	1,050.00
393	O-Ring 20" for Casing JVLW Connector	1	DR-3141-BWN	17	38.00	646.00
	MISCELLANEOUS					
394 s	Grease Gun C/W Pressure Gauge 3000 Psi	1	DR-3022-BWN	1	650.00	650.00
395	Hosting Rope Size: 7/16" Breaking Streng 16.000 lbs , Stand Flex 6 X 19	1	DR-3051-BWN	400	4.16	1,664.00
396	10 Ft Over All Length , Breaking Streng 16.000 lbs Made up W/10" Loop both & Fastened	1	DR-3051-BWN	1	118.00	118.00
397	Cable Clam Size : 1/2" (7/16")	1	DR-3051-BWN	4	21.66	86.64
398	5/8" Choker Sling 8 MTR Long	2	-	10	90.08	900.80
399	Filtraction Cartridge	1	ARS. 009/97	163	54.00	8,802.00
	EXPLOSIVE :					
	SHAPED CHARGE					

INDO-PACIFIC RESOURCES (JAVA) LTD.
LIST OF INVENTORY MATERIALS
30 October 2004

Line	Description	Cond.	P.O. No.	Qty	Unit Price	Total Value
400	Cutter 2.062 # P/N : B-030795 (Schlumberger)	1	DR-0327-BWN	2	335.86	671.72
401	20 DM Puncher RDX 1 9/6" # P/N : H-132902 (Schlumberger)	1	DR-0327-BWN	30	4.81	144.30
402	Tubing Cutter 2.500 RDX 3 1/2" # P/N : B-075640 / B-0308087 (Schlumberger)	1	DR-0327-BWN	4	353.00	1,412.00
403	1 11/16" Enerjet II RDX # P/N : H-448220 (Schlumberger)	1	DR-0327-BWN	40	11.80	472.00
404	2 1/8" Enerjet III RDX # P/N : H-429563 (Schlumberger)	1	DR-0327-BWN	127	13.09	1,662.43
405	Propelant Cartridge # P/N : B-523066 (Schlumberger)	1	DR-0327-BWN	7	31.96	223.72
406	20 ES Puncher RDX 1 9/16" # P/N : H-132900 (Schlumberger)	1	DR-0327-BWN	2	4.95	9.90
407	41 B Hyperjet II RDX RPG # P/N : B-523002 (Schlumbeerger)	1	DR-0327-BWN	136	3.93	534.48
408	CPS Igniter 450 DEG F # P/N : B-028827 (Schlumberger)	1	DR-0327-BWN	34	16.66	566.44
409	1 3/8" Colling Cutter # P/N : B-030091 (Schlumberger)	1	DR-0327-BWN	2	3,626.75	7,253.50
410	2 1/8" Enerjet III RDX # P/N : H-429563 (Schlumberger)	1	DR-3011-BWN	810	11.61	9,404.10
411	34 B Hyperjet II RDX # P/N : H-429442 (Schlumberger)	1	DR-3011-BWN	996	3.80	3,784.80
412	Power Cartridge Superset # P/N : H-447292 (Schlumberger)	1	DR-3011-BWN	7	31.96	223.72
413	Plastisol Cartridge 10Gr # P/N : P-102206 (Schlumberger)	1	DR-3011-BWN	240	3.73	895.20
414	CST Igniter 7AMP # P/N : 223460 (Schlumberger)	1	DR-3011-BWN	360	2.68	964.80
415	Booster HP3A HNS # P/N : 524273 (Schlumberger)	1	DR-3011-BWN	50	13.70	685.00
416	BP-3B Primary Igniter # P/N : B-027708 (Schlumberger)	1	DR-3011-BWN	34	12.80	435.20
417	Colliding Tool HMX 1.79" 350F # P/N : B-077055 (Sclumberger)	1	DR-3011-BWN	2	3,410.00	6,820.00
418	Tubing Cutter 2 1/2" Pengo # P/N : B-075640 (Schlumberger)	1	DR-3011-BWN	4	338.00	1,352.00
	DETONATOR					
419	300 F 15K PSI Fuze Det # P-190860 (Schlumberger)	1	DR-0327-BWN	25	45.21	1,130.25
420	340 F Fluid Det Fuzedet # P-082938 (Schlumberger)	1	DR-0327-BWN	20	17.05	341.00
421	300 F 15K PSI Nobel Fuze Deto # P 190860 (Schlumberger)	1	DR-3011-BWN	25	47.47	1,186.75
422	340 F Fluid Det Fuzedet # P-082938 (Schlumberger)	1	DR-3011-BWN	5	17.90	89.50
	PRIMACORD					
423	Ribbon Primacord HT FSF # P/N : H 106960 (Schlumberger)	1	DR-0327-BWN	70	2.50	175.00
424	Pimacord 80Gr LSHV ZYT # P/N : H 543012 (Schlumberger)	1	DR-0327-BWN	129	2.74	353.46
425	Det Cord Rox 80Gr LS # P/N : H 304843 (Schlumberger)	1	DR-3011-BWN	312	1.27	396.24
	GRAND TOTAL PER G / L					1,902,657.58

SCHEDULE "C" ATTACHED TO AND FORMING PART OF AN ASSET PURCHASE AND SALE AGREEMENT DATED NOVEMBER 26, 2004, BETWEEN INDO-PACIFIC RESOURCES (JAVA) LTD. AND CAMAR RESOURCES CANADA INC.

GENERAL CONVEYANCE

THIS AGREEMENT made as of the 26th day of November, 2004.

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD.
(the "Vendor")

- and -

CAMAR RESOURCES CANADA INC.
(the "Purchaser")

WHEREAS Vendor has agreed to sell and convey the Assets to Purchaser and Purchaser has agreed to purchase and receive the Assets from Vendor;

NOW THEREFORE for the consideration provided in the Purchase Agreement and the premises hereto and the covenants and agreements hereinafter set forth and contained, the Parties hereto covenant and agree as follows:

1. Definitions

In this General Conveyance including the recitals hereto, "Purchase Agreement" means the agreement entitled "Asset Purchase and Sale Agreement" dated November 26, 2004 and made between the Vendor and the Purchaser (the "Purchase Agreement"). In addition, the definitions provided for in the Purchase Agreement are adopted herein by this reference.

2. Conveyance

Pursuant to and for the consideration provided for in the Purchase Agreement, Vendor hereby sells, assigns, transfers, conveys and sets over to Purchaser the entire right, title, estate and interest of Vendor in and to the Assets, to have and to hold the same absolutely, together with all benefit and advantage to be derived therefrom.

3. Effective Time

Possession and beneficial ownership of the Assets shall pass from Vendor to Purchaser on the Closing Date.

4. Subordinate Document

This General Conveyance is executed and delivered by the parties hereto pursuant to the Purchase Agreement and the provisions of the Purchase Agreement shall prevail in the event of a conflict between the provisions of the Purchase Agreement and the provisions of this General Conveyance.

5. Enurement

This General Conveyance shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective trustees, receivers, receiver-managers, successors and assigns.

6. Further Assurances

Each party hereto will, from time to time and at all times hereafter, at the request of the other party but without further consideration, do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

7. Execution

Delivery of this General Conveyance may be effected by a Party by facsimile transmission of the execution page hereof, executed by that Party, to the other. A Party so delivering this General Conveyance shall thereafter forthwith deliver to the other an original execution page hereof with its original signature located thereon, provided however, that any failure by a Party to so deliver such original execution page shall not affect the validity or enforceability hereof against that Party.

This General Conveyance may be executed in counterpart and all counterparts shall together constitute one and the same General Conveyance.

IN WITNESS whereof the parties hereto have executed this General Conveyance on the date first above written.

INDO-PACIFIC RESOURCES (JAVA) LTD.

____

CAMAR RESOURCES CANADA INC.

____

SCHEDULE "D" ATTACHED TO AND FORMING PART OF AN ASSET PURCHASE AND SALE AGREEMENT DATED NOVEMBER 26, 2004, BETWEEN INDO-PACIFIC RESOURCES (JAVA) LTD. AND CAMAR RESOURCES CANADA INC.

JOINT OPERATING AGREEMENT

SCHEDULE "E" ATTACHED TO AND FORMING PART OF AN ASSET PURCHASE AND SALE AGREEMENT DATED NOVEMBER 26, 2004, BETWEEN INDO-PACIFIC RESOURCES (JAVA) LTD. AND CAMAR RESOURCES CANADA INC.

DILUTION AND CARRIED INTEREST AGREEMENT

SCHEDULE "F" ATTACHED TO AND FORMING PART OF AN ASSET PURCHASE AND SALE AGREEMENT DATED NOVEMBER 26, 2004, BETWEEN INDO-PACIFIC RESOURCES (JAVA) LTD. AND CAMAR RESOURCES CANADA INC.

FINANCIAL COMMITMENTS - SECTION 6.01(i)

1. GIRI PERDANA TIMUR PERKASA, PT.
- (i) Storage Facilities Services Contract February 20, 1998 - Contract No. JV-0399
  (ii) First Amendment to Contract No. JV-0399, dated February 20, 1999

2. POLE PETROLEUM (S) PTE. LTD..
- Indonesia Crude Oil Purchase and Sale Agreement dated September 9, 2002

3. RIG TENDERS INDONESIA, PT
- Time Charter Party Agreement for the vessel "RT RAJAWALI", dated January 25, 2003

4. SENAWANGI WISAMARTA UTAMA, PT
- Storage, Shipping and Handling Agent Services Contract, No. JV-0219 dated August 7, 1996

5. TUGU PRATAMA INDONESIA, PT
- Bawean Property - PSC Insurance coverage - Renewal for 2004 dated January 16, 2004

DILUTION AND CARRIED INTEREST AGREEMENT

INDO-PACIFIC RESOURCES (JAVA) LTD.

\- and –

CAMAR RESOURCES CANADA INC.

November 26, 2004

DILUTION AND CARRIED INTEREST AGREEMENT

THIS AGREEMENT made as of November 26, 2004

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD., a body corporate incorporated under the laws of Barbados ("IPR")

\- and -

CAMAR RESOURCES CANADA INC., a body corporate incorporated under the laws of Canada ("CRC")

WITNESSETH:

WHEREAS, the Parties hold in common the sole rights and obligations granted to the Contractor (as that term is utilised in the Bawean PSC) set out in the Bawean PSC; and

WHEREAS, concurrently with the execution of this Agreement, the Parties shall enter into the Joint Operating Agreement in order to define their respective rights and obligations with respect to their operations under the Bawean PSC;

WHEREAS, CRC is entitled to dilute IPR's interest in the Bawean PSC to a minimum of 5% as security for payment and recovery by CRC for certain amounts related to the Joint Operating Agreement and amounts paid or payable pursuant to the Asset Purchase and Sale Agreement ("SPA") dated November 26, 2004 between CRC and IPR;

WHEREAS, if IPR's interest in the Bawean PSC is reduced to 5% pursuant to the exercise by CRC of its dilution rights under this Agreement, the Parties have agreed that IPR's remaining interest in the Bawean PSC shall be a "carried" interest, without the obligation to fund cash calls;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements and obligations set out below and to be performed, the Parties agree as follows:

ARTICLE I
INTERPRETATION

1.01 **Definitions**. In this Agreement, unless otherwise defined or the context so requires:

"Affiliate" means any Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, a Party;

"Agreement" means the main body of this Agreement together with all Schedules and attachments hereto;

"Allowable Deductions" for a Calendar Quarter means the sum of:

(a) all capital and operating expenses related to the Bawean PSC in that Calendar Quarter;

(b) any excess of Allowable Deductions from any previous Calendar Quarter which are not recovered from Revenues in such Calendar Quarter or subsequent Calendar Quarters;

"Assets" means all of the right, title, estate and interest of IPR in and to all property, assets and rights conferred upon, or vested in, IPR by and under the Bawean PSC from time to time, whether direct, indirect or howsoever arising, established or vested and including, without limitation all rights in and to those corporeal assets in respect of which IPR has use in relation to the Bawean PSC, and the entire interest of IPR in and to all contracts, agreements, documents and records and all seismic, geological, geophysical and engineering data, information and reports relating specifically to the Bawean PSC and any and all rights in relation thereto;

"Bawean PSC" means the Bawean Block Production Sharing Contract dated February 12, 1981 as subsequently amended from time to time and covering certain areas located in the Bawean Block, Camar field, Java;

"Business Day" means a day other than a Saturday, Sunday or statutory holiday in the Republic of Indonesia;

"Calendar Quarter" means a three month period beginning on January 1, April 1, July 1 or October 1 of any year;

"Control" means, in the context of a relationship between two (2) or more Persons, control in any manner that results in control in fact, whether through the ownership or control of voting shares, interests or trusts, representation on the board of directors or other governing body or otherwise;

"Debit Balance" means the balance of amounts owed and outstanding by IPR to CRC from time to time as a result of: (a) amounts specified in Sections 4.02(c) and 4.04 of the SPA and any shortfall in the obligation of the Vendor pursuant to Section 4.03 of the SPA; and (b) amounts owing by IPR to the Operator under the JOA which remain unpaid after payment is required to be made by IPR pursuant to the terms of the JOA; provided that the Debit Balance shall not be increased under subsection (b) of this definition above $3,750,000.

"Dilution Notice" has the meaning given in Article 3.01;

"Dollar" or **"$"** means dollars of the lawful currency of the United States of America;

"Execution Date" means the date first above written;

"Government Authority" means any federal, provincial, regional, municipal or local government or any department, agency, board, tribunal, court or other authority thereof, or other political subdivision thereof, and includes any individual or other Person having, or purporting to have, the right to exercise executive, legislative, judicial, regulatory or administrative functions thereunder or pursuant thereto over the Parties or the Assets;

"Joint Operating Agreement" means the Joint Operating Agreement regarding the Bawean PSC required to be entered into between the Parties concurrently with this Agreement;

"Laws / Regulations" means those laws, statutes, rules and regulations governing activities under the Bawean PSC;

"Net Proceeds" means, for any Calendar Quarter, the amount by which Revenues for that Calendar Quarter exceed Allowable Deductions for that Calendar Quarter;

"Notice" has the meaning ascribed thereto in Article 7.02(a);

"Participating Interest" has the meaning ascribed to it in Article 1.48 of the Joint Operating Agreement;

"Party" or **"Parties"** means a party or parties signatory to and bound by this Agreement;

"Permitted Encumbrances" means, in respect of the Assets, those encumbrances disclosed to, and approved by, CRC from time to time.

"Person" means an individual, corporation or other legal entity, a partnership or trust, and includes any Government Authority;

"Regulations" means all statutes, regulations, guidelines, ordinances, orders (including court orders), orders of administrative or subsidiary governmental authorities having statutory powers, directives, approvals, licences, permits, agreements, authorities or other such instruments issued by any Government Authority, or stock exchange, in each case having or purporting to have jurisdiction in respect of any of the Parties, the Assets or any of them, or the operations conducted or to be conducted on or in respect thereof or in relation thereto;

"Revenues" for a Calendar Quarter means the revenues realized from the sale of all petroleum and natural gas produced from the Bawean PSC; and

"Third Person" means a Person other than a Party or an Affiliate of any of them.

1.02 Definitions in Articles. Capitalized words and phrases defined in a particular section shall have that meaning in that section and the remainder of the Article in which that section appears.

1.03 Additional Interpretation Rules. Unless a contrary intention appears in context, or express provisions of this Agreement provide otherwise:

(a) the inclusion of headings and a table of contents herein are for convenience of reference only and are not to be considered or taken into account in construing the provisions of this Agreement, or to in any way qualify, modify or explain the effect of any such provisions;

(b) references to an Article, section, or Schedule are references to an Article, section, or Schedule, as the case may be, of this Agreement;

(c) references herein to an enactment, statute or similar legislative instrument shall include all amendments thereto and replacements therefor in whole or in part, and all regulations or other subordinate legislation issued, promulgated or otherwise in effect pursuant thereto, from time to time, whether or not so stated herein;

(d) words importing the singular shall include the plural and vice versa, and words importing a particular gender shall include all genders;

(e) all monetary amounts expressed herein are in Dollars, unless otherwise specified;

(f) capitalized words and phrases used herein which are derivatives of words or phrases otherwise defined herein shall have a corresponding meaning;

(g) where a period of time is specified, dated or calculated from a date or event, such period shall, unless otherwise stated herein, be calculated excluding such date or the date on which such event occurs, as the case may be;

(h) the rule of contractual interpretation known as "contra proferentem" shall not apply in the interpretation or construction of this Agreement, and in this regard, the authorship of this Agreement or any portion hereof shall be irrelevant for any and all purposes; and

(i) words such as "hereof", "herein" or "hereunder" shall mean of, in or under this Agreement and not the specific section in which the reference occurs, unless expressly otherwise noted.

1.04 Conflicts. Whenever any term or condition, whether express or implied, of any Schedule attached hereto conflicts with or is at variance with any term or condition of the main body of this Agreement, then, as between the Parties, the latter shall prevail to the extent of the conflict or variance.

1.05 Severability. The provisions of this Agreement are not severable.

ARTICLE II
PERIOD OF AGREEMENT

This Agreement shall commence on the Execution Date and shall thereafter endure until:

(a) the SPA terminates pursuant to Section 2.01 thereof, for want of timely fulfillment of a condition subsequent thereto; or

(b) terminated by written agreement between the Parties; or

(c) IPR ceases to retain a Participating Interest and the Debit Balance is zero,

whichever first occurs.

ARTICLE III
DILUTION

3.01 Dilution Notice. If at any time which is six months or more after the Effective Date of the SPA, there remains a Debit Balance, CRC is entitled to recover all or any portion of the Debit Balance by acquiring a portion of the Assets. This acquisition of IPR's interest shall be initiated by the delivery of a notice (the "Dilution Notice") by CRC to IPR. The Dilution Notice shall specify:

(a) the outstanding amount of the Debit Balance on the notice date;

(b) the portion of the Debit Balance that will be reduced by delivery of the Dilution Notice, which shall be calculated on the basis of $150,000 per percentage point of IPR's interest in the Assets (IPR's interest on the Execution Date being 30%);

(c) the wire transfer details where payment of the Debit Balance specified in Article (b) may be made; and

(d) the specified Participating Interest of IPR in the Bawean PSC and the Assets that is to be transferred by virtue of delivery of the Dilution Notice.

3.02 Transfer of Interest. If CRC has not received in full the amount of the Debit Balance specified in Article 3.01(b) within forty-five (45) days after delivery of a Dilution Notice, then the specified Participating Interest of IPR in the Bawean PSC and the Assets shall for all purposes be transferred to CRC, and IPR shall, without delay following any request from CRC, do any act required to be done by the Laws / Regulations and any other applicable laws in order to render the transfer of the specified Participating Interest legally valid, including obtaining all governmental consents and approvals, and shall execute any document and take such other actions as may be necessary in order to effect a prompt and valid transfer. IPR shall be obligated to promptly remove any liens and encumbrances which may exist on its assigned

Participating Interest. In the event all Government approvals are not timely obtained, IPR shall hold the assigned Participating Interest in trust for CRC. Each Party constitutes and appoints each other Party its true and lawful attorney to execute such instruments and make such filings and applications as may be necessary to make such transfer legally effective and to obtain any necessary consents of the Government. Actions under this power of attorney may be taken by any Party individually without the joinder of the others. This power of attorney is irrevocable for the term of this Agreement and is coupled with an interest. If requested, IPR shall execute a form prescribed by CRC setting forth this power of attorney in more detail.

3.03 **Multiple Use**. CRC may utilize its rights under Article 3.01 more than once, so long as there is a Debit Balance outstanding at the time of the delivery of the Dilution Notice, provided that CRC may not deliver more than one Dilution Notice in any month.

3.04 **Non-Exclusive Rights**. The rights and remedies granted to CRC in this ARTICLE III shall be cumulative, not exclusive, and shall be in addition to any other rights and remedies that may be available to CRC, whether at law, in equity or otherwise. Each right and remedy available to CRC may be exercised from time to time and so often and in such order as may be considered expedient by CRC in its sole discretion.

3.05 **Maximum Reduction**. Under no circumstances may the provisions of Article 3.01 result in the interest of IPR in the Bawean PSC and the Assets being reduced to less than an undivided 5% interest. Accordingly, the maximum amount that CRC may recover by exercise of its rights under Article 3.01 is $3,750,000.

3.06 **5% Carried Interest**. If IPR's interest in the Bawean PSC is reduced to a 5% Participating Interest pursuant to Article 3.01, then the provisions of ARTICLE IV shall apply.

3.07 **Fees**. IPR shall be entitled to recover from CRC all reasonable attorneys' fees and all other reasonable costs sustained in the collection of any Debit Balance.

ARTICLE IV
CARRIED INTEREST

4.01 **No Obligation for Cash Calls or other Funding**. If IPR's interest in the Assets and the Bawean PSC is reduced to 5%, then, notwithstanding anything to the contrary in the Joint Operating Agreement, at all times thereafter:

(a) IPR shall not be obligated to fund any portion of the cash requirements for Joint Operations or Exclusive Operations or any other obligations or liabilities arising under the Joint Operating Agreement; and

(b) IPR shall hold a five percent (5%) working interest in the Bawean PSC, which will entitle IPR to five percent (5%) of the Net Proceeds arising under the JOA after the date on which IPR's interest is reduced to 5%.

4.02 **Satisfaction of Debit Balance.** If IPR's Participating Interest is reduced to 5%, then:

(a) CRC may recover all unpaid cash call and other funding obligations of IPR arising under the Joint Operating Agreement to the extent that such unpaid cash calls and other funding obligations of IPR under the Joint Operating Agreement are included in the definition of Debit Balance; and

(b) CRC may recover all unpaid amounts specified in Sections 4.02(c) and 4.04 of the SPA and any shortfall in the obligation of the Vendor pursuant to Section 4.03 of the SPA solely through its rights under Section 8.4(A) of the Joint Operating Agreement, and the existence of such unpaid amounts shall not otherwise cause IPR to be a "Defaulting Party" under the Joint Operating Agreement.

ARTICLE V
IPR'S COVENANTS AND REPRESENTATIONS

IPR covenants, represents and agrees with CRC as set forth in this Article, each to remain in force and effect until this Agreement has been terminated in terms hereof that:

(a) all necessary corporate proceedings of IPR and all other things necessary have been done to authorise and make the creation and issue of this Agreement and its execution and delivery legal and valid;

(b) the execution of this Agreement by IPR has not, and will not, constitute a breach of any contractual obligation of IPR to any Third Party;

(c) IPR has good and marketable title (except as otherwise expressly stated in this Agreement) to the Property, free and clear of all charges and encumbrances, and shall defend the title to any Property for the benefit of CRC against any adverse claim;

(d) IPR shall, at all times, maintain its corporate existence;

(e) IPR shall carry on and continuously conduct its business in an efficient, diligent and businesslike manner and in accordance with good industry practices;

(f) IPR shall forthwith, from time to time, execute all deeds and documents and do all things that, in the opinion of CRC, are necessary or advisable to better reflect the intent of this Agreement.

ARTICLE VI
CRC'S COVENANTS AND REPRESENTATIONS

CRC covenants, represents and agrees with IPR as set forth in this Article, each to remain in force and effect until this Agreement has been terminated in terms hereof that:

(a) all necessary corporate proceedings of CRC and all other things necessary have been done to authorise and make the creation and issue of this Agreement and its execution and delivery legal and valid;

(b) the execution of this Agreement by CRC has not, and will not, constitute a breach of any contractual obligation of CRC to any Third Party.

ARTICLE VII
MISCELLANEOUS

7.01 **Governing Law and Attornment**. This Agreement shall, in all respects, be governed by, subject to and be interpreted and construed in accordance with the laws in effect within the Province of Alberta, Canada excluding any conflict of laws principles or rules embodied therein. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta, Canada and all courts of appeal therein or therefrom, and hereby waives any claim or defence of inconvenient forum or the benefit of any other principles of conflicts of laws.

7.02 **Notices and Communications**.

(a) All notices, communications, statements, documents of service or other communications required, permitted or contemplated hereunder or hereby (in this Agreement called "Notices"), shall be in writing and shall be sufficiently given and received if:

(i) personally delivered prior to 4:00 p.m. local time during normal business hours of the addressee at its address set forth below, which Notices shall be deemed received by the addressee when actually delivered; or

(ii) sent by facsimile transmission, on the date of dispatch, provided that the sender's facsimile machine produces a printed confirmation of successful transmission, and further provided that if the transmission is not completed prior to 4:00 p.m., local time, at the recipient's address, such Notice shall be deemed received at the commencement of normal business hours at the recipient's address on the Business Day next following the completion of such transmission.

(b) The addresses of the Parties for receipt of Notices are as set forth below:

(i) if to IPR:

Indo-Pacific Resources (Java) Ltd.
World Trade Centre 14th Floor
J1 Jend Surdirman Kav. 29-31
Jakarta 12920
Republic of Indonesia

Attention:	James B. Wensveen or David Nunn
Fax:	62-21-521-1709

with a copy to:

Reed Smith LLP
136 Main Street, Suite 250
Princeton Forrestal Village, Princeton NJ 08540
USA

Attention:	Henry King
Fax:	+1-609-951 0824

(ii) if to the Purchaser:

•Canada Inc.
Graha Niaga 16th floor
J Jend Surdirman Kav. 58
Jakarta 12190
Republic of Indonesia

Attention:	Patrick Molliere
Fax:	+61-21-250-5536

with a copy to:

Macleod Dixon LLP
3700 Canterra Tower
400 3rd Avenue SW
Calgary AB, T2P 4H2
Canada

Attention:	J Jay Park
Fax:	+ 1-403-264 5973

(c) The foregoing addresses for service of Notices may be changed by a Party by further Notice served in accordance with this section 7.02.

7.03 Prior Agreements. This Agreement supersedes and replaces any and all prior agreements, discussions, negotiations, documents, understandings or other oral or written communications between the Parties relating to the subject matter contained herein and may be amended only by written instrument signed by all Parties.

7.04 Entire Agreement. Except for the SPA and the Joint Operating Agreement, this Agreement sets forth the entire agreement between the Parties pertaining to the subject matter hereof. In the event of a conflict between the provisions of the Joint Operating Agreement and this Agreement, the provisions of this Agreement shall prevail.

7.05 Amendments and Waivers. No supplements, amendments or other modifications to this Agreement, or any waiver of the application of a provision hereof, shall be binding upon a Party, unless that Party has consented thereto in writing. No waiver by a Party of any provision of this Agreement shall be deemed to or will constitute a waiver of any other provision hereof (whether or not of a like or similar nature) nor will a waiver constitute a continuing waiver, unless expressly provided for in a written waiver executed by that Party.

7.06 Assignment. Neither Party shall assign or be entitled to assign this Agreement or any portion hereof or any right or obligation hereunder without the prior written consent of the other Party, which consent may not be unreasonably withheld. In no circumstances shall the liabilities or obligations of IPR hereunder be increased or altered in any material way as a result of any assignment consented to by IPR under this section being implemented.

7.07 No Third Person Beneficiaries. Except as expressly provided for in this Agreement, nothing in this Agreement will entitle any Third Person or its respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be, to any claim, cause of action, remedy or right of any kind pursuant or in relation thereto against any Party.

7.08 Publicity. Except as may be required by the Regulations, no Party or its respective Affiliates, agents or representatives will issue any press releases or other public disclosures of this Agreement or the subject matter hereof, without the prior written consent of the other, such consent not to be unreasonably withheld or delayed. The Parties agree to consult and cooperate with each other on public disclosure with a view to joint disclosure whenever practicable and appropriate.

7.09 Confidentiality. Subject to section 7.08 the Parties confirm their agreement and understanding that the terms and conditions hereof are confidential. Except as required by the Regulations, no Party shall disclose to any Third Party or use any information provided to it pursuant hereto, including the contents of this Agreement or any discussions or negotiations relating to the preparation of this Agreement.

7.10 Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.

7.11 Execution.

(a) Delivery of this Agreement may be effected by a Party by facsimile transmission of the execution page hereof, executed by that Party, to the other. A Party so delivering this Agreement shall thereafter forthwith deliver to the other an original execution page hereof with its original signature located thereon, provided however, that any failure by a Party to so deliver such original execution page shall not affect the validity or enforceability hereof against that Party.

(b) This Agreement may be executed in counterpart and all counterparts shall together constitute one and the same Agreement.

IN WITNESS WHEREOF this Agreement has been executed by duly authorized representatives of the Parties viz;

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per:

CAMAR RESOURCES CANADA INC.

Per:

THIRD AMENDMENT to
ASSET PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT (the "Amendment") made as of January 10, 2005.

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD., a body corporate incorporated under the laws of Barbados

(the "Vendor")

- and -

CAMAR RESOURCES CANADA INC., a body corporate incorporated under the laws of the Province of Alberta, Canada

(the "Purchaser")

WHEREAS, the Vendor and Purchaser (collectively, the "Parties") entered into that certain Asset Purchase and Sale Agreement dated as of November 26, 2004, as amended by that certain First Amendment to Asset Purchase and Sale Agreement dated December 17, 2004 and as further amended by that certain Second Amendment to Asset Purchase and Sale Agreement dated January 3, 2005 (collectively, the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

WITNESSES that for good consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. **Amendment**. The Agreement is hereby amended as follows:

   (a) Section 2.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

   "(c) If each Party has not on or before 4.00 p.m., Calgary time on January 14, 2005, (or such later time and date as the Parties may in writing agree, provided such agreement is reached on or before 4.00 p.m., Calgary time on January 14, 2005), received a Notice from the other pursuant to Section 2.01(b) then this Agreement and the General Conveyance shall terminate forthwith."

2. **Disclaimer**. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any

PRCLIB-332780.4 1/14/05 12:16 PM

300134.v1

(10)

document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties hereto shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement, at law, in equity or otherwise or related issues.

3. **Authorization and Enforceability**. Each Party hereby represents and warrants that it is authorized to enter into this Amendment and that this Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with its terms.

4. **Governing Law**. This Amendment shall be governed by and construed in accordance with the Laws of the Province of Alberta, Canada, excluding any conflict of laws principles or rules embodied therein. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta, Canada and all courts of appeal therein or therefrom, and hereby waives any claim or defense of inconvenient forum or the benefit of any other principles of conflicts of laws.

5. **Enurement**. This Amendment shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.

6. **Amendments and Waivers**. No supplements, amendments or other modifications to this Amendment, or any waiver of the application of a provision hereof, shall be binding upon a Party, unless that Party has consented thereto in writing. No waiver by a Party of any provision of this Amendment shall be deemed to or will constitute a waiver of any other provision hereof (whether or not of a like or similar nature) nor will a waiver constitute a continuing waiver, unless expressly provided for in a written waiver executed by that Party.

7. **Section Headings**. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. **Execution**.

(a) Delivery of this Amendment may be effected by a Party by facsimile transmission of the execution page hereof, executed by that Party, to the other. A Party so delivering this Amendment shall thereafter forthwith deliver to the other an original execution page hereof with its original signature located thereon, provided however, that any failure by a Party to so deliver such original execution page shall not affect the validity or enforceability hereof against that Party.

(b) This Amendment may be executed in counterpart and all counterparts shall together constitute one and the same Amendment.

[Signature page follows]

IN WITNESS WHEREOF this Amendment has been executed by duly authorized representatives of the Parties with effect as of the date first written above.

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per:

CAMAR RESOURCES CANADA INC.

Per:

IN WITNESS WHEREOF this Amendment has been executed by duly authorized representatives of the Parties with effect as of the date first written above.

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per: [signature]

CAMAR RESOURCES CANADA INC.

Per: [signature]

FIRST AMENDMENT to
ASSET PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT (the "Amendment") made as of December 17, 2004.

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD., a body corporate incorporated under the laws of Barbados

(the "Vendor")

- and -

CAMAR RESOURCES CANADA INC., a body corporate incorporated under the laws of the Province of Alberta, Canada

(the "Purchaser")

WHEREAS, the Vendor and Purchaser (collectively, the "Parties") entered into that certain Asset Purchase and Sale Agreement dated as of November 26, 2004 (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

WITNESSES that for good consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. <u>Amendment</u>. The Agreement is hereby amended as follows:

(a) The definition of "Consent" in Section 1.01 is hereby deleted in its entirety and replaced with the following:

"**Consent**" means the issuance of any correspondence by BP Migas either to one or more of the Parties or to any other ministry, agency or department of the Indonesian government, evidencing BP Migas approval or consent to the transfer of an interest in the Bawean PSC to the Purchaser, or a request by BP Migas to such ministry, agency or department to ratify or confirm its consent or for permission to provide its consent.

(b) Section 2.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(c) If each Party has not on or before 4.00 p.m., Calgary time on December 28, 2004, (or such later time and date as the Parties may in writing agree, provided such agreement is reached on or before

PRCLIB-331951.5 12/2004 11:52 AM

4.00 p.m., Calgary time on December 28, 2004), received a Notice from the other pursuant to Section 2.01(b) then this Agreement and the General Conveyance shall terminate forthwith."

(c) Sections 2.02(b), 2.02(c) and 2.02(d) the Agreement is hereby deleted in their entirety and replaced with the following:

"(b) Prior to the Effective Date, $3,500,000 ("Escrow Amount") shall be paid by the Purchaser to the Purchaser's Counsel to hold in escrow.

(c) Upon receipt by the Purchaser's Counsel of Notices from both Parties pursuant to Section 2.01(b), Purchaser's Counsel shall pay the Escrow Amount to the Vendor's Counsel on behalf of the Vendor in accordance with the provisions of Section 3.02. Upon receipt by the Purchaser of Notices from both Parties pursuant to Section 2.01(b), Purchaser shall pay the Purchase Price (other than the Escrow Amount) to the Vendor in accordance with the provisions of Section 3.02.

(d) If Notices from both Parties pursuant to Section 2.01(b) have not been received by the Purchaser's Counsel by the time and on the date set forth in Section 2.01(c), Purchaser's Counsel shall pay the Escrow Amount back to the Purchaser."

(d) Section 3.02 of the Agreement is hereby deleted in its entirety and replaced with the following:

"3.02 Purchase Price. The Parties record and acknowledge that pursuant to the terms of the Advance Payment Agreement, the Vendor has received the Advance Payment in full. The Purchase Price, after deduction of the Advance Payment, shall be paid pursuant to Section 2.02(c) by the Purchaser and by the Purchaser's Counsel via wire transfer or such other method as the Vendor and the Purchaser may agree, as follows:

(a) by payment of an amount of $1,000,000 into the joint operating account for the credit of the Vendor within seventy-two (72) hours of the Effective Date;

(b) by payment of an amount of $4,500,000 into the Trade Debt Settlement Account within seventy-two (72) hours of the Effective Date; and

(c) by payment of the Escrow Amount to the Vendor's Counsel on behalf of the Vendor."

2. Escrow Instruction. Notwithstanding any agreement to the contrary, including, without limitation that certain Escrow Agreement dated November 26, 2004 between the Parties

3

and the Purchaser's Counsel (as that term is defined in the Agreement), the obligation of the Purchaser to pay any amount into escrow pursuant to the Agreement or otherwise related to the Transaction (as likewise defined) shall be limited to the obligation to pay the Escrow Amount to Purchaser's Counsel.

3. Disclaimer. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties hereto shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement, at law, in equity or otherwise or related issues.

4. Authorization and Enforceability. Each Party hereby represents and warrants that it is authorized to enter into this Amendment and that this Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with its terms.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the Province of Alberta, Canada, excluding any conflict of laws principles or rules embodied therein. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta, Canada and all courts of appeal therein or therefrom, and hereby waives any claim or defense of inconvenient forum or the benefit of any other principles of conflicts of laws.

6. Enurement. This Amendment shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.

7. Amendments and Waivers. No supplements, amendments or other modifications to this Amendment, or any waiver of the application of a provision hereof, shall be binding upon a Party, unless that Party has consented thereto in writing. No waiver by a Party of any provision of this Amendment shall be deemed to or will constitute a waiver of any other provision hereof (whether or not of a like or similar nature) nor will a waiver constitute a continuing waiver, unless expressly provided for in a written waiver executed by that Party.

8. Section Headings. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Execution.

(a) Delivery of this Amendment may be effected by a Party by facsimile transmission of the execution page hereof, executed by that Party, to the other. A Party so delivering this Amendment shall thereafter forthwith deliver to the other an original execution page hereof with its original signature located thereon, provided however, that any failure by a Party to so deliver such original execution page shall not affect the validity or enforceability hereof against that Party.

(b) This Amendment may be executed in counterpart and all counterparts shall together constitute one and the same Amendment.

IN WITNESS WHEREOF this Amendment has been executed by duly authorized representatives of the Parties with effect as of the date first written above.

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per:

CAMAR RESOURCES CANADA INC.

Per:

Received Feb-22-05 03:53pm From-604 531 0387 To- Richardson & Patel Page 006

SECOND AMENDMENT to
ASSET PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT (the "Amendment") made as of January 3, 2005.

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD., a body corporate incorporated under the laws of Barbados

(the "Vendor")

- and -

CAMAR RESOURCES CANADA INC., a body corporate incorporated under the laws of the Province of Alberta, Canada

(the "Purchaser")

WHEREAS, the Vendor and Purchaser (collectively, the "Parties") entered into that certain Asset Purchase and Sale Agreement dated as of November 26, 2004, as amended by that certain First Amendment to Asset Purchase and Sale Agreement dated December 17, 2004 (collectively, the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

WITNESSES that for good consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. Amendment. The Agreement is hereby amended as follows:

(a) Section 2.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(c) If each Party has not on or before 4.00 p.m., Calgary time on January 10, 2005, (or such later time and date as the Parties may in writing agree, provided such agreement is reached on or before 4.00 p.m., Calgary time on January 10, 2005), received a Notice from the other pursuant to Section 2.01(b) then this Agreement and the General Conveyance shall terminate forthwith."

2. Disclaimer. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties hereto shall be deemed or construed to in any manner enlarge, diminish or

otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement, at law, in equity or otherwise or related issues.

3. **Authorization and Enforceability**. Each Party hereby represents and warrants that it is authorized to enter into this Amendment and that this Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with its terms.

4. **Governing Law**. This Amendment shall be governed by and construed in accordance with the Laws of the Province of Alberta, Canada, excluding any conflict of laws principles or rules embodied therein. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta, Canada and all courts of appeal therein or therefrom, and hereby waives any claim or defense of inconvenient forum or the benefit of any other principles of conflicts of laws.

5. **Enurement**. This Amendment shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.

6. **Amendments and Waivers**. No supplements, amendments or other modifications to this Amendment, or any waiver of the application of a provision hereof, shall be binding upon a Party, unless that Party has consented thereto in writing. No waiver by a Party of any provision of this Amendment shall be deemed to or will constitute a waiver of any other provision hereof (whether or not of a like or similar nature) nor will a waiver constitute a continuing waiver, unless expressly provided for in a written waiver executed by that Party.

7. **Section Headings**. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. **Execution**.

(a) Delivery of this Amendment may be effected by a Party by facsimile transmission of the execution page hereof, executed by that Party, to the other. A Party so delivering this Amendment shall thereafter forthwith deliver to the other an original execution page hereof with its original signature located thereon, provided however, that any failure by a Party to so deliver such original execution page shall not affect the validity or enforceability hereof against that Party.

(b) This Amendment may be executed in counterpart and all counterparts shall together constitute one and the same Amendment.

[Signature page follows]

IN WITNESS WHEREOF this Amendment has been executed by duly authorized representatives of the Parties with effect as of the date first written above.

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per:

CAMAR RESOURCES CANADA INC.

Per:

IN WITNESS WHEREOF this Amendment has been executed by duly authorized representatives of the Parties with effect as of the date first written above.

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per:

CAMAR RESOURCES CANADA INC.

Per:

THIRD AMENDMENT to
ASSET PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT (the "Amendment") made as of January 10, 2005.

BETWEEN:

INDO-PACIFIC RESOURCES (JAVA) LTD., a body corporate incorporated under the laws of Barbados

(the "Vendor")

- and -

CAMAR RESOURCES CANADA INC., a body corporate incorporated under the laws of the Province of Alberta, Canada

(the "Purchaser")

WHEREAS, the Vendor and Purchaser (collectively, the "Parties") entered into that certain Asset Purchase and Sale Agreement dated as of November 26, 2004, as amended by that certain First Amendment to Asset Purchase and Sale Agreement dated December 17, 2004 and as further amended by that certain Second Amendment to Asset Purchase and Sale Agreement dated January 3, 2005 (collectively, the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

WITNESSES that for good consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. **Amendment**. The Agreement is hereby amended as follows:

   (a) Section 2.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

   "(c) If each Party has not on or before 4.00 p.m., Calgary time on January 14, 2005, (or such later time and date as the Parties may in writing agree, provided such agreement is reached on or before 4.00 p.m., Calgary time on January 14, 2005), received a Notice from the other pursuant to Section 2.01(b) then this Agreement and the General Conveyance shall terminate forthwith."

2. **Disclaimer**. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any

PRCLIB-332780.4 1/14/05 12:16 PM

300134.v1

(10)

document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties hereto shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement, at law, in equity or otherwise or related issues.

3. **Authorization and Enforceability**. Each Party hereby represents and warrants that it is authorized to enter into this Amendment and that this Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with its terms.

4. **Governing Law**. This Amendment shall be governed by and construed in accordance with the Laws of the Province of Alberta, Canada, excluding any conflict of laws principles or rules embodied therein. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta, Canada and all courts of appeal therein or therefrom, and hereby waives any claim or defense of inconvenient forum or the benefit of any other principles of conflicts of laws.

5. **Enurement**. This Amendment shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.

6. **Amendments and Waivers**. No supplements, amendments or other modifications to this Amendment, or any waiver of the application of a provision hereof, shall be binding upon a Party, unless that Party has consented thereto in writing. No waiver by a Party of any provision of this Amendment shall be deemed to or will constitute a waiver of any other provision hereof (whether or not of a like or similar nature) nor will a waiver constitute a continuing waiver, unless expressly provided for in a written waiver executed by that Party.

7. **Section Headings**. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. **Execution**.

(a) Delivery of this Amendment may be effected by a Party by facsimile transmission of the execution page hereof, executed by that Party, to the other. A Party so delivering this Amendment shall thereafter forthwith deliver to the other an original execution page hereof with its original signature located thereon, provided however, that any failure by a Party to so deliver such original execution page shall not affect the validity or enforceability hereof against that Party.

(b) This Amendment may be executed in counterpart and all counterparts shall together constitute one and the same Amendment.

[Signature page follows]

IN WITNESS WHEREOF this Amendment has been executed by duly authorized representatives of the Parties with effect as of the date first written above.

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per:

CAMAR RESOURCES CANADA INC.

Per:

IN WITNESS WHEREOF this Amendment has been executed by duly authorized representatives of the Parties with effect as of the date first written above.

INDO-PACIFIC RESOURCES (JAVA) LTD.

Per:

CAMAR RESOURCES CANADA INC.

Per: